Execution Version

AMENDMENT NO. 3 TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT
This Amendment No. 3 (this “Amendment”), dated as of July 23, 2021 is entered into by and among United States Steel Corporation (the “Borrower”), U.S. Steel Seamless Tubular Operations, LLC (“USSSTO”), United States Steel International, Inc. (“USSI”), U.S. Steel Oilwell Services, LLC (“USSOS”), U. S. Steel Tubular Products, Inc. (“USSTP”), USS-UPI, LLC (formerly known as USS-POSCO Industries) (“UPI” and, together with USSTO, USSI, USSOS and USSTP, the “Subsidiary Guarantors”; the Subsidiary Guarantors together with the Borrower, the “Credit Parties”), JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”) and Collateral Agent (the “Collateral Agent”), each LC Issuing Bank and the Lenders party hereto with respect to (i) the Fifth Amended and Restated Credit Agreement, dated as of October 25, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) among the Borrower, the Lenders from time to time party thereto (the “Lenders”), the LC Issuing Banks from time to time party thereto, the Administrative Agent, the Collateral Agent, and the other parties from time to time party thereto, (ii) the Second Amended and Restated Borrower Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Borrower Security Agreement”), dated as of October 25, 2019 between the Borrower and the Collateral Agent and (iii) the Second Amended and Restated Subsidiary Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof , the “Subsidiary Security Agreement” and, together with the Borrower Security Agreement, the “Security Agreements”), dated as of October 25, 2019, between the Subsidiary Guarantors and the Collateral Agent.

WHEREAS, pursuant to Section 9.02(b) of the Credit Agreement, the Borrower has requested that each Lender Party affected by the amendments to the provisions of the Credit Agreement and the Security Agreements set forth herein (the “Specified Lender Parties”) consent to such amendments; and
WHEREAS, each Specified Lender Party has agreed upon the terms and subject to the conditions set forth herein, to amend such provisions of the Credit Agreement and the Security Agreements as set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (which constitute the Specified Lender Parties), intending to be legally bound hereby, agree as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as therein defined.
SECTION 2. Amendments. Effective as of the Amendment No. 3 Effective Date, the Credit Agreement is hereby amended as follows:
(a)References Generally. References in the Credit Agreement and each Security Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement or such Security Agreement as amended hereby, as applicable.
(b)The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

(c)The table of Commitments set forth in the Commitment Schedule of the Credit Agreement is hereby amended and restated in its entirety in the form attached as Schedule I hereto.
(d)The Credit Agreement is hereby amended to add a new Schedule 1.01(c) in the form attached as Exhibit B hereto.
(e)Each of the Borrower Security Agreement and the Subsidiary Security Agreement are hereby amended as follows:
(i)Section 1 of each Security Agreement is hereby amended by changing the dollar amount in the definition of “Earn Out Condition” from $200,000,000 to $175,000,000.
(ii)Section 1 of each Security Agreement is hereby amended by changing the dollar amount in the definition of “Sweep Period” from $200,000,000 to $175,000,000.
SECTION 3.Effectiveness. This Amendment shall become effective on the first date (the “Amendment No. 3 Effective Date”) on which the Administrative Agent (or its counsel) shall have received executed signature pages to this Amendment from the Administrative Agent, each other Specified Lender Party, the Borrower and the Subsidiary Guarantors.
SECTION 4.Effect of Amendment. Except as expressly set forth herein, this Amendment shall not (a) by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document or (b) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Credit Party to consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and the other Loan Documents. From and after the Amendment No. 3 Effective Date, all references to the Credit Agreement in any other Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment.
SECTION 5.Representations and Warranties. The Borrower hereby represents and warrants as of the date hereof that the following statements are true and correct:
(a)    the representations and warranties of the Borrower contained in Section 3 of the Credit Agreement are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date in which case they shall be true and correct as of such earlier date; and
(b)    no Default or Event of Default has occurred and is continuing.
SECTION 6.Miscellaneous Provisions. The provisions of Sections 9.01, 9.02, 9.03, 9.07, 9.08, 9.10 and 9.11 of the Credit Agreement shall apply to like effect, mutatis mutandis, to this Amendment. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when taken together shall constitute a single instrument. Any signature to this Amendment may be delivered by facsimile, electronic mail (including “.pdf”) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Amendment. Each of the parties hereto represents and warrants to the other parties that, to the extent it executes this Amendment through electronic means, it has the corporate capacity and authority to so execute this Amendment through electronic means and there are no restrictions on doing so in such party’s constitutive documents.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

UNITED STATES STEEL CORPORATION,
as the Borrower
By:    /s/ Arne Jahn     Name: Arne Jahn
Title: Vice President – Treasurer and Chief Risk Officer

U.S. STEEL SEAMLESS TUBULAR OPERATIONS, LLC, as a Credit Party

By:    /s/ Arne Jahn     Name: Arne Jahn
Title: Treasurer

UNITED STATES STEEL
INTERNATIONAL, INC., as a Credit Party

By:    /s/ Arne Jahn     Name: Arne Jahn
Title: Treasurer

U. S. STEEL OILWELL SERVICES, LLC, as a Credit Party

By:    /s/ Arne Jahn     Name: Arne Jahn
Title: Treasurer

U.S. STEEL TUBULAR PRODUCTS, INC., as a Credit Party

By:    /s/ Arne Jahn     Name: Arne Jahn
Title: Treasurer

USS-UPI, LLC, as a Credit Party

By:    /s/ Cory Anderson     Name: Cory Anderson
Title: Secretary & General Counsel

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent
By: /s/ James Shender
Name: James Shender
Title: Executive Director

JPMORGAN CHASE BANK, N.A., as a Lender and LC Issuing Bank
By: __/s/ James Shender_________________
Name: James Shender
Title: Executive Director

Bank of America, N.A., as a Lender
By:	/s/ Matthew Bourgeois
Name: Matthew Bourgeois
Title: Senior Vice President

Bank of America, N.A., as a LC Issuing Bank
By:	/s/ Matthew Bourgeois
Name: Matthew Bourgeois
Title: Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Roberto M. Ruiz
Name: Roberto M. Ruiz
Title: Authorized Signatory
By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an LC Issuing Bank
By:	/s/ Roberto M. Ruiz
Name: Roberto M. Ruiz
Title: Authorized Signatory
By:
Name:
Title:

BARCLAYS BANK PLC, as a Lender
By:	/s/ Craig Malloy
Name: Craig Malloy
Title: Director

By:
Name:
Title:

BARCLAYS BANK PLC, as an LC Issuing Bank
By:	/s/ Craig Malloy
Name: Craig Malloy
Title: Director

By:
Name:
Title:

BMO Harris Bank, N.A., as a Lender and as an LC Issuing Bank
By:	/s/ Quinn Heiden
Name: Quinn Heiden
Title: Managing Director

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Joseph McElhinny
Name: Joseph McElhinny
Title: Vice President

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as an LC Issuing Bank
By:	/s/ Joseph McElhinny
Name: Joseph McElhinny
Title: Vice President

By:
Name:
Title:

TRUIST BANK, as a Lender
By:	/s/ JC Fanning
Name: JC Fanning
Title: Director

TRUIST BANK, as an LC Issuing Bank
By:	/s/ JC Fanning
Name: JC Fanning
Title: Director

FIFTH THIRD BANK, NATIONAL ASSOCIATION as a Lender
By:	/s/ Jason Rockwell
Name: Jason Rockwell
Title: Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender
By:	/s/ Judith Smith
Name: Judith Smith
Title: Authorized Signatory

By:	/s/ Jessica Gavarkovs
Name: Jessica Gavarkovs
Title: Authorized Signatory

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as an LC Issuing Bank
By:	/s/ Judith Smith
Name: Judith Smith
Title: Authorized Signatory

By:	/s/ Jessica Gavarkovs
Name: Jessica Gavarkovs
Title: Authorized Signatory

CITIBANK N.A., as a Lender
By:	/s/ Brendan Mackay
Name: Brendan Mackay
Title: Vice President & Director

CITIBANK N.A., as an LC Issuing Bank
By:	/s/ Brendan Mackay
Name: Brendan Mackay
Title: Vice President & Director

GOLDMAN SACHS BANK USA, as a Lender
By:	/s/ Dan Martis
Name: Dan Martis
Title: Authorized Signatory

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender
By:	/s/ Rikin Pandya
Name: Rikin Pandya
Title: Vice President

By:
Name:
Title:

MORGAN STANLEY BANK, N.A., as a Lender
By:	/s/ Rikin Pandya
Name: Rikin Pandya
Title: Vice President

By:
Name:
Title:

MORGAN STANLEY BANK, N.A., as an LC Issuing Bank
By:	/s/ Rikin Pandya
Name: Rikin Pandya
Title: Vice President

By:
Name:
Title:

CITIZENS BANK, N.A., as a Lender
By:	/s/ Terrance Broderick
Name: Terrance Broderick
Title: Senior Vice President

CITIZENS BANK, N.A., as an LC Issuing Bank
By:	/s/ Terrance Broderick
Name: Terrance Broderick
Title: Senior Vice President

ING CAPITAL LLC, as a Lender
By:	/s/ Jeffrey Chu
Name: Jeffrey Chu
Title: Director

By:	/s/ Michael Chen
Name: Michael Chen
Title: Director

ING CAPITAL LLC, as an LC Issuing Bank
By:	/s/ Jeffrey Chu
Name: Jeffrey Chu
Title: Director

By:	/s/ Michael Chen
Name: Michael Chen
Title: Director

U.S. Bank National Association, as a Lender
By:	/s/ Andrew Stredde
Name: Andrew Stredde
Title: Vice President

THE HUNTINGTON NATIONAL BANK, a national banking association, as a Lender
By:	/s/ Roger F. Reeder
Name: Roger F. Reeder
Title: Vice President

Schedule I

Tranche A Commitment

Lender	Commitment
JPMorgan Chase Bank, N.A.	$192,329,729.74
Bank of America, N.A.	$142,724,324.32
Wells Fargo Bank, National Association	$142,724,324.32
Barclays Bank PLC	$142,724,324.32
BMO Harris Bank, N.A.	$87,570,945.95
PNC Bank, National Association	$96,251,891.89
SunTrust Bank	$96,273,648.65
Fifth Third Bank	$96,273,648.65
Credit Suisse AG, Cayman Islands Branch	$84,416,216.22
Citibank, N.A.	$97,785,743.24
Goldman Sachs Bank USA	$97,785,743.24
Morgan Stanley Bank, N.A.	$52,216,216.22
Morgan Stanley Senior Funding, Inc.	$25,672,972.97
Citizens Bank, N.A.	$77,889,189.19
ING Capital LLC	$77,889,189.19
U.S. Bank National Association	$52,477,297.30
The Huntington National Bank	$46,994,594.59
Total	$1,610,000,000.00

Tranche B Commitment

Lender	Commitment
JPMorgan Chase Bank, N.A.	$14,000,000.00
Bank of America, N.A.	$11,200,000.00
Wells Fargo Bank, National Association	$11,200,000.00
Barclays Bank PLC	$11,200,000.00
BMO Harris Bank, N.A.	$18,083,333.35
PNC Bank, National Association	$8,773,333.33
SunTrust Bank	$8,750,000.00
Fifth Third Bank	$8,750,000.00
Citibank, N.A.	$7,128,333.33
Goldman Sachs Bank USA	$7,128,333.33
Morgan Stanley Senior Funding, Inc.	$7,000,000.00
Citizens Bank, N.A.	$7,000,000.00
ING Capital LLC	$7,000,000.00
U.S. Bank National Association	$3,453,333.33
The Huntington National Bank	$9,333,333.33
Total	140,000,000.00

Exhibit A

Amended Credit Agreement

[See attached.]

EXHIBIT A
Conformed to Amendment No. 1, dated as of September 30, 2020, Amendment No. 2, dated as of March 26, 2021 and Amendment No. 3, dated as of July 23, 2021

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

dated as of
October 25, 2019
among

UNITED STATES STEEL CORPORATION

THE LENDERS PARTY HERETO

THE LC ISSUING BANKS PARTY HERETO and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Collateral Agent
_____________________________________________________

JPMORGAN CHASE BANK, N.A.,
BANK OF AMERICA, N.A.,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
and
BARCLAYS BANK PLC,
as Joint Lead Arrangers and Joint Bookrunners
BANK OF AMERICA, N.A.,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
and
BARCLAYS BANK PLC,
as Co-Syndication Agents
BMO HARRIS BANK N.A., CITIBANK, N.A., FIFTH THIRD BANK, GOLDMAN SACHS BANK USA, PNC BANK, NATIONAL ASSOCIATION, SUNTRUST BANK, CITIZENS BANK, N.A., CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, ING CAPITAL LLC and MORGAN STANLEY BANK, N.A.,
as Co-Documentation Agents
J.P. MORGAN SECURITIES LLC and ING CAPITAL LLC
as Joint Sustainability Structuring Agents

TABLE OF CONTENTS

Page
Section 1.01 . Defined Terms.    1
Section 1.02 . Types of Borrowing.    ~~52~~61
Section 1.03 . Terms Generally.    ~~53~~62
Section 1.04 . Accounting Terms; Changes in GAAP.    ~~53~~62
Section 1.05 . Interest Rates ~~53~~; LIBOR Notification.    62
Section 1.06 . Outstanding Obligations under Existing Credit Agreement; Reaffirmation; and Reallocation of Commitments.    64
Section 1.07 Divisions.    65
ARTICLE 2
The Credits
Section 2.01 . Commitments to Lend.    ~~55~~65
Section 2.02 . Notice of Committed Borrowing.    ~~56~~66
Section 2.03 . [Reserved].    ~~57~~67
Section 2.04 . Notice to Lenders; Funding of Loans.    ~~57~~67
Section 2.05 . Maturity of Loans.    ~~58~~68
Section 2.06 . Interest Rates.    ~~58~~68
Section 2.07 . Method of Electing Interest Rates.    ~~60~~69
Section 2.08 . Fees.    ~~62~~71
Section 2.09 . Optional Termination or Reduction of Commitments.    ~~62~~72
Section 2.10 . Scheduled Termination of Commitments.    ~~63~~72
Section 2.11 . Optional and Mandatory Prepayments.    ~~63~~73
Section 2.12 . [Reserved].    ~~64~~73
Section 2.13 . Computation of Interest and Fees.    ~~64~~73
Section 2.14 . [Reserved].    ~~64~~73
Section 2.15 . Increased Commitments; Additional Lenders.    ~~64~~74
Section 2.16 . Letters of Credit.    ~~66~~76
Section 2.17 . Evidence of Debt.    ~~72~~81
Section 2.18 . Change in Control.    ~~72~~82
Section 2.19 . Alternate Rate of Interest    ~~73~~82
Section 2.20 . Increased Costs.    ~~75~~85
Section 2.21 . Break Funding Payments.     ~~76~~87
Section 2.22 . Taxes ~~77~~..    88
Section 2.23 . Payments Generally; Pro Rata Treatment; Sharing of Set-Offs.    ~~82~~93
Section 2.24 . Lender’s Obligation to Mitigate; Replacement of Lenders.    ~~84~~95
Section 2.25 . Defaulting Lenders.    ~~86~~96
i

#94736288v11

ARTICLE 3
Representations and Warranties
Section 3.01 . Organization; Powers.    ~~89~~100
Section 3.02 . Authorization; Enforceability.    ~~89~~100
Section 3.03 . Governmental Approvals; No Conflicts.    ~~90~~100
Section 3.04 . Financial Statements; No Material Adverse Change.    ~~90~~100
Section 3.05 . Litigation and Environmental Matters.    ~~90~~101
Section 3.06 . Taxes.    ~~91~~101
Section 3.07 . Investment Company Status; Margin Regulations.    ~~91~~101
Section 3.08 . ERISA.    ~~91~~102
Section 3.09 . Disclosure.    ~~91~~102
Section 3.10 . Security Documents; Subsidiary Guarantees.    ~~92~~102
Section 3.11 . Processing of Receivables.    ~~92~~102
Section 3.12 . Solvency ~~92~~..    103
Section 3.13 . Collateral and Guarantee Requirement ~~92~~..    103
Section 3.14 . Anti-Corruption Laws and Sanctions.    ~~92~~103
Section 3.15 . Permitted Supply Chain Financings.    ~~93~~103
Section 3.16 . [Reserved].    ~~93~~103
Section 3.17 . ~~EEA~~Affected Financial Institutions.    ~~93~~104
ARTICLE 4
Conditions
Section 4.01 . Effective Date.    ~~93~~104
Section 4.02 . Conditions to Initial Utilization and Each Subsequent Utilization.    ~~95~~106
Section 4.03 .    Conditions to Utilization for Specified Acquisition.    106
ARTICLE 5
Affirmative Covenants
Section 5.01 . Financial Statements and Other Information.    ~~97~~108
Section 5.02 . Information Regarding Collateral.    ~~100~~112
Section 5.03 . Existence; Conduct of Business ~~102~~..    113
Section 5.04 . Maintenance of Properties.    ~~102~~113
Section 5.05 . Insurance.    ~~102~~113
Section 5.06 . Casualty and Condemnation.    ~~104~~115
Section 5.07 . Proper Records; Rights to Inspect and Appraise.    ~~104~~115
Section 5.08 . Compliance with Laws.    ~~106~~117
Section 5.09 . Use of Proceeds and Letters of Credit.    ~~106~~117
Section 5.10 . Further Assurances.    ~~107~~118

ARTICLE 6
Negative Covenants
Section 6.01 . Liens.    ~~107~~118
Section 6.02 . Fundamental Changes.    ~~109~~120
Section 6.03 . Financial Covenant ~~110~~..    120
Section 6.04 . Sale of Receivables.    ~~110~~121
Section 6.05 . Specified Financings    ~~110~~121
ARTICLE 7
Events of Default
ARTICLE 8
The Agents
Section 8.01 . Appointment and Authorization.    ~~114~~125
Section 8.02 . Administrative Agent and Affiliates.    ~~114~~125
Section 8.03 . Action by Administrative Agent.    ~~114~~125
Section 8.04 . Consultation with Experts.    ~~116~~127
Section 8.05 . Liability of Agents.    ~~116~~127
Section 8.06 . Credit Decision    ~~117~~128
Section 8.07 . Successor Administrative Agent.    ~~117~~128
Section 8.08 . Agents’ Fees.    ~~118~~128
Section 8.09 . Sub-Agents and Related Parties.     ~~118~~128
Section 8.10 . Other Agents.    ~~118~~129
Section 8.11 . Collateral and Guarantee Matters.    ~~118~~129
Section 8.12 . Secured Parties.    ~~118~~129
Section 8.13 . Certain ERISA Matters.    ~~119~~129
Section 8.14 .     Acknowledgements of Lenders and LC Issuing Banks.    132
Section 8.15 .     Sustainability Matters.    133
ARTICLE 9
Miscellaneous
Section 9.01 . Notices.    ~~121~~134
Section 9.02 . Waivers; Amendments.    ~~123~~135
Section 9.03 . Expenses; Indemnity; Damage Waiver.    ~~125~~137
Section 9.04 . Successors and Assigns.    ~~127~~140
Section 9.05 . Designated Lenders.    ~~131~~144
Section 9.06 . Survival ~~133~~..    145
Section 9.07 . Counterparts; Integration ~~133~~; Electronic Execution.    145
Section 9.08 . Severability.    ~~133~~147
Section 9.09 . Right of Set-off.    ~~134~~147

Section 9.10 . Governing Law; Jurisdiction; Consent to Service of Process.    ~~134~~147
Section 9.11 . WAIVER OF JURY TRIAL    ~~135~~148
Section 9.12 . Headings.    ~~135~~149
Section 9.13 . Confidentiality.    ~~135~~149
Section 9.14 . USA PATRIOT Act Notice.    ~~136~~149
Section 9.15 . No Fiduciary Duty.    ~~136~~150
Section 9.16 . Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions.    ~~136~~150
Section 9.17 Acknowledgement Regarding Any Supported QFCs.    151

SCHEDULES:
COMMITMENT SCHEDULE
LC COMMITMENT SCHEDULE
PRICING SCHEDULE
Schedule 1.01(a)    Subsidiary Guarantors
Schedule 1.01(b)        Qualified Parents
Schedule 1.01(c)        ESG KPI Requirements
Schedule 2.16        Existing Letters of Credit
Schedule 5.01        Additional Monthly Financial Information
Schedule 6.01        Existing Liens

EXHIBITS:
Exhibit A-1    -    Form of Assignment
Exhibit A-2    - Form of Letter of Credit Assignment
Exhibit B    -    [Reserved]
Exhibit C-1    -    Form of Borrower Security Agreement
Exhibit C-2    -    Form of Subsidiary Security Agreement
Exhibit D    -    Form of Borrowing Base Certificate
Exhibit E    -    Form of Subsidiary Guarantee Agreement
Exhibit F-1    -    Form of Collateral Access Agreement (Processor/Warehouse)
Exhibit F-2    -    Form of Collateral Access Agreement (Landlord)
Exhibit G    -    Certain Definitions from Regulation S-X (as in effect on the date of this Agreement)
Exhibit H    -    Form of Designation Agreement
Exhibit I-1    - Form of U.S. Tax Compliance Certificate (Foreign                     Lenders/Non-Partnerships)
Exhibit I-2    - Form of U.S. Tax Compliance Certificate (Foreign                     Participants/Non-Partnerships)
Exhibit I-3 - Form of U.S. Tax Compliance Certificate (Foreign                     Participants/Partnerships)
Exhibit I-4 - Form of U.S. Tax Compliance Certificate (Foreign                     Lenders/Partnerships)

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 25, 2019 among UNITED STATES STEEL CORPORATION, the LENDERS party hereto, the LC ISSUING BANKS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent.
WHEREAS, the Borrower (as defined in Section 1.01), the lenders party thereto (the “Existing Lenders”), the letter of credit issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent, are parties to the Fourth Amended and Restated Credit Agreement dated as of February 26, 2018 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”); and
WHEREAS, the parties hereto desire to amend and restate the Existing Credit Agreement as provided in this Agreement (as defined in Section 1.01), subject to the terms and conditions set forth in Section 4.01 hereof;
NOW, THEREFORE, the Existing Credit Agreement is amended and restated in its entirety as follows:
Article 1.
Definitions
Section 1.01.. Defined Terms. As used in this Agreement, the following terms have the following meanings:
“2020 Notes” means the Borrower’s Senior Notes due April 1, 2020 or any refinancing thereof to a maturity date earlier than the 91st day after the Stated Termination Date.
“2021 Notes” means the Borrower’s Senior Secured Notes due July 1, 2021 or any refinancing thereof to a maturity date earlier than the 91st day after the Stated Termination Date.
“Account Debtor” means any Person obligated on a Receivable.
“Additional Lender” has the meaning set forth in Section 2.15(b).
“Additional Senior Secured Debt” means any Debt constituting obligations for borrowed money or obligations evidenced by bonds, debentures, notes or similar instruments, in each case to the extent (a) incurred after the Effective Date, (b) having a stated maturity date that is less than 91 days after the Stated Termination Date and (c) secured by Liens permitted to exist in reliance on Section 6.01(j).

“Adjusted LIBO Rate” ~~has the meaning set forth in Section 2.06(b).~~means, with respect to any Group of Term Benchmark Loans for any Interest Period, an interest rate per annum (rounded upward, if necessary, to the next 1/16 of 1%) equal to (a) the London Interbank Offered Rate for such Interest Period multiplied by (b) the Statutory Reserve Adjustment.
“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent under the Loan Documents, and its successors in such capacity.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by or under common Control with such specified Person.
“Agent” means any of the Administrative Agent, the Collateral Agent, the Co-Documentation Agents ~~and~~, the Co-Syndication Agents and the Sustainability Structuring Agents, and “Agents” means any two or more of the foregoing.
“Aggregate Borrowing Base” means, at any time, the sum of (i) the Tranche A Borrowing Base, plus (ii) the Tranche B Borrowing Base, less (iii) Availability Reserves, less (iv) the Dilution Reserve, less (v) the Valuation Reserves, less (vi) the aggregate outstanding amount (calculated as the Mark-to-Market Value) of First Secured Derivative Obligations up to a maximum amount of $200,000,000, less (vii) the face amount of all Bi-Lateral Letters of Credit (as defined in the Borrower Security Agreement or any other applicable Security Agreement); provided, however, that no reserve shall be duplicative of any factor to the extent that it is already reflected in the calculation of the Aggregate Borrowing Base, the Tranche A Borrowing Base and/or the Tranche B Borrowing Base.
“Aggregate Facility Availability” means, at any time, an amount equal to (i) the lesser of (x) the aggregate amount of the Lenders’ Commitments at such time and (y) the Aggregate Borrowing Base, at such time, less (ii) the Total Outstanding Amount at such time.
“Agreement” means this Fifth Amended and Restated Credit Agreement dated as of October 25, 2019, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Amendment No. 1” means that certain Amendment No. 1 to Fifth Amended and Restated Credit Agreement, Second Amended and Restated Security Agreement and Second Amended and Restated Subsidiary Security Agreement, dated as of September 30, 2020 by and among the Borrower, the Subsidiary Guarantors, the Administrative Agent, the Collateral Agent and the Lenders party thereto.
“Amendment No. 1 Effective Date” has the meaning set forth in Amendment No. 1.
“Ancillary Document” has the meaning assigned to it in Section 9.07(b).
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Account Debtor” has the meaning set forth in Section 5.02(c).
“Applicable Lending Office” means, with respect to any Lender, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its ~~Eurodollar~~Term Benchmark Loans, its ~~Eurodollar~~Term Benchmark Lending Office.
“Applicable Rate” means for any day:
(a)    with respect to any Loan that is a Base Rate Tranche A Loan, the applicable rate per annum set forth in the Pricing Schedule in the column below the caption “Base Rate Tranche A Loan Margin” and in the row corresponding to the “Pricing Level” that applies for such day;
(b)    with respect to any Loan that is a Base Rate Tranche B Loan, the applicable rate per annum set forth in the Pricing Schedule in the row opposite the caption “Base Rate Tranche B Loan Margin” and in the row corresponding to the “Pricing Level” that applies for such day;
(c)    with respect to any Loan that is a ~~Eurodollar~~Term Benchmark Tranche A Loan, the applicable rate per annum set forth in the Pricing Schedule in the column below the caption “~~Eurodollar~~Term Benchmark Tranche A Loan Margin” and in the row corresponding to the “Pricing Level” that applies for such day; and
(d)    with respect to any Loan that is a ~~Eurodollar~~Term Benchmark Tranche B Loan, the applicable rate per annum set forth in the

Pricing Schedule in the column below the caption “~~Eurodollar~~Term Benchmark Tranche B Loan Margin” and in the row corresponding to the “Pricing Level” that applies for such day;
In each case, the “Applicable Rate” will be based on the Average Availability calculated as of the relevant determination date; provided that the rates corresponding to Level II of the Pricing Schedule shall be the Applicable Rates during the period commencing on the Effective Date and ending on the last day of the first full fiscal quarter after the Effective Date; provided further that, at the option of the Administrative Agent (or at the request of the Required Lenders), if the Borrower fails to deliver consolidated financial statements to the Administrative Agent as and when required by Section 5.01(a)(i) or 5.01(a)(ii), such Applicable Rates will be those set forth in the Pricing Schedule and corresponding to Level II during the period from the expiration of the time specified for such delivery until such financial statements are so delivered.
Notwithstanding the foregoing, effective as of August 1 of each fiscal year (commencing August 1, 2022), each rate per annum specified in the Pricing Schedule shall be (x) decreased by 0.025% per annum per each ESG KPI Requirement that is satisfied with respect to the immediately preceding fiscal year and/or (y) increased by 0.025% per annum per each ESG KPI Requirement that is not satisfied with respect to the immediately preceding fiscal year (the “ESG KPI Pricing Adjustment”), in each case, as confirmed in the applicable written confirmation delivered pursuant to Section 5.01(d) for such fiscal year. For the avoidance of doubt, any adjustment to the rates per annum specified in the Pricing Schedule by reason of meeting one or several ESG KPI Requirements in any fiscal year shall not be cumulative year-over-year, and each applicable ESG KPI Pricing Adjustment shall only apply until the date on which the next ESG KPI Pricing Adjustment is scheduled to occur.
“Approved Electronic Platform” has the meaning assigned to it in Section 8.03(b).
“Arranger” means each of JPMorgan Chase Bank, N.A., Bank of America, N.A., Wells Fargo Bank, National Association, and Barclays Bank PLC in its capacity as a joint lead arranger of the credit facility provided under this Agreement.
“Assignment” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A-1 or any other form approved by the Administrative Agent.

“Availability Reserves” means, as of any date of determination, such reserves in amounts as the Collateral Agent may from time to time establish (upon five Business Days’ notice to the Borrower in the case of new reserve categories established after the Effective Date and formula changes) and revise (upward or downward) in good faith in accordance with its customary credit policies: (i) to reflect events, conditions, contingencies or risks which, as reasonably determined by the Collateral Agent, do or are reasonably likely to materially adversely affect either (a) the Collateral or its value or (b) the security interests and other rights of the Collateral Agent or any Lender in the Collateral (including the enforceability, perfection and priority thereof), (ii) to reflect the Collateral Agent’s reasonable belief that any collateral report or financial information furnished by or on behalf of the Borrower is or may have been incomplete, inaccurate or misleading in any material respect or (iii) in respect of any state of facts which the Collateral Agent reasonably determines in good faith constitutes a Default or an Event of Default; provided that, at any date of determination (unless and until otherwise determined by the Collateral Agent), “Availability Reserves” shall include (a) a reserve in an amount equal to the most current liability (calculated no less than on a quarterly basis) to Outside Processor, Third-Party Warehouseman and Borrower Joint Venture locations holding Eligible Inventory, (b) a reserve for obligations secured by Liens on Collateral for which UCC financing statements (or, in jurisdictions outside the United States, evidence of perfection of Liens) are filed, (c) a reserve for permitted Liens and (d) a reserve for claims secured by purchase money liens. For the avoidance of doubt, “Availability Reserves” shall not include a reserve for any Secured Vendor Financing Obligations (as defined in the Security Agreement).
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 2.19.
“Average Availability” has the meaning set forth in the Pricing Schedule.
“Average Facility Availability” means, on any day, an amount equal to the quotient of (a) the sum of the end of the day Aggregate Facility Availability for each day during the period of 30 consecutive days ending on (and including) such date, divided by (b) 30 (i.e., the number of days in such period).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.
“Bail-In Legislation” means~~,~~ (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Base Rate” means, for any day, a rate per annum equal to the highest of (i) the Prime Rate for such day, (ii) the sum of ½ of 1% plus the Federal Funds Rate for such day and (iii) the sum of 1% plus the Adjusted LIBO Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day). If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.19 hereof (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.19(b)), then the Base Rate shall be the greater of clauses (i) and (ii) above and shall be determined without reference to clause (iii) above. For the avoidance of doubt, if the Base Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Base Rate Loan” means a Loan that is a Base Rate Tranche A Loan or a Base Rate Tranche B Loan.
“Base Rate Tranche A Loan” means a Tranche A Loan that bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Section 2.19.
“Base Rate Tranche B Loan” means a Tranche B Loan that bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Section 2.19.
“Benchmark” means, initially, with respect to any Term Benchmark Loan, the London Interbank Offered Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the London Interbank Offered Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 2.19.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of an Other Benchmark Rate Election, “Benchmark Replacement” shall mean the alternative set forth in clause (3) below:
(1)    the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;
(2)    the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;
(3)    the sum of (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated at such time in the United States and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, in the case of clause (3), when such clause is used to determine the Benchmark Replacement in connection with the occurrence of an Other Benchmark Rate Election, the alternate benchmark rate selected by the Administrative Agent and the Borrower shall be the term benchmark rate that is used in lieu of a London Interbank Offered Rate-based rate in the relevant other Dollar-denominated syndicated credit facilities; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).
If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:
(1)    for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement”, the first alternative set forth in the order below that can be determined by the Administrative Agent:
(a)    the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;
(b)    the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2)    for purposes of clause (3) of the definition of “Benchmark Replacement”, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in Dollars at such time;
provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate” the definition of “Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date;
(3)    in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.19(c); or
(4)    in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from Lenders comprising the Required Lenders.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.19 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.19.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code to which Section 4975 of the Internal Revenue Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Big River Acquisition Agreement” means that certain Recapitalization and Equity Purchase Agreement, dated as of September 30, 2019, by and among the Borrower, U.S. Steel Holdco LLC, BRS Stock Holdco LLC, Big River Steel Holdings LLC and the equityholders of Big River Steel Corp. and Big River Steel Holdings LLC, as amended or otherwise modified from time to time.
“Blocked Account” means any and all “Blocked Accounts”, as defined in any Security Agreement.
“Borrower” means United States Steel Corporation, a Delaware corporation, and its successors.
“Borrower Joint Venture” means any joint venture in which the Borrower holds, or acquires after the Effective Date, a direct or indirect equity interest.
“Borrower Security Agreement” means the Second Amended and Restated Security Agreement dated as of the Effective Date, between the Borrower and the Collateral Agent, substantially in the form of Exhibit C-1 hereto.
“Borrower’s Latest Form 10-Q” means the Borrower’s quarterly report on Form 10-Q for the quarter ended June 30, 2019, as filed with the SEC pursuant to the Exchange Act.
“Borrower’s Latest Form 10-K” means the Borrower’s annual report on Form 10-K for the year ended December 31, 2018, as filed with the SEC pursuant to the Exchange Act.
“Borrowing” has the meaning set forth in Section 1.02.

“Borrowing Base Certificate” means a certificate, duly executed and certified as accurate and complete by a Financial Officer of the Borrower, appropriately completed and substantially in the form of Exhibit D together with all attachments and supporting documentation (i) as contemplated thereby, (ii) as outlined on Schedule 1 to Exhibit D and (iii) as reasonably requested by the Collateral Agent.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a ~~Eurodollar~~Term Benchmark Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
“Capital Expenditures” means, for any period, the additions to property, plant and equipment and other capital expenditures of the Borrower and its Subsidiaries for the purpose of maintaining or replacing an existing capital asset that are (or would be) set forth as capital expenditures in a consolidated statement of cash flows of the Borrower and its Subsidiaries for such period prepared in accordance with GAAP.
“Capital Lease Obligations” of any Person means obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required under GAAP to be classified and accounted for as capital leases on a balance sheet of such Person; provided that all leases of any Person that are or would have been characterized as operating leases in accordance with GAAP as in effect immediately prior to the Effective Date shall continue to be accounted for as operating leases (and not as capital leases) for purposes of this Agreement regardless of any change in GAAP following the date that would otherwise require such leases to be recharacterized as capital leases. The amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.
“Cash Collateral Account” has the meaning specified in the applicable Security Agreement.
“Change in Control” means the occurrence of any of the following:
(a)    any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for the purposes of this clause (a) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in the Borrower;
(b)    individuals who constituted the board of directors of the Borrower at any given time (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of the Borrower as approved by a vote of a majority of the directors of the Borrower then still in office who were either directors at such time or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office;
(c)    the adoption of a plan relating to the liquidation or dissolution of the Borrower; or
(d)    the merger or consolidation of the Borrower with or into another Person or the merger of another Person with or into the Borrower, or the sale of all or substantially all the assets of the Borrower (determined on a consolidated basis) to another Person, other than a merger or consolidation transaction in which holders of Equity Interests representing 100% of the ordinary voting power represented by the Equity Interests in the Borrower immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the ordinary voting power represented by the Equity Interests in the surviving Person in such merger or consolidation transaction issued and outstanding immediately after such transaction and in substantially the same proportion as before the transaction.
“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after such date or (c) compliance by any Lender or any LC Issuing Bank (or, for purposes of Section 2.20, by any lending office of such Lender or by such Lender’s or such LC Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after such date; provided however, that notwithstanding anything therein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, requirements or directives thereunder or enacted, adopted or issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International

Settlements, the Basel Committee on Banking Regulations and Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued, promulgated or implemented.
“Co-Documentation Agent” means each of BMO Harris Bank N.A., Citibank, N.A., Fifth Third Bank, Goldman Sachs Bank USA, PNC Bank, National Association, SunTrust Bank, Citizens Bank, N.A., Credit Suisse AG, Cayman Islands Branch, ING Capital LLC and Morgan Stanley Bank, N.A., in its capacity as co-documentation agent in respect of this Agreement.
“Co-Syndication Agent” means each of Bank of America, N.A., Wells Fargo Bank, National Association, and Barclays Bank PLC, in its capacity as syndication agent in respect of this Agreement.
“Collateral” means any and all “Collateral”, as defined in any Security Document.
“Collateral Access Agreement” means an agreement substantially in the form of Exhibit F-1 or Exhibit F-2.
“Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent for the Secured Parties under the Loan Documents, and its successors in such capacity.
“Collateral and Guarantee Requirement” means the requirement that:
(a)    the Administrative Agent (i) shall have received a counterpart of the applicable Security Agreement duly executed and delivered by JPMorgan Chase Bank, N.A., as Collateral Agent, and (ii) shall have received from each Credit Party a counterpart of the applicable Security Agreement duly executed and delivered on behalf of such Credit Party;
(b)    with respect to each Subsidiary Guarantor, (i) the Administrative Agent shall have received a Subsidiary Guarantee Agreement duly executed and delivered on behalf of such Subsidiary Guarantor, and (ii) the conditions set forth in clauses (b) and (c) of Section 4.01 shall have been satisfied with respect to such Subsidiary Guarantor;
(c)    all documents and instruments, including UCC financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect or record such Liens to the extent, and with the priority, required by the Security Documents, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;
(d)    each Credit Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting of the Liens granted by it thereunder; and
(e)    each Credit Party shall have taken all other action required under the Security Documents to perfect, register and/or record the Liens granted by it thereunder.
“Commitment” means, with respect to any Lender, the aggregate of such Lender’s Tranche A Commitment (if any) and its Tranche B Commitment (if any).
“Commitment Schedule” means the Commitment Schedule attached hereto.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Credit Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any LC Issuing Bank by means of electronic communications pursuant to Section 8.03, including through an Approved Electronic Platform.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Cash Interest Expense” means, for any period, the amount by which: (a) interest expense on Debt (including imputed interest expense in respect of Capital Lease Obligations) of the Borrower and its Subsidiaries during such period (other than any such amounts that are non-cash) exceeds (b) interest income of the Borrower and its Subsidiaries for such period (other than any such amounts that are non-cash), in each case, determined on a consolidated basis in accordance with GAAP.
“Consolidated EBITDA” means, for any period, net income (or net loss) (before discontinued operations) plus the sum of (a) Consolidated Interest Expense, (b) provision for income tax expense, (c) depreciation expense, (d)

amortization expense, (e) any losses or expenses from any unusual, extraordinary or otherwise non-recurring items, (f) aggregate foreign exchange losses, and (g) the aggregate amount of all non-cash compensation charges incurred during such period arising from the grant or issuance of stock options or other equity awards, and minus (x) the sum of the amounts for such period of any provision for income tax benefits and any income or gains from any unusual, extraordinary or otherwise non-recurring items, and (y) aggregate foreign exchange gains; in each case determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP and in the case of items (a) through (f) and items (x) through (y), to the extent such amounts were included in the calculation of net income. For the purpose of calculating Consolidated EBITDA for any period, if during such period the Borrower or any Subsidiary shall have made an acquisition or a disposition of an operating business, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such acquisition or disposition, as the case may be, occurred on the first day of such period.
“Consolidated Fixed Charges” means, for any period, the sum of (a) Consolidated Cash Interest Expense for such period, (b) the aggregate amount of scheduled principal payments required to be made during the succeeding period of 12 consecutive months in respect of Long-Term Debt of the Borrower and its Subsidiaries (except payments required to be made by the Borrower or any Subsidiary to the Borrower or any Subsidiary), (c) Restricted Payments made in cash during such period (other than any Restricted Payments made pursuant to any Share Repurchase Program that, as of the applicable date of determination, has terminated or otherwise matured) and (d) if during such period any outstanding Debt of the Excluded Subsidiary is Guaranteed by the Borrower or any Subsidiary, the amounts which would have been included in (a) and (b) for such period in respect of such Debt if the Excluded Subsidiary were a Subsidiary (but only to the extent that such Debt is Guaranteed by the Borrower or any Subsidiary).
“Consolidated Interest Expense” means, for any period, the amount by which:
(a)    the sum of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, and (ii) any interest accrued during such period, in respect of Debt of the Borrower or any Subsidiary, that is required under GAAP to be capitalized rather than included in consolidated interest expense for such period, exceeds

(b)    the interest income of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Tangible Assets” means, as of the time of determination, the aggregate amount of assets of the Borrower and its consolidated Subsidiaries after deducting (i) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets and (ii) all current liabilities, as reflected on the most recent consolidated balance sheet prepared by the Borrower in accordance with GAAP contained in an annual report on Form 10-K or a quarterly report on Form 10-Q timely filed or any amendment thereto (and not subsequently disclaimed as not being reliable by the Borrower) pursuant to the Exchange Act by the Borrower prior to the time as of which “Consolidated Net Tangible Assets” is being determined.
“Control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” means any of the following:
(a)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(b)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(c)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to it in Section 9.17.
“Credit Exposure” means, with respect to any Lender at any time, (a) with respect to all Commitments and/or Loans, (i) the amount of such Lender’s Commitments if in existence at such time or (ii) the sum of the aggregate outstanding principal amount of such Lender’s Loans and the amount of its LC Exposure at such time if such Lender’s Commitments are not then in existence,

(b) with respect to Tranche A Commitments and/or Tranche A Loans, (i) the amount of such Lender’s Tranche A Commitments if in existence at such time or (ii) the sum of the aggregate outstanding principal amount of such Lender’s Tranche A Loans and the amount of its LC Exposure at such time if such Lender’s Tranche A Commitments are not then in existence and (c) with respect to Tranche B Commitments and/or Tranche B Loans, (i) the amount of such Lender’s Tranche B Commitments if in existence at such time or (ii) the sum of the aggregate outstanding principal amount of such Lender’s Tranche B Loans at such time if such Lender’s Tranche B Commitments are not then in existence.
“Credit Parties” means the Borrower and the Subsidiary Guarantors.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Debt” of any Person means, without duplication:
(a)    all obligations of such Person for borrowed money or with respect to deposits or advances of any kind (other than unspent cash deposits held in escrow by or in favor of such Person, or in a segregated deposit account controlled by such Person, in each case in the ordinary course of business to secure the performance obligations of, or damages owing from, one or more third parties),
(b)    all obligations of such Person evidenced by bonds, debentures, notes, or similar instruments,
(c)    all obligations of such Person on which interest charges are customarily paid (other than obligations where interest is levied only on late or past due amounts),
(d)    all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person,
(e)    all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business),

(f)    all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Debt secured thereby has been assumed,
(g)    all Guarantees by such Person of Debt of others,
(h)    all Capital Lease Obligations of such Person,
(i)    all unpaid obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (other than cash collateralized letters of credit to secure the performance of workers’ compensation, unemployment insurance, other social security laws or regulations, bids, trade contracts, leases, environmental and other statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, obtained in the ordinary course of business),
(j)    all capital stock of such Person which is required to be redeemed or is redeemable at the option of the holder if certain events or conditions occur or exist or otherwise, and
(k)    all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.
The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except (a) to the extent that contractual provisions binding on the holder of such Debt provide that such Person is not liable therefor, and (b) in the case of general partnerships where the interest is held by a Subsidiary with no other significant assets.
Notwithstanding the foregoing, the term “Debt” will exclude obligations that are no longer outstanding under the applicable indenture or instruments therefor.
Notwithstanding the foregoing, in connection with the purchase by the Borrower or any Subsidiary of any business, the term “Debt” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing; provided that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid when due.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund all or any portion of its Loans, (ii) fund all or any portion of its participations in Letters of Credit or (iii) pay over to the Administrative Agent or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i), such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s reasonable determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with all or any portion of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s reasonable determination that a condition precedent (specifically identified and including the particular default, if any) to funding under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after written request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s receipt of such certification in form and substance reasonably satisfactory to it, or (d) other than via an Undisclosed Administration, has become the subject of a Bankruptcy Event or a Bail-In Action or has a Parent that has become the subject of a Bankruptcy Event or a Bail-In Action.
“Departing Lender” means any lender party to the Existing Credit Agreement but not listed in the Commitment Schedule.
“Derivative Obligations” has the meaning specified in Section 1 of the Borrower Security Agreement.
“Designated Lender” means, with respect to any Designating Lender, an Eligible Designee designated by it pursuant to Section 9.05(a) as a Designated Lender for purposes of this Agreement.

“Designating Lender” means, with respect to each Designated Lender, the Lender that designated such Designated Lender pursuant to Section 9.05(a).
“Dilution Factors” means, without duplication of any reduction to the balance of any Receivable, with respect to any period, the aggregate amount of all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs and other non-cash credits (including all volume discounts, trade discounts and rebates) that are recorded to reduce Receivables of the Borrower or any other Credit Party in a manner consistent with the Borrower’s or such other Credit Party’s then current and historical accounting practices.
“Dilution Ratio” means, at any time, the amount (expressed as a percentage), calculated in connection with the delivery of the Borrowing Base Certificate for the calendar month most recently ended, equal to (a) the aggregate amount of the applicable Dilution Factors in respect of Receivables of the Borrower and the other Credit Parties for the twelve calendar month period ended as of the last day of such calendar month divided by (b) total gross invoices of the Borrower and the other Credit Parties for such twelve-calendar-month period.
“Dilution Reserve” means, at any time, a reserve in an amount equal to the product of (a) the excess of (i) the applicable Dilution Ratio at such time over (ii) 5.00%, multiplied by (b) the aggregate amount of Eligible Receivables at such time.
“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests and/or cash in lieu of fractional shares), pursuant to a sinking fund obligation or otherwise (except as a result of a change in control or asset sale so long as any right of the holders thereof upon the occurrence of a change in control or asset sale event shall be subject to the occurrence of the Repayment Date), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and/or cash in lieu of fractional shares), in whole or in part (except as a result of a change in control or asset sale so long as any right of the holders thereof upon the occurrence of a change in control or asset sale event shall be subject to the occurrence of the Repayment Date), (c) requires the payment of any cash dividend or any other scheduled cash payment constituting a return of capital, in each case, prior to the date that is ninety-one (91) days after the Stated Termination Date or (d) is or becomes convertible into or exchangeable for Debt or any other Equity Interests that would constitute Disqualified Equity Interests, in each case of this clause (d), prior to the date that is ninety-one (91) days after the Stated Termination Date; provided that if such

Equity Interest is issued to any plan for the benefit of employees of the Borrower or any of its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Equity Interest solely because it may be required to be repurchased by the Borrower or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Dollars”, “dollars” or “$” refers to lawful money of the United States.
“Domestic Lending Office” means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office, branch or affiliate as such Lender may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.
“Domestic Subsidiary” means each Subsidiary that is not a Foreign Subsidiary.
“Downgraded Lender” means any Lender that (a) has a rating that is not an Investment Grade Rating from Moody’s, Fitch, S&P or an investment grade rating from another nationally recognized rating agency or (b) is a Subsidiary of a Person that is the subject of a bankruptcy, insolvency or similar proceeding. For the avoidance of doubt, a Lender that is not rated by Moody’s, Fitch, S&P or another nationally recognized rating agency shall not constitute a Downgraded Lender.
“Early Opt-in Election” means, if the then current Benchmark with respect to Dollars is the London Interbank Offered Rate, the occurrence of:
(1)    a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and
(2)    the joint election by the Administrative Agent and the Borrower to trigger a fallback from the London Interbank Offered Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders.

“Early Maturity Date” means, with respect to any series of Senior Notes, the date that is 45 days prior to the stated maturity date for such series of Senior Notes set forth in the applicable Senior Notes Documents.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which each of the conditions specified in Section 4.01 is satisfied (or waived in accordance with Section 9.02), which date is October 25, 2019.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Designee” means a special purpose corporation, partnership, trust, limited partnership, limited liability company or other business entity that (i) is organized under the laws of the United States, any state thereof or the District of Columbia, (ii) is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s.
“Eligible Finished Goods Inventory” means all Finished Goods Inventory that is Eligible Inventory.
“Eligible Inventory” means at any date of determination thereof, the aggregate value (as reflected on the plant level records of the Borrower or any other Credit Party and consistent with the Borrower’s or such other Credit Party’s current and historical accounting practices whereby manufactured items are valued at pre-determined costs and purchased items are valued at rolling average actual cost) at such date of all Qualified Inventory owned by any Credit Party, adjusted on any date of determination to exclude, without duplication, all Qualified Inventory that is Ineligible Inventory.
“Eligible Investment Grade Receivables” means, at any time, any Eligible Receivables in respect of which the Account Debtor has an Investment Grade Rating.
“Eligible Raw Materials Inventory” means all Raw Materials Inventory that is Eligible Inventory.
“Eligible Receivables” means at any date of determination thereof, the aggregate value (determined on a basis consistent with GAAP and the Borrower’s or any other Credit Party’s then current and historical accounting practices) of all Qualified Receivables of the Borrower or any other Credit Party, net of (x) any amounts in respect of sales, excise or similar taxes included in such Receivables and (y) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding available or claimed (calculated without duplication of deductions taken pursuant to the exclusion of Ineligible Receivables), adjusted on any date of determination to exclude, without duplication, all Qualified Receivables that are Ineligible Receivables.
“Eligible Semi-Finished Goods Inventory” means all Semi-Finished Goods Inventory that is Eligible Inventory.
“Environmental Laws” means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, the preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or the effects of the environment on health and safety.
“Equity Interests” means (i) shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person or (ii) any warrants, options or other rights to acquire such shares or interests.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower or any Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Internal Revenue Code, is treated as a single employer under Section 414 of the Internal Revenue Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (except an event for which the 30-day notice period is waived); (b) the failure to satisfy the applicable minimum funding standard under Section 412 of the Internal Revenue Code or Section 302 of ERISA with respect to any Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), within the meaning of Title IV of ERISA.
1.“ESG KPI Annual Report” means an annual report prepared by the Borrower that sets forth the calculations with respect to the ESG KPI Requirements during the period covered by the report, which shall include (1) findings as to whether the Borrower met each of the ESG KPI Requirements, (2) the basis for such findings (which basis may, for the avoidance of doubt, be the findings of the ESG KPI Requirements Assurance Provider) and (3) the applicable ESG KPI Commitment Fee Adjusutment and ESG KPI Pricing Adjustment for the period commencing August 1 of the fiscal year following the fiscal year covered by such ESG KPI Annual Report.
2.“ESG KPI Commitment Fee Adjustment” has the meaning set forth in Section 2.08(a).
3.“ESG KPI Pricing Adjustment” has the meaning set forth in the definition of “Applicable Rate”.
“ESG KPI Requirements” means each of the requirements set forth on Schedule 1.01(c).

4.“ESG KPI Requirements Assurance Provider” means any assurance provider (or replacement thereof) as designated from time to time by the Borrower by written notice to the Administrative Agent; provided that any such assurance provider (or replacement thereof) shall be (i) of recognized national standing or (ii) otherwise reasonably acceptable to the Administrative Agent.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
~~“Eurodollar Lending Office” means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Eurodollar Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Eurodollar Lending Office by notice to the Borrower and the Administrative Agent.~~
~~“Eurodollar Loan” means a Eurodollar Tranche A Loan or a Eurodollar Tranche B Loan.~~
~~“Eurodollar Tranche A Loan” means a Tranche A Loan that bears interest at a Eurodollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.~~
~~“Eurodollar Tranche B Loan” means a Tranche B Loan that bears interest at a Eurodollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.~~
~~“Eurodollar Rate” means a rate of interest determined pursuant to Section 2.06(b) on the basis of an Adjusted LIBO Rate.~~
“Events of Default” has the meaning specified in Article 7.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Excluded Capital Expenditures” means, for any period, (a) Financed Capital Expenditure during such period, (b) with respect to periods ending prior to the second anniversary of the Effective Date, any Capital Expenditures in an amount not to exceed $200,000,000 in the aggregate for such period (or $400,000,000 in the aggregate for all such periods), in connection with the Revitalization Program (as set forth in a certificate delivered to the Administrative Agent by the Borrower) and (c) Permanently Idled Operations Capital

Expenditures in an amount not to exceed $200,000,000 in the aggregate for all such periods.
“Excluded Subsidiary” means Chicago Lakeside Development LLC; provided, that the foregoing Person shall not constitute an Excluded Subsidiary for purposes of Section 5.08.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.24) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.22, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient's failure to comply with Section 2.22(f) and (d) any withholding Taxes imposed under FATCA.
“Existing Credit Agreement” has the meaning set forth in the first recital of this Agreement.
“Existing Letters of Credit” means the letters of credit issued prior to the Effective Date pursuant to the Existing Credit Agreement, as identified on Schedule 2.16.
“Existing Obligations” has the meaning set forth in Section 1.06(a).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such section of the Code.
“FCA” has the meaning assigned to such term in Section 1.05.
“Federal Funds Rate” means, for any day, the rate ~~per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal~~calculated by the NYFRB based on such day’s federal funds transactions ~~with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so~~by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day~~, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to JPMorgan Chase Bank, N.A. on such day on such transactions as determined by the Administrative Agent~~ by the NYFRB as the effective federal funds rate; provided~~, further~~, that if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
“Financed Capital Expenditures” means, for any period, Capital Expenditures during such period to the extent made with proceeds of (w) the issuance of Qualified Equity Interests since January 1, 2016 (without regard to the period in which such Qualified Equity Interests were issued), (x) insurance covering such capital asset, (y) any taking under the power of eminent domain or by condemnation or similar proceeding of such capital asset or (z) Capital Lease Obligations incurred to make such Capital Expenditure or other Debt (other than revolving Debt) incurred to make such Capital Expenditure.
“Financial Officer” means the chief financial officer, treasurer, any assistant treasurer, the controller, or any assistant controller of the Borrower.
“Financing Transactions” means the execution, delivery and performance by the Borrower of the Loan Documents, the Borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and the creation or continuation of Liens pursuant to the Security Documents.
“Finished Goods Inventory” means finished goods to be sold by a Credit Party in the ordinary course of business, including plates, finished tubes and coupling, tin plates and finished sheets, but excluding Semi-Finished Goods Inventory and Raw Materials Inventory.
“Fiscal Quarter” means a fiscal quarter of the Borrower.
“Fiscal Year” means a fiscal year of the Borrower.
“Fitch” means Fitch, Inc.
“Fixed Charge Coverage Ratio” means the ratio of (a) (i) Consolidated EBITDA less (ii) the sum of (A) any Capital Expenditure (other than any Excluded Capital Expenditure) during such period and (B) income tax expense of the Borrower and its Subsidiaries paid in cash net of any tax refunds received during such period to (b) Consolidated Fixed Charges, in each case for the period of the most recent four consecutive Fiscal Quarters for which financial statements have been delivered pursuant to Section 5.01, taken as one accounting period. If during such period of four consecutive Fiscal Quarters, the Borrower or any Subsidiary shall have made an acquisition or a disposition of an operating business, the Fixed Charge Coverage Ratio for such period shall be calculated after giving pro forma effect thereto as if such acquisition or disposition, as the case may be, occurred on the first day of such period.
“Foreign Lender” means any Lender that is not a U.S. Person.
“Foreign Subsidiary” means a Subsidiary (which may be a corporation, limited liability company, partnership or other legal entity) organized under the laws of a jurisdiction outside the United States, and conducting substantially all its operations outside the United States.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its consolidated Subsidiaries delivered to the Lenders.
“Governmental Authority” means the government of the United States, any other nation or, in each case, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Group of Loans” or “Group” means, at any time, a group of Loans consisting of (i) all Tranche A Loans which are Base Rate Tranche A Loans at such time, (ii) all Tranche B Loans which are Base Rate Tranche B Loans at such time, (iii) all Tranche A Loans which are ~~Eurodollar~~Term Benchmark Tranche A Loans having the same Interest Period at such time and (iv) all Tranche B Loans which are ~~Eurodollar~~Term Benchmark Tranche B Loans having the same Interest Period at such time.
“Guarantee” by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other hazardous or toxic materials, substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest rate, currency exchange rate or commodity price hedging arrangement.
“Impacted Interest Period” has the meaning set forth in the definition of “London Interbank Offered Rate” in Section 2.06.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes.
“Industrial Revenue Bond Obligations” means an obligation to a state or local government unit that secures the payment of bonds issued by a state or local government unit or any Debt incurred to refinance, in whole or in part, such obligations.
“Ineligible Inventory” means all Qualified Inventory described in at least one of the following clauses:
(a)    Qualified Inventory that is not subject to a perfected first priority Lien in favor of the Collateral Agent or that is subject to any Lien other than the Liens permitted pursuant to Section 6.01; or
(b)    Qualified Inventory that is not located at or in transit to property that is either owned or leased by any Credit Party; provided that any Qualified Inventory located at or in transit to property that is leased by any Credit Party shall be deemed “Ineligible Inventory” pursuant to this clause (b) unless such Credit Party shall have delivered to the Collateral Agent a Collateral Access Agreement (or, if applicable, a landlord waiver in form and substance satisfactory to the Collateral Agent) with respect to such leased location; and provided further that any Qualified Inventory located at or in transit to a Third-Party Location shall not be deemed “Ineligible Inventory” pursuant to this clause (b) on any date of determination if either (A)(i) the value of such Qualified Inventory on such date of determination (as reflected on the plant level records of such Credit Party and consistent with such Credit Party’s current and historical accounting practices whereby manufactured items are valued at pre-determined costs and purchased items are valued at rolling average actual cost) is greater than $500,000, (ii) such Credit Party shall have delivered to the Collateral Agent a Collateral Access Agreement with respect to such Third-Party Location, (iii) the aggregate number of Third-Party Locations designated by such Credit Party as eligible locations in respect of which Qualified Inventory shall be excluded from “Ineligible Inventory” in reliance on this clause (b) does not exceed 100 on such date of determination and (iv) in the case of any Third-Party Location owned or leased by a Borrower Joint Venture, the terms of the joint venture arrangements in respect of such Borrower Joint Venture are satisfactory to the Collateral Agent and the Lenders or (B) to the extent such Qualified Inventory does not satisfy the conditions described in clause (A), such Qualified Inventory is in an aggregate amount not to exceed $25,000,000; or
(c)    Qualified Inventory that is on consignment and Qualified Inventory subject to a negotiable document of title (as defined in the UCC); or

(d)    Qualified Inventory located on the premises of customers or vendors (other than Outside Processors); or
(e)    Qualified Inventory comprised of Finished Goods Inventory and Semi-Finished Goods Inventory that has been written down pursuant to any Credit Party’s existing accounting procedures; provided that the scrap value of such Qualified Inventory will be included in the calculation of “Eligible Inventory”; or
(f)    Qualified Inventory that consists of maintenance spare parts; or
(g)    Qualified Inventory that is classified as supplies or sundry in any Credit Party’s historical and current accounting records, including, but not limited to, fuel oil, coal chemicals, metal products, miscellaneous, non-LIFO inventory, store supplies, cleaning mixtures, lubricants and the like; or
(h)    Qualified Inventory that is billed not shipped Inventory; or
(i)    Qualified Inventory considered non-conforming, which shall mean, on any date, all inventory classified as “non-prime” or “seconds” or other “off-spec” Inventory, to the extent that such Qualified Inventory exceeds 3% of Total Qualified Inventory; provided that only the amount in excess of 3% shall be deemed ineligible, and further provided that the scrap value of such Qualified Inventory in excess of 3% of Total Qualified Inventory shall be included in the calculation of Eligible Inventory. For purposes of this clause (i), “Total Qualified Inventory” means all Raw Materials Inventory, Finished Goods Inventory and Semi-Finished Goods Inventory; or
(j)    Qualified Inventory that is not located in the United States other than Qualified Inventory in an aggregate amount not to exceed $25,000,000 at any time located in Mexico or Canada and as to which arrangements reasonably satisfactory to the Collateral Agent have been made to ensure the perfection of the Lenders’ security interest in such Qualified Inventory; or
(k)    Qualified Inventory that is not owned solely by a Credit Party, or as to which a Credit Party does not have good, valid and marketable title thereto; or
(l)    intercompany profit included in the value of Qualified Inventory; or

(m)    Qualified Inventory that consists of scale, slag and other by-products; or
(n)    Qualified Inventory that consists of raw materials other than iron ore, coke, coal, scrap, limestone, other alloys and fluxes; or
(o)    Qualified Inventory that does not otherwise conform to the representations and warranties contained in this Agreement or the other Loan Documents; or
(p)    depreciation included in the value of Qualified Inventory; or
(q)    non-production costs included in the value of Qualified Inventory; or
(r)    (i) Semi-Finished Goods Inventory and Finished Goods Inventory that are less than 12 months old and are reserved under the Borrower’s inventory policy as in effect at the time of determination and (ii) Semi-Finished Goods Inventory and Finished Goods Inventory that are more than twelve months old; provided that, in each case, the scrap value of such inventory shall be included in the calculation of Eligible Inventory;
(s)    Qualified Inventory which was acquired or originated by a Person acquired in a Permitted Acquisition, including, for the avoidance of doubt, the Specified Acquisition, to the extent the Qualified Inventory of such Person is in excess of the lesser of (x) 10% of the aggregate amount of the Lenders’ Commitments at such time and (y) 10% of the Aggregate Borrowing Base (as reported in the most recent Borrowing Base Certificate delivered to the Administrative Agent in accordance herewith) then in effect (until such time as the Administrative Agent has received the results of a field examination and appraisal as to such Qualified Inventory and such Person, which field examination and appraisal is reasonably satisfactory to the Administrative Agent); it being understood that only the excess of the Qualified Inventory of such Person over the lesser of the foregoing clauses (x) or (y) shall constitute “Ineligible Inventory”; or
(t)     such other Qualified Inventory as may be deemed ineligible by the Collateral Agent from time to time in its Permitted Discretion.
“Ineligible Receivables” means all Qualified Receivables described in at least one of the following clauses:

(a)Qualified Receivables that are not subject to a perfected first priority Lien in favor of the Collateral Agent or that are subject to any Lien other than the Liens permitted pursuant to Section 6.01;
(b)Qualified Receivables that (i) are subject to a Permitted Supply Chain Financing or are otherwise owed by an Account Debtor that is party to a Permitted Supply Chain Financing or (ii) payment of which are directed to an account other than a Blocked Account (it being understood that, following the addition of any Subsidiary as a Subsidiary Guarantor hereunder, this clause (ii) shall not apply with respect to Qualified Receivables of such Subsidiary Guarantor prior to the date that is 60 days after the date such Subsidiary is added as a Subsidiary Guarantor (or such longer period as the Collateral Agent may agree));
(c)Unless constituting Qualified Long Dated Receivables, Qualified Receivables (i) with respect to which the scheduled due date is more than 65 days (or, if the Account Debtor with respect thereto has an Investment Grade Rating, 90 days) after the date of the original invoice therefor, (ii) which are unpaid for more than 60 days after the original date payment is due (in determining the aggregate amount from the same Account Debtor that is unpaid hereunder, such amount shall be the gross amount due in respect of the applicable Receivables without giving effect to any net credit balances) or (iii) which have been written off the books of the applicable Credit Party or otherwise designated as uncollectible;
(d)Qualified Receivables which are owing by an Account Debtor for which more than 50% of the Receivables owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c)(ii);
(e)Qualified Receivables which are owing by an Account Debtor to the extent the aggregate amount of Receivables (excluding Receivables ineligible under the provisions of this definition other than this clause (e)) owing from such Account Debtor and its Affiliates to all Credit Parties exceed 20% of the aggregate amount of Eligible Receivables of all Credit Parties;
(f)Qualified Receivables that do not otherwise conform to the representations and warranties contained in this Agreement or the other Loan Documents;
(g)Qualified Receivables which (i) do not arise from the sale of goods in the ordinary course of business, (ii) are not evidenced by an invoice or other documentation satisfactory to the Collateral Agent, in its Permitted Discretion, which has been sent to the Account Debtor, (iii)

represent a progress billing, (iv) are contingent upon the applicable Credit Party’s completion of any further performance, (v) represent a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, cash-on-delivery or any other repurchase or return basis or (vi) relate to payments of interest;
(h)Qualified Receivables for which the goods giving rise thereto have not been shipped to the Account Debtor or goods giving rise thereto which have been shipped, but title has not passed or if such Qualified Receivable was invoiced more than once;
(i)Qualified Receivables which are owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws (other than post-petition accounts payable of an Account Debtor that is a debtor in possession and acceptable to the Collateral Agent in its Permitted Discretion), (iv) admitted in writing its inability, or is generally unable, to pay its debts as they become due, (v) become insolvent, (vi) ceased operation of its business or (vii) sold all or substantially all of its assets;
(j)Qualified Receivables which are owed (i) in a currency other than Dollars or (ii) by an Account Debtor which (A) is not invoiced at an address in the United States or Canada or (B) is not organized under applicable law of the United States, any state thereof or the District of Columbia or Canada or any province in Canada other than, in the case of clause (ii), (x) Qualified Receivables backed by a letter of credit or other credit insurance acceptable to the Collateral Agent, in its Permitted Discretion, which, in the case of a letter of credit, (i) such letter of credit is in the possession of, and directly drawable by, the Collateral Agent or (ii) such letter of credit (or the proceeds thereof) is assigned to the Collateral Agent (via an assignment substantially in the form of Exhibit A-2, or any other form approved by the Administrative Agent in its sole discretion) and (y) Qualified Receivables as to which the Account Debtor is a Qualified Foreign Account Debtor in an aggregate amount for all such Qualified Receivables not to exceed $50,000,000;
(k)Qualified Receivables which are owed by (i) a Governmental Authority of any country other than the United States,

unless such Qualified Receivables are backed by a letter of credit acceptable to the Collateral Agent, in its Permitted Discretion, which is in the possession of, and is directly drawable by, the Collateral Agent or (ii) any Governmental Authority of the United States, or any department, agency, public corporation or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Collateral Agent in such Qualified Receivables, have been complied with to the Collateral Agent’s satisfaction in its Permitted Discretion;
(l)Qualified Receivables which are owed by (i) any Affiliate of a Credit Party, (ii) a Borrower Joint Venture (other than Qualified Receivables in an aggregate amount not to exceed $25,000,000 at any time; provided that (1) the underlying sales agreement in respect of such Qualified Receivables requires that payment be made to the applicable Credit Party in cash in accordance with the Borrower’s standard policies and (2) sales to such Borrower Joint Venture are conducted on arm’s length terms) or (iii) any employee, officer, director, agent or stockholder of any Credit Party or Affiliate of any Credit Party or of any Borrower Joint Venture;
(m)Qualified Receivables with respect to which the Account Debtor on such Receivables or any of its Affiliates is also a supplier to or creditor of a Credit Party, to the extent of the applicable offset (it being understood that ineligibility under this clause (m) shall be calculated as set forth in Exhibit D);
(n)Qualified Receivables which are subject to any deduction, reduction, partial payment, debit memos, chargebacks, counterclaim, discount, allowance, rebate, credit, return privilege, exchange rate adjustment, other adjustments or other conditions other than volume sales discounts given in the ordinary course of business of the applicable Credit Party; provided, however, that such Receivables shall be ineligible pursuant to this clause (n) only to the extent of such deduction, reduction, partial payment, debit memo, chargeback, counterclaim, discount, allowance, rebate, credit, return privilege, exchange rate adjustment, other adjustment or other condition;
(o)Qualified Receivables which do not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including the Federal Consumer Credit

Protection Act, the Federal Truth in Lending Act and Regulation Z of the Federal Reserve Board;
(p)Qualified Receivables which are for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (whether written or oral) that indicates or purports that any Person other than a Credit Party has an ownership interest in such goods, or which indicates that any Person other than a Credit Party as payee or remittance party;
(q)Qualified Receivables (i) with respect to which any check or other instrument or payment has been returned uncollected for any reason or (ii) which are evidenced by any promissory note, chattel paper or instrument;
(r)Qualified Receivables as to which the underlying contract or agreement is governed by (or, if no governing law is expressed therein, is deemed to be governed by) the laws of any jurisdiction other than the United States, any state thereof or the District of Columbia or Canada or any province thereof;
(s)Qualified Receivables which were acquired or originated by a Person acquired in a Permitted Acquisition, including, for the avoidance of doubt, the Specified Acquisition, to the extent the Qualified Receivables of such Person is in excess of the lesser of (x) 10% of the aggregate amount of the Lenders’ Commitments at such time and (y) 10% of the Aggregate Borrowing Base (as reported in the most recent Borrowing Base Certificate delivered to the Administrative Agent in accordance herewith) then in effect (until such time as the Administrative Agent has received the results of a field examination and appraisal as to such Qualified Receivables and such Person, which field examination and appraisal is reasonably satisfactory to the Administrative Agent); it being understood that only the excess of the Qualified Receivables of such Person over the lesser of the foregoing clauses (x) or (y) shall constitute “Ineligible Receivables”; or
(t)such other Qualified Receivables as may be deemed ineligible by the Collateral Agent from time to time in its Permitted Discretion.
“Interest Period” means, with respect to each ~~Eurodollar~~Term Benchmark Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, ~~two,~~ three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower may elect in such notice; provided that:
(a)    any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; ~~and~~
(c)    no tenor that has been removed from this definition pursuant to Section 2.19(f) shall be available for specification in such Notice of Borrowing or Interest Election Request; and
(~~c~~d)    no Interest Period may end after the Stated Termination Date.
“Internal Revenue Code” or “Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.
“Inventory” has the meaning set forth in Article 9 of the UCC.
“Investment Grade Rating” means a rating from any two of the following equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P or BBB- (or the equivalent) by Fitch.

“IRS” means the United States Internal Revenue Service.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“LC Commitment Amount” means (a) as to each LC Issuing Bank party hereto as of the Effective Date, the commitment amount set forth opposite its name in the LC Commitment Schedule and (b) as to each LC Issuing Bank that becomes an LC Issuing Bank hereunder after the date hereof, the commitment amount of such LC Issuing Bank set forth in the instrument under which such LC Issuing Bank becomes an LC Issuing Bank. The LC Commitment Amount of any LC Issuing Bank may be changed by written agreement between the Borrower and such LC Issuing Bank, with notice to the Administrative Agent, without the consent of any other party hereto.
“LC Commitment Schedule” means the LC Commitment Schedule attached hereto.
“LC Disbursement” means a payment made by an LC Issuing Bank in respect of a drawing under a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Tranche A Lender at any time will be its Percentage of the total LC Exposure at such time.
“LC Issuing Bank” means JPMorgan Chase Bank, N.A., Bank of America, N.A., Wells Fargo Bank, National Association, Barclays Bank PLC, BMO Harris Bank N.A., PNC Bank, National Association, SunTrust Bank, Credit Suisse AG, Cayman Islands Branch, Citibank, N.A., Morgan Stanley Bank, N.A., Citizens Bank, N.A., ING Capital LLC and any other Lender acceptable to the Administrative Agent and the Borrower that may agree in its sole discretion to issue Letters of Credit hereunder, in each case in its capacity as an issuer of a Letter of Credit, and their respective successors in such capacity as provided in Section 2.16(i). Any LC Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term “LC Issuing Bank” shall include each such Affiliate with respect to Letters of Credit issued by it.

“LC Reimbursement Obligations” means, at any time, all obligations of the Borrower to reimburse any LC Issuing Bank for amounts paid by it in respect of drawings under Letters of Credit, including any portion of such obligations to which Lenders have become subrogated by making payments to any LC Issuing Bank pursuant to Section 2.16(e).
“LC Sublimit” means $429,000,000.
“Lender Affiliate” means, with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers or manages such Lender.
“Lender Parties” means the Lenders, the LC Issuing Banks, and the Agents.
“Lenders” means the Tranche A Lenders and the Tranche B Lenders. Unless the context requires otherwise, the term “Lenders” includes the LC Issuing Banks.
“Letter of Credit” means each Existing Letter of Credit and any letter of credit issued pursuant to this Agreement. For the avoidance of doubt, a Bi-Lateral Letter of Credit (as defined in the Borrower Security Agreement) shall not be a Letter of Credit.
“LIBO Screen Rate” has the meaning set forth in the definition of “London Interbank Offered Rate” in Section 2.06.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Liquidity” means the sum of (i) the domestic cash and cash equivalents (excluding any disbursement deposit account the funds in which are used solely for the payment of salaries and wages, employee benefits, workers’ compensation and similar expenses) of the Credit Parties and (ii) Aggregate Facility Availability.

“Liquidity Condition” means that, on any date of determination, the Borrower has Liquidity of not less than the sum of (x) $250,000,000 and (y) the aggregate outstanding principal amount of all Maturing Senior Notes on such date of determination, at least $150,000,000 of which Liquidity is comprised of Aggregate Facility Availability.
“Loan” means a Tranche A Loan or a Tranche B Loan.
“Loan Documents” means this Agreement, any promissory note issued by the Borrower pursuant to Section 2.17(d), the Security Documents and each Subsidiary Guarantee Agreement.
“London Interbank Offered Rate” ~~has the meaning set forth in Section 2.06(b).~~applicable to any Interest Period means the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, if such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further, that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the London Interbank Offered Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Long-Term Debt” means any Debt that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability (other than operating leases characterized as such in accordance with GAAP as in effect immediately prior to the Effective Date).
“Mark-to-Market Value” has the meaning specified in the Borrower Security Agreement.
“Material Adverse Change” means any event, development or circumstance that has had or would reasonably be expected to have a material adverse effect on (a) the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder.

“Material Debt” means Debt (other than (i) obligations in respect of the Loans and Letters of Credit and (ii) Debt owed by the Borrower or one of its Subsidiaries solely to the Borrower or another Subsidiary of the Borrower), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $100,000,000. For purposes of determining Material Debt, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time will be the maximum aggregate amount (after giving effect to any enforceable netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time in circumstances in which the Borrower or such Subsidiary was the defaulting party.
“Maturing Senior Notes” has the meaning set forth in the definition of “Termination Date”.
“Maximum Facility Availability” means an amount equal to the lesser of (x) the aggregate amount of the Lenders’ Commitments on such date and (y) the Aggregate Borrowing Base on such date.
“Maximum Tranche A Availability” means an amount equal to the lesser of (x) the aggregate amount of the Tranche A Lenders’ Tranche A Commitments on such date and (y) the Tranche A Borrowing Base on such date.
“Maximum Tranche B Availability” means an amount equal to the lesser of (x) the aggregate amount of the Tranche B Lenders’ Tranche B Commitments on such date and (y) the Tranche B Borrowing Base on such date.
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Notice of Borrowing” has the meaning set forth in Section 2.02.
“Notice of Interest Rate Election” has the meaning set forth in Section 2.07.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Other Benchmark Rate Election” means, if the then-current Benchmark is the London Interbank Offered Rate, the occurrence of:

(a) a request by the Borrower to the Administrative Agent to notify each of the other parties hereto that, at the determination of the Borrower, Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a London Interbank Offered Rate -based rate, a term benchmark rate as a benchmark rate, and
(b) the Administrative Agent, in its sole discretion, and the Borrower jointly elect to trigger a fallback from the London Interbank Offered Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.24).
“Outside Processor” means any Person that provides processing services with respect to Qualified Inventory owned by a Credit Party and on whose premises Qualified Inventory is located, which premises are neither owned nor leased by such Credit Party.
“Participants” has the meaning specified in Section 9.04(e).
“Participant Register” has the meaning assigned to such term in Section 9.04(e).
“Payment” has the meaning assigned to it in Section 8.14(a).
“Payment Notice” has the meaning assigned to it in Section 8.14(b).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Percentage” means, with respect to any Lender, (a) with respect to the Tranche A Loans, the percentage of the total Tranche A Commitments represented by such Lender’s Tranche A Commitment, (b) with respect to the Tranche B Loans, the percentage of the total Tranche B Commitments represented by such Lender’s Tranche B Commitment and (c) with respect to all Loans, the percentage of the total Commitments represented by such Lender’s Commitment; provided that in the case of Section 2.25 when a Defaulting Lender shall exist, “Percentage” shall mean the percentage of the applicable Commitments (disregarding any Defaulting Lender’s applicable Commitment) represented by such Lender’s applicable Commitment. If the Tranche A Commitments and/or the Tranche B Commitments have terminated or expired, the Percentages will be determined based on the Tranche A Commitments and/or the Tranche B Commitments (as applicable) most recently in effect, adjusted to give effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.
“Perfection Certificate” means a certificate in the form of Exhibit A to the applicable Security Agreement or any other form approved by the Administrative Agent.
“Permanently Idled Operations Capital Expenditures” means Capital Expenditures in connection with existing capital assets that are identified in writing to the Administrative Agent as permanently idled or sold to a third party and as not requiring any further Capital Expenditures or investments.
“Permitted Acquisition” means an acquisition permitted hereunder, by merger, consolidation, amalgamation or otherwise, by the Borrower or any Subsidiary of assets (including assets constituting a business unit, line of business or division) or Equity Interests.
“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.
“Permitted Liens” means:
(a)    Liens imposed by law or regulation for taxes that are not yet due or are being contested in good faith by appropriate proceedings;
(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, vendors’ and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith by appropriate proceedings;

(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations (including deposits made in the ordinary course of business to cash collateralize letters of credit described in the parenthetical in clause (i) of the definition of “Debt”);
(d)    Liens or deposits to secure the performance of bids, trade contracts, leases, Hedging Agreements, statutory or regulatory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, and Liens imposed by statutory or common law relating to banker’s liens or rights of set-off or similar rights relating to deposit accounts, in each case in the ordinary course of business;
(e)    Liens arising in the ordinary course of business in favor of issuers of documentary letters of credit;
(f)    judgment liens in respect of judgments that do not constitute an Event of Default under clause (l) of Article 7; and
(g)    easements, zoning restrictions, rights-of-way, licenses, reservations, minor irregularities of title and similar encumbrances on real property imposed by law or regulation or arising in the ordinary course of business that do not secure any monetary obligation and do not materially detract from the value of the affected property for its current use or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;
provided that the term “Permitted Liens” shall not include any Lien that secures Debt.
“Permitted Supply Chain Financing” means (i) any supply chain financing or other factoring transaction whereby the Receivables payable by a particular customer of a Credit Party are sold or pledged as collateral by a Credit Party to a third-party financing source on a basis that is non-recourse to the applicable Credit Party and (ii) the Specified Financing. Unless otherwise agreed by the Collateral Agent in its sole discretion, in no event shall Permitted Supply Chain Financings applicable to more than ten Applicable Account Debtors be in effect at any time (it being understood that Applicable Account Debtors that are Affiliates of each other shall count as a single Applicable Account Debtor for purposes of the limitation set forth in this definition).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority, or other entity.
“Plan” means any employee pension benefit plan (except a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) a “contributing sponsor” as defined in Section 4001(a)(13) of ERISA.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Prevailing Eastern Time” means “eastern standard time” as defined in 15 USC §263 as modified by 15 USC §260a.
“Pricing Schedule” means the Pricing Schedule attached hereto.
“Prime Rate” means, for any day, the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“PTE” means a prohibited transaction class exemption issued by the United States Department of Labor, as any such exemption may be amended from time to time.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 9.17.
“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.
“Qualified Foreign Account Debtor” means an Account Debtor that is a Subsidiary of a Qualified Parent.

“Qualified Inventory” means all Raw Materials Inventory, Semi-Finished Goods Inventory and Finished Goods Inventory held by a Credit Party in the normal course of business and owned solely by such Credit Party (per plant level records whereby manufactured items are valued at pre-determined costs and purchased items are valued at rolling average actual cost).
“Qualified Long Dated Receivables” means Qualified Receivables (i) with respect to which the scheduled due date is (A) more than 65 days (or, if the Account Debtor with respect thereto has an Investment Grade Rating, 90 days) after the date of the original invoice therefor and (B) not more than 120 days after the date of the original invoice therefor, (ii) which are not unpaid after the original date payment is due (in determining the aggregate amount from the same Account Debtor that is unpaid hereunder, such amount shall be the gross amount due in respect of the applicable Receivables without giving effect to any net credit balances), (iii) which have not been written off the books of the applicable Credit Party or otherwise designated as uncollectible and (iv) which are not owing by an Account Debtor for which more than 50% of the Receivables owing from such Account Debtor and its Affiliates are unpaid after the original date payment is due; provided, that the aggregate amount of Qualified Receivables that shall constitute Qualified Long Dated Receivables shall not exceed $125,000,000 at any time (it being agreed that, in determining the aggregate amount of Qualified Receivables that shall constitute Qualified Long Dated Receivables hereunder, such amount shall be the gross amount due in respect of the applicable Receivables without giving effect to any net credit balances).
“Qualified Parent” means any Person that (a) as of the Effective Date, is set forth on Schedule 1.01(b) hereto, as such schedule may be amended by the Collateral Agent in its Permitted Discretion following the completion of customary field exam diligence or (b) after the Effective Date, is identified by the Borrower and acceptable to the Collateral Agent in its Permitted Discretion following the completion of customary field exam diligence.
“Qualified Receivables” means all Receivables that are directly created by a Credit Party in the ordinary course of business arising out of the sale of Inventory by such Credit Party, which are at all times acceptable to the Collateral Agent in all respects in the exercise of its reasonable judgment and the customary credit policies of the Collateral Agent.
“Quarterly Payment Dates” means each March 31, June 30, September 30, and December 31.
“Rating Agency” means each of S&P, Fitch and Moody’s.

“Raw Materials Inventory” means any raw materials used or consumed in the manufacture or production of other inventory including, iron ore and sinter, coke, coal, limestone and other alloys and fluxes, steel scrap and iron scrap .
“Receivables” means any account or payment intangible (each as defined in the UCC) and any other right, title or interest which, in accordance with GAAP, would be included in receivables on a consolidated balance sheet of the Borrower.
“Recipient” means the Administrative Agent, any LC Issuing Bank or any Lender, as applicable.
“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is London Interbank Offered Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting or (b) if such Benchmark is not the London Interbank Offered Rate, the time determined by the Administrative Agent in its reasonable discretion.
“Register” has the meaning specified in Section 9.04(c).
“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and its Affiliates.
“Release Conditions” has the meaning assigned to such term in each Security Agreement.
“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.
“Repayment Date” means the date on which all Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or been cancelled and all LC Disbursements have been reimbursed.
“Required Lenders” means, at any time, Lenders having more than 50% of the aggregate Credit Exposures of all Lenders at such time, in each case exclusive of Defaulting Lenders.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest in the Borrower, or any payment (whether in cash, securities or other property) or incurrence of an obligation by the Borrower or any of its Subsidiaries, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interest in the Borrower (including, for this purpose, any payment in respect of any Equity Interest under a Synthetic Purchase Agreement).
“Revitalization Program” means the multi-year, comprehensive asset revitalization program announced by the Borrower on January 31, 2017 pursuant to which up to $2,000,000,000 shall be invested by the Borrower in the improvement of safety, quality, delivery and cost and delivery performance of the Borrower’s capital and other assets.
“Revolving Credit Period” means the period from and including the Effective Date to, but excluding, the Termination Date.
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.
“Sanctioned Country” means, at any time, a country or territory that is the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, Her Majesty’s Treasury of the United Kingdom, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned (individually or in the aggregate, directly or indirectly) or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person otherwise the subject of any Sanctions.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the United Nations Security Council, (c) the European Union, (d) any European Union member state or (e) Her Majesty’s Treasury of the United Kingdom.
“SEC” means the United States Securities and Exchange Commission.

“Secured Derivative Obligations” has the meaning specified in Section 1 of the Borrower Security Agreement.
“Secured Obligations” means any and all “Secured Obligations”, as defined in any Security Agreement.
“Secured Parties” means any and all “Secured Parties", as defined in any Security Agreement.
“Security Agreement” means each of the Borrower Security Agreement and the Subsidiary Security Agreement.
“Security Documents” means each Security Agreement and each other security agreement, instrument or document executed and delivered pursuant to Section 5.10 to secure any of the Secured Obligations.
“Semi-Finished Goods Inventory” means semi-finished goods produced or used by a Credit Party in the ordinary course of business, including slabs, blooms, rounds, coiled strip, black plate, sheets hot rolled and cold rolled, unfinished tubes and pig iron.
“Senior Debt Rating” means a rating of the Borrower’s senior long-term debt that is not secured or supported by a guarantee, letter of credit or other form of credit enhancement; provided that if a Senior Debt Rating by a Rating Agency is required to be at or above a specified level and such Rating Agency shall have changed its system of classifications after the date hereof, the requirement will be met if the Senior Debt Rating by such Rating Agency is at or above the new rating which most closely corresponds to the specified level under the old rating system; and provided further that the Senior Debt Rating in effect on any date is that in effect at the close of business on such date.
“Senior Notes” means any of the 2020 Notes, the 2021 Notes and any Additional Senior Secured Debt.
“Senior Notes Documents” means (a)(i) the Indenture, dated as of May 21, 2007, between the Borrower and the Senior Notes Trustee and (ii) the Fourth Supplemental Indenture, dated as of March 19, 2010, between the Borrower and the Senior Notes Trustee, (b) the Indenture dated as of May 10, 2016, between the Borrower and U.S. Bank National Association (and its successors in such capacity) and (c) with respect to any Additional Senior Secured Debt, the indenture, supplemental indenture, credit agreement or similar instrument governing or otherwise establishing such Additional Senior Secured Debt.

“Senior Notes Event” means, with respect to any series of Senior Notes, any of the following: (a) the redemption, repayment, defeasance or other discharge, in full, of such series of Senior Notes (including, in each case, all accrued but unpaid interest, fees and other amounts in respect thereof) in accordance with the terms of the applicable Senior Notes Documents (other than with the proceeds of Debt); (b) the amendment to or other modification of such series of Senior Notes and the applicable Senior Notes Documents causing the stated maturity date of such series of Senior Notes to be extended to a date that is at least 91 days after the Stated Termination Date; and/or (c) the refinancing of such series of Senior Notes with Debt having a maturity date that is at least 91 days after the Stated Termination Date; provided that, in the case of clauses (b) and (c) of this definition, such series of Senior Notes as so amended, or any refinancing indebtedness in respect thereof, do not require (i) any amortization prior to the date that is 91 days after the Stated Termination Date or (ii) any mandatory prepayment or redemption at the option of the holders thereof (except for redemptions in respect of assets sales and changes in control) prior to the date that is 91 days after the Stated Termination Date.
“Senior Notes Trustee” means The Bank of New York Mellon and its successors in such capacity.
“Share Repurchase Program” means any agreement, combination of agreements or policy of the Borrower (which policy has been approved by a majority of the board of directors of the Borrower) that is in effect on the Effective Date, pursuant to which the Borrower is or may become obligated to repurchase Equity Interests issued by it that are held by third parties in an amount determined by reference to the price or value of the Borrower’s Equity Interests so repurchased at the time of such repurchase.
“Significant Subsidiary” means any Subsidiary Guarantor and any subsidiary of the Borrower, whether now or hereafter owned, formed or acquired that, at the time of determination is a “significant subsidiary” of the Borrower, as such term is defined on the date of this Agreement in Regulation S-X of the SEC (a copy of which is attached as Exhibit G).
“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“Specified Acquisition” means the acquisition by U.S. Steel Holdco LLC, directly or indirectly, of 49.9% of the equity interests in Big River Steel Holdings LLC pursuant to the Big River Acquisition Agreement.
“Specified Financing” means a financing evidenced by Specified Financing Documents.
“Specified Financing Documents” means (i)(x) that certain Export-Import Transaction Specific Loan and Security Agreement, dated as of September 30, 2020 by and among the Borrower, USSI, the lenders from time to time parties thereto and PNC Bank, National Association, as Agent (the “ExIm Loan Agreement” and (y) the “Other Documents” as defined in the ExIm Loan Agreement and (ii) the documentation for any financing transaction that amends, amends and restates, supplements, modifies, extends, replaces, renews, restates or refinances the financing provided for under the Specified Financing Documents described in clause (i) (such financing described in clause (i), the “Initial Specified Financing”), so long as (x) the Receivables securing such Specified Financings are attributable solely to Specified Financing Eligible Account Debtors and (y) the material terms of such financing transaction (other than amounts, yield, fees or other compensatory economics, maturity, advance rates and other economic terms) are substantially consistent with the material terms of the Initial Specified Financing; provided that a certificate of the Borrower certifying in good faith that the material terms of such financing transaction are substantially consistent with the material terms of the Initial Specified Financing shall satisfy the requirements of this clause (y).
“Specified Financing Eligible Account Debtor” means (i) Algoma Steel Inc. and any of its subsidiaries, (ii) Stelco Holdings Inc. and any of its subsidiaries or (iii) the Account Debtor identified to the Administrative Agent by the Borrower on the Amendment No. 1 Effective Date and any of its subsidiaries; provided, the Borrower may make a one-time election to replace such Account Debtor set forth in this clause (iii) upon at least three Business Days’ prior written notice to the Administrative Agent with another Account Debtor identified in such notice (the “Specified Financing Replacement Account Debtor”) and subject to the requirements set forth in Section 6.05(b).
“Specified Financing Replacement Account Debtor” has the meaning set forth in the definition of Specified Financing Eligible Account Debtor.

“Specified Lender” means a Defaulting Lender or a Downgraded Lender.
“Stated Termination Date” means the fifth anniversary of the Effective Date.
“Statutory Reserve Adjustment” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board). Such reserve percentages will include those imposed pursuant to such Regulation D. ~~Eurodollar~~Term Benchmark Loans will be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions, or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Adjustment will be adjusted automatically on and as of the effective date of any change in any applicable reserve percentage.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned directly, or indirectly through one or more intermediaries, or both, by such Person; provided that the Excluded Subsidiary shall not be considered a Subsidiary of the Borrower. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower. By way of clarification and not limitation, consolidated Subsidiaries do not include variable interest entities—i.e., entities subject to consolidation according to the provisions of the Financial Accounting Standards Board Interpretation No. 46 “Consolidation of Variable Interest Entities” as revised.
“Subsidiary Guarantee Agreement” means each of (a) the Guarantee Agreement, dated as of March 1, 2016, by U.S. Steel Seamless Tubular Operations, LLC, for the benefit of JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, (b) the Subsidiary Guarantee Agreement, dated as of November 13, 2018, by United States Steel International, Inc. for the benefit of JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, (c) the Subsidiary Guarantee Agreement, dated as of May 21, 2019, by U. S. Steel Oilwell Services, LLC and U. S. Steel Tubular Products, Inc.

and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent and (d) each other guarantee agreement entered into after the Effective Date by any Subsidiary Guarantor for the benefit of the Administrative Agent and Collateral Agent substantially in the form of Exhibit E hereto.
“Subsidiary Guarantor” means any Domestic Subsidiary that (a) as of the Effective Date, is set forth on Schedule 1.01(a) hereto and (b) after the Effective Date, the Borrower elects to cause to become a Subsidiary Guarantor by fulfilling the Collateral and Guarantee Requirement, in each case, until such time as such Subsidiary Guarantor ceases to be a Subsidiary Guarantor pursuant to the terms of its Subsidiary Guarantee Agreement and the other Loan Documents.
“Subsidiary Security Agreement” means the Second Amended and Restated Subsidiary Security Agreement dated as of the Effective Date, between U.S. Steel Seamless Tubular Operations, LLC, United States Steel International, Inc., U.S. Steel Oilwell Services, LLC and U.S. Steel Tubular Products, Inc., the other Subsidiary Guarantors from time to time party thereto and JPMorgan Chase Bank, N.A., as the Collateral Agent, substantially in the form of Exhibit C-2 hereto.
“Supported QFC” has the meaning assigned to it in Section 9.17.
“Sustainability Structuring Agents” means each of J.P. Morgan Securities LLC and ING Capital LLC, in its capacity as a sustainability structuring agent with respect to the credit facility provided under this Agreement.
“Synthetic Purchase Agreement” means any swap, derivative or other agreement or combination of agreements pursuant to which the Borrower or a Subsidiary is or may become obligated to make (i) any payment in connection with the purchase by any third party, from a Person other than the Borrower or a Subsidiary, of any Equity Interest or (ii) any payment (other than on account of a permitted purchase by it of any Equity Interest) the amount of which is determined by reference to the price or value at any time of any Equity Interest; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Borrower or its Subsidiaries (or their heirs or estates) will be deemed to be a Synthetic Purchase Agreement.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees, or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Term Benchmark Lending Office” means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Term Benchmark Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Term Benchmark Lending Office by notice to the Borrower and the Administrative Agent.
“Term Benchmark Loan” means a Term Benchmark Tranche A Loan or a Term Benchmark Tranche B Loan.
“Term Benchmark Tranche A Loan” means a Tranche A Loan that bears interest at a Term Benchmark Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.
“Term Benchmark Tranche B Loan” means a Tranche B Loan that bears interest at a Term Benchmark Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.
“Term Benchmark Rate” means a rate of interest determined pursuant to Section 2.06(b) on the basis of an Adjusted LIBO Rate.
“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.
“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable (and, for the avoidance of doubt, not in the case of an Other Benchmark Rate Election), has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.14 that is not Term SOFR.
“Termination Date” means the Stated Termination Date; provided, however, that if, as of the Early Maturity Date with respect to any series of Senior

Notes, a Senior Notes Event with respect to such series of Senior Notes has not occurred (such series, “Maturing Senior Notes”), then the Termination Date shall be the Early Maturity Date with respect to such Maturing Senior Notes (the occurrence of the event described in this proviso, an “Early Maturity Event”); provided further, however, that if a Senior Notes Event with respect to such Maturing Senior Notes has not occurred prior to the Early Maturity Date with respect to such Maturing Senior Notes, but as of the Early Maturity Date with respect to such Maturing Senior Notes (I) the Liquidity Condition is satisfied or (II) the aggregate outstanding principal amount of all Maturing Senior Notes (including any Maturing Senior Notes with respect to any other series of Senior Notes) as of such Early Maturity Date does not exceed $65,000,000, then (a) an Early Maturity Event shall not occur and (b) the Termination Date shall continue to be the Stated Termination Date unless, as of any time (the date on which such time occurs, the “Accelerated Termination Date”) on or after the Early Maturity Date with respect to such Maturing Senior Notes when a Senior Notes Event with respect to such Maturing Senior Notes has not occurred, (x) the Liquidity Condition is not satisfied and (y) the condition specified in clause (II) above is not satisfied, in which event the Termination Date shall be the Accelerated Termination Date. In addition, with respect to any series of Senior Notes, if (A) the Senior Notes Documents have been amended in order to cause a Senior Notes Event set forth in clause (b) of the definition thereof to occur, or if any of the Senior Notes have been refinanced with Debt in order to cause a Senior Notes Event set forth in clause (c) of the definition thereof to occur and (B) the Senior Notes Documents (or the operative documents in respect of any such refinancing Debt) are subsequently amended or modified such that the conditions set forth in clause (b) or (c), as the case may be, of the definition of “Senior Notes Event” are no longer satisfied, then, unless at the applicable time (x) the Liquidity Condition is satisfied or (y) the condition specified in clause (II) above is satisfied, the Termination Date shall be the date of such amendment or modification (or, if such amendment or modification occurs before the Early Maturity Date with respect to such series of Senior Notes, shall be the Early Maturity Date with respect to such series of Senior Notes).
“Third-Party Location” means any property that is either owned or leased by (a) a Third-Party Warehouseman, (b) an Outside Processor, or (c) a Borrower Joint Venture.
“Third-Party Warehouseman” means any Person on whose premises Qualified Inventory is located, which premises are neither owned nor leased by a Credit Party, any customer of or vendor to a Credit Party, or an Outside Processor.

“Total Outstanding Amount” means, at any date, the sum of the aggregate outstanding principal amount of all Loans plus the aggregate LC Exposures of all Lenders at such date.
“Total Tranche A Outstanding Amount” means, at any date, the sum of the aggregate outstanding principal amount of all Tranche A Loans plus the aggregate LC Exposures of all Tranche A Lenders at such date.
“Total Tranche B Outstanding Amount” means, at any date, the aggregate outstanding principal amount of all Tranche B Loans at such date.
“Tranche A Available Inventory” means, at any time, the sum of:
(a)    the lesser of (i) 80% of Eligible Finished Goods Inventory and (ii) the product of (x) 85% of the net recovery rates as determined by an independent appraisal multiplied by (y) Eligible Finished Goods Inventory; plus
(b)    the lesser of (i) 75% of Eligible Semi-Finished Goods Inventory and (ii) the product of (x) 85% of the net recovery rates as determined by an independent appraisal multiplied by (y) Eligible Semi-Finished Goods Inventory; plus
(c)    the lesser of (i) 75% of Eligible Raw Materials Inventory and (ii) the product of (x) 85% of the net recovery rates as determined by an independent appraisal multiplied by (y) Eligible Raw Materials Inventory.
“Tranche A Available Receivables” means, at any time, the sum of (a) 85% of Eligible Receivables (other than Eligible Investment Grade Receivables) plus (b) 90% of Eligible Investment Grade Receivables (in each case, it being understood that Eligible Receivables shall not include any Receivables that have been transferred pursuant to, or that secure, a Permitted Supply Chain Financing).
“Tranche A Borrowing Base” means, at any time, subject to adjustment as provided in Section 5.07(c), an amount equal to the sum of (i) Tranche A Available Receivables plus (ii) Tranche A Available Inventory. Standards of eligibility and reserves and advance rates of the Tranche A Borrowing Base may be revised and adjusted from time to time by the Collateral Agent in its Permitted Discretion; provided that any such changes in such standards shall be effective five Business Days after delivery of notice thereof to the Borrower; and provided, further that the Collateral Agent shall not increase advance rates above the percentages specified in the definitions of “Tranche A Available Inventory” and “Tranche A Available Receivables”, or standards of eligibility from those specified herein in a manner that causes the Tranche A Borrowing Base to be increased, except pursuant to an amendment effected in accordance with Section 9.02.
“Tranche A Commitment” means (i) with respect to each Lender listed on the Commitment Schedule, the amount set forth opposite such Lender’s name under the heading “Tranche A Commitment” on the Commitment Schedule, (ii) with respect to each Additional Lender, the amount of the Tranche A Commitment assumed by it pursuant to Section 2.15 and (iii) with respect to any substitute Lender or an assignee that becomes a Lender pursuant to Section 2.24 or 9.04, the amount of the transferor Lender’s Tranche A Commitment assigned to it pursuant to Section 9.04, in each case as such amount may be changed from time to time pursuant to Section 2.09 or 9.04; provided that, if the context so requires, the term “Tranche A Commitment” means the obligation of a Lender to extend credit up to such amount to the Borrower hereunder. As of the Effective Date, the Tranche A Commitments are $1,850,000,000.
“Tranche A Lenders” means, as of any date, Persons having a Tranche A Commitment.
“Tranche A Loans” means a loan made pursuant to Section 2.01(a) by any Tranche A Lender; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term “Tranche A Loan” shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.
“Tranche B Available Inventory” means, at any time, the sum of:
(a)    the lesser of (i) 7.5% of Eligible Finished Goods Inventory and (ii) the product of (x) 7.5% of the net recovery rates as determined by an independent appraisal multiplied by (y) Eligible Finished Goods Inventory; plus
(b)    the lesser of (i) 7.5% of Eligible Semi-Finished Goods Inventory and (ii) the product of (x) 7.5% of the net recovery rates as determined by an independent appraisal multiplied by (y) Eligible Semi-Finished Goods Inventory; plus
(c)    the lesser of (i) 7.5% of Eligible Raw Materials Inventory and (ii) the product of (x) 7.5% of the net recovery rates as determined by an independent appraisal multiplied by (y) Eligible Raw Materials Inventory.

“Tranche B Available Receivables” means, at any time, the sum of (a) 7.5% of Eligible Receivables (other than Eligible Investment Grade Receivables) plus (b) 2.5% of Eligible Investment Grade Receivables (in each case, it being understood that Eligible Receivables shall not include any Receivables that have been transferred pursuant to, or that secure, a Permitted Supply Chain Financing).
“Tranche B Borrowing Base” means, at any time, subject to adjustment as provided in Section 5.07(c), an amount equal to the sum of (i) Tranche B Available Receivables plus (ii) Tranche B Available Inventory. Standards of eligibility and reserves and advance rates of the Tranche B Borrowing Base may be revised and adjusted from time to time by the Collateral Agent in its Permitted Discretion; provided that any such changes in such standards shall be effective five Business Days after delivery of notice thereof to the Borrower; and provided, further that the Collateral Agent shall not increase advance rates above the percentages specified in the definitions of “Tranche B Available Inventory” and “Tranche B Available Receivables”, or standards of eligibility from those specified herein in a manner that causes the Tranche B Borrowing Base to be increased, except pursuant to an amendment effected in accordance with Section 9.02.
“Tranche B Commitment” means (i) with respect to each Lender listed on the Commitment Schedule, the amount set forth opposite such Lender’s name under the heading “Tranche B Commitment” on the Commitment Schedule, (ii) with respect to each Additional Lender, the amount of the Tranche B Commitment assumed by it pursuant to Section 2.15 and (iii) with respect to any substitute Lender or an assignee that becomes a Lender pursuant to Section 2.24 or 9.04, the amount of the transferor Lender’s Tranche B Commitment assigned to it pursuant to Section 9.04, in each case as such amount may be changed from time to time pursuant to Section 2.09 or 9.04; provided that, if the context so requires, the term “Tranche B Commitment” means the obligation of a Lender to extend credit up to such amount to the Borrower hereunder. As of the Effective Date, the Tranche B Commitments are $150,000,000.
“Tranche B Lenders” means, as of any date, Persons having a Tranche B Commitment.
“Tranche B Loans” means a loan made pursuant to Section 2.01(b) by any Tranche B Lender; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term “Tranche B Loan” shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

“Transaction Liens” means the Liens on Collateral granted by the Credit Parties under the Security Documents.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.
“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Undisclosed Administration” means in relation to a Lender, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed; provided that, for the avoidance of doubt, at any time that such appointment is publicly disclosed, such appointment shall no longer be considered an Undisclosed Administration.
“United States” or “U.S.” means the United States of America.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.17.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.22(f)(ii)(B)(3).
“Valuation Reserves” means the sum of the following:

(a)    a favorable variance reserve for variances between pre-determined cost and actual costs;
(b)    a calculated revaluation reserve, as determined by the Collateral Agent in its Permitted Discretion;
(c)    a reserve for costs incurred at headquarters which are allocated to Inventory;
(d)    a lower of cost or market reserve which includes all Inventory sold for less than pre-determined cost as deemed appropriate by the Collateral Agent in its Permitted Discretion;
(e)    a reserve for iron ore transportation costs, as determined by the Collateral Agent in its Permitted Discretion; and
(f)    such other reserves as may be deemed appropriate by the Collateral Agent from time to time in its Permitted Discretion.
“Vendor Financing Facility” has the meaning specified in Section 1 of the Borrower Security Agreement.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02.. Types of Borrowing. The term “Borrowing” denotes (i) the aggregation of Tranche A Loans or Tranche B Loans made or to be made to the Borrower pursuant to Article 2 on the same day, all of which Loans are of the same type and, except in the case of Base Rate Loans, have the same initial

Interest Period or (ii) if the context so requires, the borrowing of such Tranche A Loans or Tranche B Loans. Borrowings are classified for purposes of this Agreement by reference to the pricing of Loans comprising such Borrowing (e.g., a “~~Eurodollar~~Term Benchmark Borrowing” is a Borrowing comprised of ~~Eurodollar~~Term Benchmark Loans).
Section 1.03.. Terms Generally. The definitions of terms herein (including those incorporated by reference to another document) apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine, and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), any reference herein to any Person shall be construed to include such Person’s successors and assigns, the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and the word “property” shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
Section 1.04.. Accounting Terms; Changes in GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent in writing that the Borrower wishes to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof with respect to any provision hereof (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to make a similar request), regardless of whether such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be applied on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or the applicable provision of this Agreement is amended in accordance herewith.
Section 1.05.. Interest Rates~~. The~~; LIBOR Notification. The interest rate on a Loan may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London Interbank Offered Rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that: (a) immediately after December 31, 2021, publication of the 1-week and 2-month U.S. Dollar London Interbank Offered Rate settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar London Interbank Offered Rate settings will permanently cease; and immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar London Interbank Offered Rate settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of the London Interbank Offered Rate and/or regulators will not take further action that could impact the availability, composition, or characteristics of the London Interbank Offered Rate or the currencies and/or tenors for which the London Interbank Offered Rate is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London Interbank Offered Rate. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, Section 2.19(b) and (c) provide a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.19(e), of any change to the reference rate upon which the interest rate on Term Benchmark Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter ~~(other than as expressly set forth in this Agreement)~~ related to the Daily Simple SOFR, the London Interbank Offered Rate or ~~other rates in the definition of “London Interbank Offered Rate” or~~ with respect to any alternative~~, comparable~~ or successor rate thereto, or replacement rate ~~therefor~~thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.19(b) and (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.19(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate~~, as it may or may not be adjusted pursuant to Section 2.19,~~ will be similar to, or produce the same value or economic equivalence of, the London Interbank Offered Rate or have the same volume or liquidity as did the London Interbank Offered Rate prior to its discontinuance or unavailability. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Term Benchmark Rate, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.06.. Outstanding Obligations under Existing Credit Agreement; Reaffirmation; and Reallocation of Commitments.
(a)The Borrower acknowledges and agrees that all “Secured Obligations” (as defined in the Existing Credit Agreement) outstanding immediately prior to the Effective Date (collectively, the “Existing Obligations”) constitute valid and binding obligations of Borrower and Guarantors without offset, counterclaim, defense or recoupment of any kind. Each party hereto acknowledges and agrees that, on the Effective Date, the following transactions shall be deemed to occur automatically, without further action by any party hereto: (a) the Existing Credit Agreement shall be amended and restated in its entirety in the form of this Agreement; provided that the rights and obligations of the parties hereto with respect to periods prior to the Effective Date shall be governed by the Existing Credit Agreement, (b) all Existing Obligations which remain unpaid and outstanding as of the Existing Date shall be in all respects continuing and remain outstanding and payable under this Agreement and the other Loan Documents, with only the terms being modified from and after the Effective Date as provided in this Agreement and the other Loan Documents, (c) the Loan Documents, including the Liens and security interests created thereunder in favor of the Collateral Agent, for the benefit of the Secured Parties, as security for the Existing Obligations, are reaffirmed, amended or amended and restated on the Effective Date, and the guarantees of the Existing Obligations, as reaffirmed, amended or amended and restated on the Effective Date, as the case may be, are in all respects continuing and shall remain in full force and effect with respect to all Secured Obligations hereunder and are hereby reaffirmed, (d) notwithstanding anything in Section 2.16 to the contrary, all Existing Letters of Credit will constitute Letters of Credit under this Agreement and (e) all references in the Loan Documents (other than this Agreement and any Loan Document amended and restated on the Effective Date) to the Existing Credit Agreement shall be deemed to refer without further amendment to this Agreement
(b)Upon the Effective Date, the Administrative Agent shall make such reallocations, if any, of each Lender’s Percentage of the total Credit Exposure of all Loans as are necessary in order that the Credit Exposure with respect to such Lender reflects such Lender’s Percentage of the total Credit Exposure of all Loans under the Agreement. The Borrower hereby agrees to compensate each Lender for any and all losses, costs, and expenses incurred by such Lender in connection with any sale or assignment of ~~Eurodollar~~Term Benchmark Loans necessary to effect the reallocation heretofore described on terms and in the manner set forth in Section 2.21 of the Existing Credit Agreement. Upon the Effective Date, automatically and without further action by any party hereto, (i) the Commitment of any Departing Lender shall be terminated, (ii) each Departing Lender will cease to be a Lender party to this Agreement and (iii) all outstanding Loans and accrued fees and other amounts payable under the Existing Credit Agreement for the account of any Departing Lender shall be due and payable on the Effective Date. Nothing contained in this Agreement or any other Loan Document shall constitute or be construed as a novation of any of the Obligations under the Existing Credit Agreement. The Lenders that are parties to the Existing Credit Agreement, comprising the “Required Lenders” as defined in the Existing Credit Agreement hereby waive any requirement of prior notice of termination of the Commitments (as defined in the Existing Credit Agreement) pursuant to Section 2.09 thereof and of prepayment of loans thereunder, to the extent necessary.
Section 1.07. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

Article 2.
The Credits
Section 2.01.. Commitments to Lend.

(a)Each Tranche A Lender severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time during the Revolving Credit Period; provided that (A) no Tranche A Loan shall be made pursuant to this Section 2.01(a) (other than any Tranche A Loan made pursuant to Section 2.16(e)) at any time when the Total Tranche B Outstanding Amount is less than the Maximum Tranche B Availability and (B) immediately after each such loan is made: ~~(1)~~ (1) the sum of the aggregate outstanding principal amount of such Tranche A Lender’s Tranche A Loans plus the aggregate amount of such Tranche A Lender’s LC Exposure shall not exceed its Tranche A Commitment, ~~(2)~~ (2) the Total Tranche A Outstanding Amount shall not exceed the Maximum Tranche A Availability and (~~iii~~3) the Total Outstanding Amount shall not exceed the Maximum Facility Availability. Subject to Section 2.02(c), each Borrowing under this Section shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that (x) any such Borrowing may be in the aggregate amount available within the limitations in the foregoing proviso and (y) any Base Rate Borrowing pursuant to Section 2.16(e) may be in the amount specified therein) and shall be made from the several Tranche A Lenders ratably in proportion to their respective Tranche A Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.11, prepay Tranche A Loans and re-borrow under this Section 2.01.
(b)Each Tranche B Lender severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time during the Revolving Credit Period; provided that, immediately after each such loan is made: (i) the aggregate outstanding principal amount of such Tranche B Lender’s Tranche B Loans shall not exceed its Tranche B Commitment, (ii) the Total Tranche B Outstanding Amount shall not exceed the Maximum Tranche B Availability and (iii) the Total Outstanding Amount shall not exceed the Maximum Facility Availability. Subject to Section 2.02, each Borrowing under this Section shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available within the limitations in the foregoing proviso) and shall be made from the several Tranche B Lenders ratably in proportion to their respective Tranche B Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.11, prepay Tranche B Loans and re-borrow under this Section 2.01.
Section 2.02.. Notice of Committed Borrowing. The Borrower shall give the Administrative Agent notice (a “Notice of Borrowing”) not later than (x) Noon (Prevailing Eastern Time) on the date of each Base Rate Borrowing and (y)

11:00 A.M. (Prevailing Eastern Time) on the third Business Day before each ~~Eurodollar~~Term Benchmark Borrowing, specifying:
(a)the date of such Borrowing, which shall be a Business Day,
(b)the aggregate amount of such Borrowing,
(c)whether such Borrowing is of Tranche A Loans or Tranche B Loans; provided that, notwithstanding any minimum Dollar threshold set forth in Section 2.01, such Borrowing shall be Tranche A Loans unless the Total Tranche B Outstanding Amount is less than the Maximum Tranche B Availability, in which case up to an amount equal to the Maximum Tranche B Availability minus the Total Tranche B Outstanding Amount shall be Tranche B Loans, and the remaining amount of such Borrowing shall be Tranche A Loans;
(d)whether the Loans comprising such Borrowing are to be Base Rate Loans or ~~Eurodollar~~Term Benchmark Loans, and
(e)in the case of a ~~Eurodollar~~Term Benchmark Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.
Section 2.03.. [Reserved].
Section 2.04.. Notice to Lenders; Funding of Loans.
(a)Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each applicable Lender of the contents thereof and of such Lender’s share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.
(b)Not later than 2:00 P.M. (Prevailing Eastern Time) on the date of each Borrowing, each applicable Lender shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in Article 4 has not been satisfied, the Administrative Agent will make the funds so received from the applicable Lenders available to the Borrower at the Administrative Agent’s aforesaid address.
(c)If any Lender makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Lender, such Lender shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Lender to the Administrative Agent as provided in subsection (b), or remitted by the Borrower to the Administrative Agent as provided in Section 2.11(a), as the case may be.
(d)Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.04 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 or (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Loan included in such Borrowing for purposes of this Agreement.
Section 2.05.. Maturity of Loans. Each Loan shall mature, and the principal amount thereof shall be due and payable (together with accrued interest thereon), on the Termination Date.
Section 2.06.. Interest Rates.
(a)Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Applicable Rate for such day plus the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Payment Date. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Applicable Rate for such day plus the Base Rate for such day.
(b)Each ~~Eurodollar~~Term Benchmark Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Rate for such day plus the Adjusted LIBO Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.
~~“Adjusted LIBO Rate” means, with respect to any Group of Eurodollar Loans for any Interest Period, an interest rate per annum (rounded upward, if necessary, to the next 1/16 of 1%) equal to (a) the London Interbank Offered Rate for such Interest Period multiplied by (b) the Statutory Reserve Adjustment.~~
~~“London Interbank Offered Rate” applicable to any Interest Period means the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, if such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further, that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the London Interbank Offered Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.~~
(c)Any overdue principal of or interest on any ~~Eurodollar~~Term Benchmark Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Applicable Rate for such day plus the Adjusted LIBO Rate applicable to such Loan on the day before such payment was due and (ii) the Applicable Rate for such day plus the result obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by multiplying (x) the rate per annum at which one day (or, if such amount due remains unpaid more than three Business Days, then for such other period of time not longer than six months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment are offered by the principal London office of the Administrative Agent in the London interbank market for the applicable period determined as heretofore provided by (y) the Statutory Reserve Adjustment (or, if the circumstances described in Section 2.19 shall exist, at a rate per annum equal to the sum of 2% plus the Base Rate for such day).
(d)The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.
Section 2.07.. Method of Electing Interest Rates.
(a)The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject to Section 2.07(d) and Section 2.19), as follows:
(i)if such Loans are Base Rate Tranche A Loans, the Borrower may elect to convert such Loans to ~~Eurodollar~~Term Benchmark Tranche A Loans as of any Business Day;
(ii)if such Loans are Base Rate Tranche B Loans, the Borrower may elect to convert such Loans to ~~Eurodollar~~Term Benchmark Tranche B Loans as of any Business Day;
(iii)if such Loans are ~~Eurodollar~~Term Benchmark Tranche A Loans, the Borrower may elect to convert such Loans to Base Rate Tranche A Loans as of any Business Day or to continue such Loans as ~~Eurodollar~~Term Benchmark Tranche A Loans for an additional Interest Period, subject to Section 2.21 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans; and
(iv)if such Loans are ~~Eurodollar~~Term Benchmark Tranche B Loans, the Borrower may elect to convert such Loans to Base Rate Tranche B Loans as of any Business Day or to continue such Loans as ~~Eurodollar~~Term Benchmark Tranche B Loans for an additional Interest Period, subject to Section 2.21 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans.
Each such election shall be made by delivering a notice (a “Notice of Interest Rate Election”) to the Administrative Agent not later than 11:00 A.M. (Prevailing Eastern Time) on the third Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate

Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $5,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of ~~Eurodollar~~Term Benchmark Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.
(b)Each Notice of Interest Rate Election shall specify:
(i)the Group of Loans (or portion thereof) to which such notice applies and whether such Group of Loans (or portion thereof) are Tranche A Loans or Tranche B Loans;
(ii)the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of Section 2.07(a);
(iii)if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans resulting from such conversion are to be ~~Eurodollar~~Term Benchmark Loans, the duration of the next succeeding Interest Period applicable thereto; and
(iv)if such Group of Loans are to be continued as ~~Eurodollar~~Term Benchmark Loans for an additional Interest Period, the duration of such additional Interest Period.
Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.
(c)Promptly after receiving a Notice of Interest Rate Election from the Borrower pursuant to Section 2.07(a), the Administrative Agent shall notify each applicable Lender of the contents thereof and such notice shall not thereafter be revocable by the Borrower.
(d)The Borrower shall not be entitled to elect to convert any Loans to, or continue any Loans for an additional Interest Period as, ~~Eurodollar~~Term Benchmark Loans if (i) the aggregate principal amount of any Group of ~~Eurodollar~~Term Benchmark Loans created or continued as a result of such election would be less than $5,000,000 or (i) a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Administrative Agent.

(e)If any Loan is converted to a different type of Loan, the Borrower shall pay, on the date of such conversion, the interest accrued to such date on the principal amount being converted.
(f)A conversion or continuation pursuant to this Section 2.07 is not a Borrowing.
Section 2.08.. Fees.
(a)Commitment Fees. (i) The Borrower shall pay to the Administrative Agent for the account of each Tranche A Lender a commitment fee, which shall accrue at (x) 0.25% per annum on the average daily unused amount of the Tranche A Commitment of such Tranche A Lender if the average daily usage exceeds 331/3% of the aggregate Tranche A Commitments and (y) otherwise, 0.30% per annum on the average daily unused amount of the Tranche A Commitment of such Tranche A Lender, during the period from and including the Effective Date to the date on which such Tranche A Commitment terminates and (ii) the Borrower shall pay to the Administrative Agent for the account of each Tranche B Lender a commitment fee, which shall accrue at (x) 0.25% per annum on the average daily unused amount of the Tranche B Commitment of such Tranche B Lender if the average daily usage exceeds 331/3% of the aggregate Tranche B Commitments and (y) otherwise, 0.30% per annum on the average daily unused amount of the Tranche B Commitment of such Tranche B Lender, during the period from and including the Effective Date to the date on which such Tranche B Commitment terminates~~.~~; provided that, notwithstanding the foregoing, effective as of August 1 of each fiscal year (commencing August 1, 2022), the commitment fee shall be (x) decreased by 0.005% per annum per each ESG KPI Requirement that is satisfied with respect to the immediately preceding fiscal year and/or (y) increased by 0.005% per annum per each ESG KPI Requirement that is not satisfied with respect to the immediately preceding fiscal year (the “ESG KPI Commitment Fee Adjustment”), in each case, as confirmed in the applicable written confirmation delivered pursuant to Section 5.01(d) for such fiscal year (provided, for the avoidance of doubt, that any adjustment to the commitment fee by reason of meeting one or several ESG KPI Requirements in any fiscal year shall not be cumulative year-over-year, and each applicable ESG KPI Commitment Fee Adjustment shall only apply until the date on which the next ESG KPI Commitment Fee Adjustment is scheduled to occur). All commitment fees will be computed on the basis of a year of 360 days and will be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Lender’s Commitment will be deemed to be used to the extent of its outstanding Loans and LC Exposure.

(b)Letter of Credit Fees. The Borrower shall pay (i) to the Administrative Agent for the account of the Tranche A Lenders ratably a letter of credit fee accruing daily on the aggregate undrawn amount of all outstanding Letters of Credit at a rate per annum equal to the Applicable Rate on ~~Eurodollar~~Term Benchmark Tranche A Loans for such day and (ii) to each LC Issuing Bank for its own account, a letter of credit fronting fee in an amount equal to 0.125% per annum accruing daily on the aggregate amount then available for drawing under all Letters of Credit issued by such LC Issuing Bank.
(c)Payments. Accrued fees under this Section shall be payable quarterly in arrears on each Quarterly Payment Date, commencing on the first such date to occur after the date hereof, and upon the date of termination of the Commitments in their entirety (or, if later, the date on which the aggregate amount of the Credit Exposures is reduced to zero).
Section 2.09.. Optional Termination or Reduction of Commitments.
(a)The Borrower may, upon at least three Business Days’ notice to the Administrative Agent, terminate the Tranche A Commitments at any time, if no Tranche A Loans or Letters of Credit or LC Reimbursement Obligations are outstanding at such time, (ii) terminate the Tranche B Commitments at any time, if no Tranche B Loans are outstanding at such time, (iii) ratably reduce from time to time by an aggregate amount of $5,000,000 or any larger multiple of $1,000,000, the aggregate amount of the Tranche A Commitments in excess of the Total Tranche A Outstanding Amount or (iv) ratably reduce from time to time by an aggregate amount of $5,000,000 or any larger multiple of $1,000,000, the aggregate amount of the Tranche B Commitments in excess of the Total Tranche B Outstanding Amount, respectively; provided that no Tranche B Commitment may be terminated or reduced unless, prior to or simultaneously with such termination or reduction, all Tranche A Loans are repaid in full. If the LC Sublimit exceeds the aggregate amount of the Tranche A Commitments, the LC Sublimit shall automatically be reduced by the amount of such excess.
(b)Promptly after receiving a notice of termination or reduction pursuant to this Section, the Administrative Agent shall notify each Lender of the contents thereof and of such Lender’s ratable share of any such reduction, and such notice shall not thereafter be revocable by the Borrower.
Section 2.10.. Scheduled Termination of Commitments. Unless previously terminated, the Commitments shall terminate on the Termination Date.
Section 2.11.. Optional and Mandatory Prepayments.

(a)Subject in the case of any Group of Loans that are ~~Eurodollar~~Term Benchmark Loans to Section 2.21, the Borrower may, upon at least one Business Days’ notice to the Administrative Agent, prepay any Group of Loans that are Base Rate Loans or upon at least three Business Days’ notice to the Administrative Agent, prepay any Group of Loans that are ~~Eurodollar~~Term Benchmark Loans, in each case in whole at any time, or from time to time in part, in amounts aggregating $5,000,000 or any larger multiple of $1,000,000 (or in either case, if less, the aggregate outstanding amount of the applicable Group of Loans), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment; provided that no Tranche B Loan may be prepaid unless, prior to or simultaneously with such prepayment, all Tranche A Loans and unreimbursed LC Disbursements are repaid or reimbursed, as applicable, in full. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Group.
(b)If at any date the Total Outstanding Amount exceeds the Maximum Facility Availability calculated as of such date, then not later than the next succeeding Business Day, the Borrower shall be required to prepay the Tranche A Loans (or, if no Tranche A Loans are outstanding, deposit cash in a Cash Collateral Account to cash collateralize LC Exposures) in an amount equal to such excess until the Total Outstanding Amount, net of the amount of cash collateral deposited in the Cash Collateral Account, does not exceed the Maximum Facility Availability (or, if there are no Total Tranche A Outstanding Amounts at such time, prepay the Tranche B Loans in an amount equal to such excess until the Total Outstanding Amount does not exceed the Maximum Facility Availability).
(c)Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each applicable Lender of the contents thereof and of such Lender’s ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.
Section 2.12.. [Reserved].
Section 2.13.. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).
Section 2.14.. [Reserved].
Section 2.15.. Increased Commitments; Additional Lenders.

(a)From time to time subsequent to the Effective Date, the Borrower may, upon at least 30 days’ notice to the Administrative Agent (which shall promptly provide a copy of such notice to the Tranche A Lenders or the Tranche B Lenders, as appropriate), propose to increase the aggregate amount of the Commitments by an amount not to exceed $500,000,000; provided that the aggregate amount of the Tranche B Commitments shall not be increased by greater than $37,500,000 (the amount of any such increase, the “Increased Commitments”). Each Tranche A Lender (or, solely in the case of an Increased Commitment in respect of the Tranche B Commitments, each Tranche B Lender) party to this Agreement at such time shall have the right (but no obligation), for a period of 15 days following receipt of such notice, to elect by notice to the Borrower and the Administrative Agent to increase its Tranche A Commitment or Tranche B Commitment, as applicable, by a principal amount which bears the same ratio to the Increased Commitments as its then-effective Commitment bears to the aggregate Commitments then existing. The failure of a Lender to respond to the Borrower’s request for an increase shall be deemed a rejection of the Borrower’s request by such Lender.
(b)If any Lender party to this Agreement shall not elect to increase its Commitment pursuant to subsection (a) of this Section, the Borrower may, within 10 days of the Lender’s response (or deemed response), designate one or more of the applicable existing Lenders or other financial institutions acceptable to the Administrative Agent, the LC Issuing Banks and the Borrower (which consent of the Administrative Agent and the LC Issuing Banks shall not be unreasonably withheld or delayed) which at the time agree to in the case of any such Person that is an existing Lender, increase its Commitment and in the case of any other such Person (an “Additional Lender”), become a party to this Agreement. The sum of the increases in the Commitments of the existing Lenders pursuant to this subsection (b) plus the Commitments of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Increased Commitments, and the increases in the Commitments of the existing Lenders and the Commitments of the Additional Lenders made pursuant to this subsection (b) shall be on the same terms (including upfront fees) as were offered to the applicable Lenders pursuant to Section 2.15(a) or on terms more advantageous to the Borrower.
(c)[Reserved].
(d)Any increase in the Commitments pursuant to this Section 2.15 shall be subject to satisfaction of the following conditions:
(i)immediately before and after giving effect to such increase, all representations and warranties contained in Article 3 shall be true;

(ii)immediately before and after giving effect to such increase, no Default shall have occurred and be continuing; and
(iii)after giving effect to such increase, the aggregate amount of all increases in Commitments made pursuant to Section 2.15(a) shall not exceed $500,000,000; provided that the aggregate amount of all increases in Tranche B Commitments made pursuant to Section 2.15(a) shall not exceed $37,500,000.
(e)An increase in the aggregate amount of the Commitments pursuant to this Section 2.15 shall become effective upon the receipt by the Administrative Agent of an agreement in form and substance reasonably satisfactory to the Administrative Agent signed by the Borrower, by each Additional Lender and by each other Lender whose Commitment is to be increased, setting forth the new Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with such evidence of appropriate corporate or other organizational authorization on the part of the Borrower with respect to the Increased Commitments and such opinions of counsel for the Borrower with respect to the Increased Commitments as the Administrative Agent may reasonably request. This Section 2.15(e) shall supersede anything to the contrary in Section 9.02(b).
(f)Upon (i) any increase in the aggregate amount of the Tranche A Commitments pursuant to this Section 2.15 that is not pro rata among all Tranche A Lenders, (x) within five Business Days, in the case of any Group of Base Rate Loans then outstanding, and at the end of the then current Interest Period with respect thereto, in the case of any Group of ~~Eurodollar~~Term Benchmark Loans then outstanding, the Borrower shall prepay such Group in its entirety and, to the extent the Borrower elects to do so and subject to the conditions specified in Article 4, the Borrower shall re-borrow Tranche A Loans from the Tranche A Lenders in proportion to their respective Tranche A Commitments after giving effect to such increase, until such time as all outstanding Tranche A Loans are held by the Tranche A Lenders in such proportion and (y) effective upon such increase, the amount of the participations held by each Lender in each Letter of Credit then outstanding shall be adjusted such that, after giving effect to such adjustments, the Lenders shall hold participations in each such Letter of Credit in the proportion its respective Tranche A Commitment bears to the aggregate Tranche A Commitments after giving effect to such increase and (ii) any increase in the aggregate amount of the Tranche B Commitments pursuant to this Section 2.15 that is not pro rata among all Tranche B Lenders, within five Business Days, in the case of any Group of Base Rate Loans then outstanding, and at the end of the then current Interest Period with respect thereto, in the case of any Group of

~~Eurodollar~~Term Benchmark Loans then outstanding, the Borrower shall prepay such Group in its entirety and, to the extent the Borrower elects to do so and subject to the conditions specified in Article 4, the Borrower shall re-borrow Tranche B Loans from the Tranche B Lenders in proportion to their respective Tranche B Commitments after giving effect to such increase, until such time as all outstanding Tranche B Loans are held by the Tranche B Lenders in such proportion.
Section 2.16.. Letters of Credit.
(a)General. On the Effective Date, each LC Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each of the Tranche A Lenders, and each of the Tranche A Lenders shall be deemed, without further action by any party hereto, to have purchased from such LC Issuing Bank, a participation (on the terms specified in this Section) in each Existing Letter of Credit issued by such Issuing Bank equal to such Tranche A Lender’s Percentage thereof. Concurrently with such sale, the participations sold to the Existing Lenders pursuant to the terms of the Existing Credit Agreement shall be automatically cancelled without further action by any of the parties hereto. Each Tranche A Lender acknowledges and agrees that its obligation to acquire participations in Existing Letters of Credit pursuant to this subsection is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Tranche A Commitments, and that each payment by a Tranche A Lender to acquire such participations shall be made without any offset, abatement, withholding or reduction whatsoever. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account or for the account of any other Credit Party, in a form reasonably acceptable to the Administrative Agent and the applicable LC Issuing Bank, from time to time during the Revolving Credit Period; provided that Credit Suisse AG, Cayman Islands Branch shall only be required to issue standby Letters of Credit. If the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any LC Issuing Bank relating to any Letter of Credit are not consistent with the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control.
(b)Notice of Issuance, Amendment, Renewal, or Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable LC Issuing Bank) to the applicable LC Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the requested date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.16(c)), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable LC Issuing Bank, the Borrower also shall submit a letter of credit application on such LC Issuing Bank’s standard form (with such changes as are agreed by such LC Issuing Bank and the Borrower) in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (i) the Administrative Agent shall have been given notice of such issuance, amendment, renewal or extension (other than in the case of an automatic extension) and (ii) after giving effect to such issuance, amendment, renewal or extension (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), (A) the aggregate LC Exposure will not exceed the LC Sublimit, (B) the Total Outstanding Amount will not exceed the Maximum Facility Availability on such date and (C) the Total Tranche A Outstanding Amount will not exceed the Maximum Tranche A Availability on such date. No LC Issuing Bank shall be required to issue Letters of Credit in an aggregate outstanding amount exceeding such LC Issuing Bank’s LC Commitment Amount. No LC Issuing Bank shall issue a Letter of Credit if the Required Lenders have informed such LC Issuing Bank in writing that the conditions to funding in Section 4.02 have not been satisfied.
(c)Expiration Date. Each Letter of Credit shall expire at or before the close of business on the earlier of the date that is one year after such Letter of Credit is issued (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and the date that is five Business Days before the Stated Termination Date; provided that a Letter of Credit may have an expiry date later than that otherwise permitted by this clause (ii) so long as all LC Exposures with respect to such Letter of Credit are cash collateralized not later than the fifth Business Day prior to the Stated Termination Date in the manner specified in subsection (j).
(d)Participations. Effective upon the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable LC Issuing Bank or the Tranche A Lenders, such LC Issuing Bank grants to each Tranche A Lender, and each Tranche A Lender acquires from such LC Issuing Bank, a participation in such Letter of Credit equal to such Tranche A Lender’s Percentage of the aggregate amount available to be drawn thereunder. Pursuant to such participations, each Tranche A Lender agrees to pay to the Administrative Agent, for the account of the applicable LC Issuing Bank, such Tranche A Lender’s Percentage of each LC Disbursement made by such LC Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.16(e) and any reimbursement payment required to be refunded to the Borrower for any reason. Each Tranche A Lender’s obligation to acquire participations and make payments pursuant to this subsection is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Tranche A Commitments, and each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)Reimbursement. If the applicable LC Issuing Bank makes any LC Disbursement under a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying an amount equal to such LC Disbursement to the Administrative Agent not later than 2:00 P.M. (Prevailing Eastern Time) on the day that such LC Disbursement is made, if the Borrower receives notice of such LC Disbursement before 10:00 A.M., Prevailing Eastern Time, on such day, or, if such notice has not been received by the Borrower before such time on such day, then not later than Noon (Prevailing Eastern Time) on the Business Day that the Borrower receives such notice, if such notice is received before 10:00 A.M. (Prevailing Eastern Time) on the day of receipt, or the next Business Day, if such notice is not received before such time on the day of receipt; provided that, if such LC Disbursement is at least $500,000, the Borrower may, subject to the conditions to borrowing set forth herein, request that such payment be made with the proceeds of a Borrowing of Base Rate Tranche A Loans in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Borrowing of Base Rate Tranche A Loans. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Tranche A Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Tranche A Lender’s Percentage thereof. Promptly after it receives such notice, each Tranche A Lender shall pay to the Administrative Agent its Percentage of the payment then due from the Borrower, in the same manner as is provided in Section 2.04 with respect to Tranche A Loans made by such Tranche A Lender (and Section 2.04(d) shall apply, mutatis mutandis, to such payment obligations of the Tranche A Lenders), and the Administrative Agent shall promptly pay to the applicable LC Issuing Bank the amounts so received by it from the Tranche A Lenders. If a Tranche A Lender makes a payment pursuant to this subsection to reimburse the applicable LC Issuing Bank for any LC Disbursement (other than by funding Base Rate Tranche A Loans as heretofore contemplated), (i) such payment will not constitute a Tranche A Loan and will not relieve the Borrower of its obligation to reimburse such LC Disbursement and (ii) such Tranche A Lender will be subrogated to its pro rata share of the applicable LC Issuing Bank’s claim against the Borrower for such reimbursement. Promptly after the Administrative Agent receives any payment from the Borrower pursuant to this subsection, the Administrative Agent will distribute such payment to the applicable LC Issuing Bank or, if Tranche A Lenders have made payments pursuant to this subsection to reimburse such LC Issuing Bank, then to such Tranche A Lenders and such LC Issuing Bank as their interests may appear.
(f)Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.16(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, payment by any LC Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of set-off against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, the LC Issuing Banks and their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any LC Issuing Bank; provided that the foregoing shall not excuse any LC Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such LC Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. In the absence of gross negligence or willful misconduct on the part of any LC Issuing Bank (as finally determined by a court of competent jurisdiction), such LC Issuing Bank shall be deemed to have exercised care in each such determination. Without limiting the generality of the foregoing, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable

LC Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents do not strictly comply with the terms of such Letter of Credit.
(g)Disbursement Procedures. The applicable LC Issuing Bank shall, within the period stipulated by the terms and conditions of the applicable Letter of Credit, after its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. After such examination of documents, the applicable LC Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy or other electronic means, if arrangements for doing so have been approved by the applicable LC Issuing Bank) of such demand for payment and whether such LC Issuing Bank has made or will make an LC Disbursement pursuant thereto; provided that any failure to give or delay in giving such notice will not relieve the Borrower of its obligation to reimburse such LC Issuing Bank and the Tranche A Lenders with respect to any such LC Disbursement.
(h)Interim Interest. Unless the Borrower reimburses an LC Disbursement in full on the day it is made, the unpaid amount thereof shall bear interest, for each day from and including the day on which such LC Disbursement is made to but excluding the day on which the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Tranche A Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to Section 2.16(e), then such amount shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the applicable Base Rate for such day. Interest accrued pursuant to this subsection shall be for the account of the applicable LC Issuing Bank, except that a pro rata share of interest accrued on and after the day that any Tranche A Lender reimburses such LC Issuing Bank for a portion of such LC Disbursement pursuant to Section 2.16(e) shall be for the account of such Tranche A Lender.
(i)Replacement of an LC Issuing Bank. Any LC Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced LC Issuing Bank and the successor LC Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement. At the time any such replacement becomes effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced LC Issuing Bank pursuant to Section 2.08(b). On and after the effective date of any such replacement, (i) the successor LC Issuing Bank will have all the rights and obligations of the replaced LC Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “LC

Issuing Bank” will be deemed to refer to such successor or to any previous LC Issuing Bank, or to such successor and all previous LC Issuing Banks, as the context shall require. After an LC Issuing Bank is replaced, it will remain a party hereto and will continue to have all the rights and obligations of an LC Issuing Bank under this Agreement with respect to Letters of Credit issued by it before such replacement, but will not be required to issue additional Letters of Credit.
(j)Cash Collateralization. If an Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Tranche A Lenders with LC Exposures representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this subsection, the Borrower shall deposit in a Cash Collateral Account an amount in cash equal to 102% of the total LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral will become effective immediately, and such deposit will become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (i) or (j) of Article 7. Any amount so deposited (including any earnings thereon) will be withdrawn from the Borrower’s Cash Collateral Account by the Administrative Agent and applied to pay LC Reimbursement Obligations as they become due; provided that if at any time all Events of Default have been cured or waived, such amount, to the extent not theretofore so applied, will be returned to the Borrower upon its request.
Section 2.17.. Evidence of Debt.
(a)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time.
(b)The Administrative Agent shall maintain accounts in which it shall record the amount of each Loan made hereunder, the type thereof and each Interest Period (if any) applicable thereto, the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(c)The entries made in the accounts maintained pursuant to subsections (a) and (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that any failure by any Lender or the Administrative Agent to maintain such accounts or any error therein shall not affect the Borrower’s obligation to repay the Loans in accordance with the terms of this Agreement; provided, further, that if such accounts are inconsistent with the Register, the Register shall prevail (absent manifest error).
(d)Any Lender may request that Loans made by it be evidenced by one or more promissory notes. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note(s) payable to such Lender and its registered assigns and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note(s) and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to such payee and its registered assigns.
Section 2.18.. Change in Control.
(a)If a Change in Control of the Borrower shall occur, the Borrower will, within one Business Day after the occurrence thereof, give the Administrative Agent notice thereof, and the Administrative Agent shall promptly notify each Lender thereof. Such notice shall describe in reasonable detail the facts and circumstances giving rise thereto and the date of such Change in Control and each Lender may, by notice to the Borrower and the Administrative Agent (a “Termination Notice”) given not later than ten days after the date of such Change in Control, terminate its Commitment, which shall be terminated, and declare any Loans held by it (together with accrued interest thereon) and any other amounts payable hereunder for its account to be, and such Loans and such amounts shall become, due and payable, in each case on the day following delivery of such Termination Notice (or if such day is not a Business Day, the next succeeding Business Day), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
(b)If the Tranche A Commitment of any Tranche A Lender is terminated pursuant to this Section at a time when any Letter of Credit is outstanding, then such Tranche A Lender shall remain responsible to the applicable LC Issuing Bank with respect to such Letter of Credit to the same extent as if its Tranche A Commitment had not terminated and the Borrower shall pay to such Tranche A Lender an amount in immediately available funds (which funds shall be held as collateral pursuant to arrangements satisfactory to such Tranche A Lender) equal to such Tranche A Lender’s Percentage of the aggregate amount available for drawing under all Letters of Credit outstanding at such time.
Section 2.19.. Alternate Rate of Interest
~~(a) If before the beginning of any Interest Period for a Eurodollar Borrowing:~~

(a)Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.19:
(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the London Interbank Offered Rate (including, without limitation, because the LIBO Screen Rate is not available or published on a current basis), for such Interest Period; or
(ii)Lenders having 50% or more of the aggregate principal amount of the Loans to be included in such Borrowing advise the Administrative Agent that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans for such Interest Period;
then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders by telephone or telecopy (or by other electronic means, if arrangements for doing so have been approved by the Borrower and the applicable Lender) as promptly as practicable thereafter, whereupon until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (w) the obligations of the Lenders to make ~~Eurodollar~~Term Benchmark Loans, or to continue to convert outstanding Loans as or into ~~Eurodollar~~Term Benchmark Loans shall be suspended, (x) any Notice of Interest Rate Election that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a ~~Eurodollar~~Term Benchmark Borrowing shall be ineffective, (y) each outstanding ~~Eurodollar~~Term Benchmark Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto and (z) if any Notice of Borrowing requests a ~~Eurodollar~~Term Benchmark Borrowing and the Borrower does not notify the Administrative Agent at least two Business Days before the date of such Borrowing that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.
~~(b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the London Interbank Offered Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated~~

~~loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate); provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, written notice from the Required Lenders stating that the Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.19(b), only to the extent the LIBO Screen Rate for Dollars and such Interest Period is not available or published at such time on a current basis), (w) the obligations of the Lenders to make Eurodollar Loans, or to continue to convert outstanding Loans as or into Eurodollar Loans shall be suspended, (x) any Notice of Interest Rate Election that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, (y) each outstanding Eurodollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto and (z) if any Notice of Borrowing requests a Eurodollar Borrowing and the Borrower does not notify the Administrative Agent at least two Business Days before the date of such Borrowing that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.~~
(b)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(c)Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after the occurrence of a Term SOFR Transition Event and may do so in its sole discretion.
(d)In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(e)The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.19, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.19.

(f)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or the London Interbank Offered Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (C) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (D) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(g)Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.19, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, a Base Rate Loan on such day.
Section 2.20.. Increased Costs.
(a)If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any LC Issuing Bank;
(ii)impose on any Lender or any LC Issuing Bank or the London interbank market any other condition (other than Taxes) affecting this Agreement or ~~Eurodollar~~Term Benchmark Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes (which are addressed in Section 2.22), (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its Loans, loan principal, Letters of Credit, Commitments, or other obligations, or its deposits, reserves, other liabilities or capital or liquidity attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any ~~Eurodollar~~Term Benchmark Loan (or of maintaining its obligation to make ~~Eurodollar~~Term Benchmark Loans) or to increase the cost to such Lender or such LC Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce any amount received or receivable by such Lender or such LC Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower shall pay to such Lender or such LC Issuing Bank, as the case may be, such additional amount or amounts as will compensate it for such additional cost incurred or reduction suffered.
(b)If any Lender or any LC Issuing Bank determines that any Change in Law regarding capital requirements or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such LC Issuing Bank’s capital or on the capital of such Lender’s or such LC Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such LC Issuing Bank, to a level below that which such Lender or such LC Issuing Bank or such Lender’s or such LC Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such LC Issuing Bank’s policies and the policies of such Lender’s or such LC Issuing Bank’s holding company with respect to capital adequacy), then from time to time following receipt of the certificate referred to in subsection (c) of this Section, the Borrower shall pay to such Lender or such LC Issuing Bank, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered.

(c)A certificate of a Lender or an LC Issuing Bank setting forth the amount or amounts necessary to compensate it or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. Each such certificate shall contain a representation and warranty on the part of the Lender to the effect that such Lender has complied with its obligations pursuant to Section 2.24 hereof in an effort to eliminate or reduce such amount. The Borrower shall pay such Lender or such LC Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)Failure or delay by any Lender or any LC Issuing Bank to demand compensation pursuant to this Section will not constitute a waiver of its right to demand such compensation; provided that the Borrower will not be required to compensate a Lender or an LC Issuing Bank pursuant to this Section for any increased cost or reduction incurred more than 180 days before it notifies the Borrower of the Change in Law giving rise to such increased cost or reduction and of its intention to claim compensation therefor. However, if the Change in Law giving rise to such increased cost or reduction is retroactive, then the 180day period heretofore referred to will be extended to include the period of retroactive effect thereof.
Section 2.21.. Break Funding Payments. If (a) any principal of any ~~Eurodollar~~Term Benchmark Loan is repaid on a day other than the last day of an Interest Period applicable thereto (including as a result of an Event of Default or a Change in Control), (b) any ~~Eurodollar~~Term Benchmark Loan is converted on a day other than the last day of an Interest Period applicable thereto, (c) the Borrower fails to borrow, convert, continue or prepay any ~~Eurodollar~~Term Benchmark Loan on the date specified in any notice delivered pursuant hereto, or (d) any ~~Eurodollar~~Term Benchmark Loan is assigned on a day other than the last day of an Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.24, then the Borrower shall compensate each Lender for its loss, cost and expense attributable to such event. In the case of a ~~Eurodollar~~Term Benchmark Loan, such loss, cost and expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the end of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have begun on the date of such failure), over the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the beginning of such period, for dollar deposits of a comparable amount and period from other banks in the ~~Eurodollar~~London interbank market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
Section 2.22.. Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.22) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. For purposes of this Section 2.22, the term “applicable law” shall include, without limitation, FATCA.
(b)The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, Other Taxes.
(c)As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 2.22, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority, if it exists, evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)The Credit Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 9.04(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.22(f)(ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)Without limiting the generality of the foregoing,

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed originals of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the

Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or
(4)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section

1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Regardless of whether a Lender complied with Section 1471(b) or 1472(b) of the Code, if a Lender fails to submit the completed documentation identified in paragraphs B and C of this subsection (completion of which will be determined by the Borrower and the Administrative Agent) in a timely manner, 30% tax may be withheld from all payments due such Lender as required by Section 1471(a) of the Code. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of the Amendment, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loan as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.22 (including by the payment of additional amounts pursuant to this Section 2.22), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.22 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) if such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)Each party’s obligations under this Section 2.22 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 2.23.. Payments Generally; Pro Rata Treatment; Sharing of Set-Offs.
(a)The Borrower shall make each payment required to be made by it under the Loan Documents (whether of principal, interest or fees, or reimbursement of LC Disbursements, or amounts payable under Section 2.20, 2.21 or 2.22(c) or otherwise) before the time expressly required under the relevant Loan Document for such payment (or, if no such time is expressly required, before 2:00 P.M. (Prevailing Eastern Time)), on the date when due, in immediately available funds, without set-off or counterclaim. Any amount received after such time on any day may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 500 Stanton Christiana Road, Ops 2 Floor 3, Newark, Delaware 19713-2107, except payments to be made directly to any LC Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.20, 2.21, 2.22 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly after receipt thereof. Whenever any payment of principal of, or interest on, Base Rate Loans or of fees shall be due on a day that is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. Whenever any payment of principal of, or interest on, ~~Eurodollar~~Term Benchmark Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time. All payments under each Loan Document shall be made in dollars.
(b)If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and/or fees (as the case may be) then due hereunder, such funds shall be applied first, to pay interest and/or fees (as the case may be) then due hereunder to the Tranche A Lenders and LC Issuing Banks in accordance with the amounts of interest and fees then due to such Tranche A Lenders and LC Issuing Banks, (ii) second, to pay principal and/or unreimbursed LC Disbursements (as the case may be) then due hereunder to the Tranche A Lenders and LC Issuing Banks, ratably among the parties entitled thereto in accordance with the amounts of principal and/or unreimbursed LC Disbursements (as the case may be) then due to such parties, (iii) third, to pay interest and/or fees (as the case may be) then due hereunder to the Tranche B Lenders in accordance with the amounts of interest and fees then due to such Tranche B Lenders and (iv) fourth, to pay principal then due hereunder to the Tranche B Lenders, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(c)If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or any of its participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other applicable Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Tranche A Loans, the Tranche B Loans and/or participations in LC Disbursements (as applicable) of other applicable Lenders to the extent necessary so that the benefit of all such payments shall be shared by the applicable Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Tranche A Loans, the Tranche B Loans and/or participations in LC Disbursements; provided that if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and the provisions of this subsection shall not apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this subsection shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)Unless, before the date on which any payment is due to the Administrative Agent for the account of one or more Lender Parties hereunder, the Administrative Agent receives from the Borrower notice that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance on such assumption, distribute to each relevant Lender Party the amount due to it. In such event, if the Borrower has not in fact made such payment, each Lender Party severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender Party with interest thereon, for each day from and including the day such amount is distributed to it to but excluding the day it repays the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)If any Lender fails to make any payment required to be made by it to the Administrative Agent or any LC Issuing Bank pursuant to this Agreement, the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such obligations until all such unsatisfied obligations are fully paid.
Section 2.24.. Lender’s Obligation to Mitigate; Replacement of Lenders.
(a)If any Lender requests compensation under Section 2.20, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.22, then such Lender shall use all commercially reasonable efforts to mitigate or eliminate the amount of such compensation or additional amount, including by designating a different lending office for funding or booking its Loans hereunder or by assigning its rights and obligations hereunder to another of its offices, branches or affiliates; provided that no Lender shall be required to take any action pursuant to this Section 2.24(a) unless, in the judgment of such Lender, such designation or assignment or other action would eliminate or reduce amounts payable pursuant to Section 2.20 or 2.22, as the case may be, in the future, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)If any Lender requests compensation under Section 2.20, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.22, or if any Lender is a Specified Lender, or if any Lender does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby and that has been approved by the Required Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the LC Issuing Banks), which consents shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.20 or payments required to be made pursuant to Section 2.22, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment cease to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

Section 2.25.. Defaulting Lenders. If any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)fees shall cease to accrue on the unused portion of the Tranche A Commitment and/or Tranche B Commitment of such Defaulting Lender pursuant to Section 2.08(a);
(b)any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7 of any applicable Security Agreement or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the extent that such Defaulting Lender is a Tranche A Lender, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any LC Issuing Bank hereunder; third, to the extent that such Defaulting Lender is a Tranche A Lender, to cash collateralize the LC Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) to the extent that such Defaulting Lender is a Tranche A Lender, cash collateralize the LC Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders or (to the extent that such Defaulting Lender is a Tranche A Lender) the LC Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any LC Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(c)the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification permitted to be effected by the Required Lenders pursuant to Section 9.02);
(d)to the extent that such Lender is a Tranche A Lender, if any LC Exposure exists at the time such Lender becomes a Defaulting Lender then:
(i)so long as no Default or Event of Default shall have occurred and be continuing, LC Exposure of such Defaulting Lender shall be automatically reallocated among the Tranche A Lenders that are non-Defaulting Lenders in accordance with their respective Percentages but only to the extent the sum of all such non-Defaulting Lenders’ Credit Exposures plus such Defaulting Lender’s LC Exposure does not exceed the total of all non-Defaulting Lenders’ Tranche A Commitments;
(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within three Business Days following notice by the Administrative Agent either (x) procure the reduction or termination of the Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) or (y) cash collateralize for the ratable benefit of the LC Issuing Banks only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) for so long as such LC Exposure is outstanding;
(iii)if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.08(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)to the extent that the LC Exposure of the non-Defaulting Lenders are reallocated pursuant to clause (i) above, then the letter of credit fees payable to the Lenders pursuant to Section 2.08(b) shall to the same extent be adjusted in accordance with such non-Defaulting Lenders’ Percentages; and
(v)if all or any portion of such Defaulting Lender’s LC Exposure is not reallocated, reduced, terminated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any LC Issuing Bank or any other Tranche A Lender hereunder, all letter of credit fees payable under Section 2.08(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable LC Issuing Bank until and to the extent that such LC Exposure is reallocated, reduced, terminated and/or cash collateralized; and
(e)so long as such Lender is Tranche A Lender and a Defaulting Lender, no LC Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit, unless the Defaulting Lender’s then outstanding LC Exposure after giving effect thereto will be 100% covered by the Tranche A Commitments of the Tranche A Lenders that are non-Defaulting Lenders and/or prepaid, reduced, terminated and/or cash collateralized in accordance with Section 2.25(d), and participating interests in any newly issued or increased Letter of Credit shall be allocated among such non-Defaulting Lenders in a manner consistent with Section 2.25(d)(i) (and such Defaulting Lender shall not participate therein).
If any LC Issuing Bank has a good faith belief that any Tranche A Lender has defaulted in fulfilling its funding obligations under one or more other agreements in which such Tranche A Lender commits to extend credit, such LC Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit, unless such LC Issuing Bank shall have entered into arrangements with the Borrower or such Tranche A Lender, reasonably satisfactory to such LC Issuing Bank to defease any risk to such LC Issuing Bank in respect of such Lender hereunder relating to LC Exposure.
If the Administrative Agent, the Borrower and, in the case of a Defaulting Lender that is a Tranche A Lender, each LC Issuing Bank each agrees (such agreement not to be unreasonably withheld or delayed) that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then (i) in the case of a Defaulting Lender that is a Tranche A Lender, the

LC Exposure of the Tranche A Lenders shall be readjusted to reflect the inclusion of such Lender’s Tranche A Commitment and (ii) on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine is necessary in order for such Lender to hold such Loans in accordance with its Percentage; provided that there shall be no retroactive effect on fees reallocated pursuant to Section 2.25(d)(iv) and (d)(v).
Article 3.
Representations and Warranties
The Borrower represents and warrants to the Lender Parties that:
Section 3.01.. Organization; Powers. The Borrower and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted, except in the case of Subsidiaries to an extent that, in the aggregate, would not reasonably be expected to result in a Material Adverse Change.
Section 3.02.. Authorization; Enforceability. The Financing Transactions to be entered into by the Borrower are within its corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which the Borrower is to be a party, when executed and delivered by the Borrower, will constitute, a legal, valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 3.03.. Governmental Approvals; No Conflicts. The Financing Transactions (a) do not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its properties, or give rise to a right thereunder to require the Borrower to make any payment, and (d) will not result in the creation or imposition of any Lien on any property of the Borrower (other than Liens granted under the Loan Documents), except, in each case described in clauses (c) and (d), which would not reasonably be expected to result in a Material Adverse Change.
Section 3.04.. Financial Statements; No Material Adverse Change.
(a)The Borrower has heretofore furnished to the Lenders the Borrower’s Latest Form 10-K containing the audited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2018 and the related consolidated statements of income and cash flows for the Fiscal Year then ended, reported on by PricewaterhouseCoopers LLP, independent public accountants. Such financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as of such date and its consolidated results of operations and cash flows for such period in accordance with GAAP.
(b)Except as set forth in the Borrower’s Latest Form 10-K or the Borrower’s Latest Form 10-Q there has been no Material Adverse Change since December 31, 2018.
Section 3.05.. Litigation and Environmental Matters.
(a)Except as set forth in the Borrower’s Latest Form 10-K or the Borrower’s Latest Form 10-Q, as filed with the SEC pursuant to the Exchange Act, there is no action, suit, arbitration proceeding or other proceeding, inquiry or investigation, at law or in equity, before or by any arbitrator or Governmental Authority pending against the Borrower or any of its Subsidiaries or of which the Borrower has otherwise received official notice or which, to the knowledge of the Borrower, is threatened against the Borrower or any of its Subsidiaries as to which there is a reasonable possibility of an unfavorable decision, ruling or finding which would reasonably be expected to result in a Material Adverse Change or that involves any of the Loan Documents or the Financing Transactions.
(b)Except as set forth in the Borrower’s Latest Form 10-K or the Borrower’s Latest Form 10-Q, the Borrower does not presently anticipate that remediation costs and penalties associated with any Environmental Law, to the extent not previously provided for, will result in a Material Adverse Change.
Section 3.06.. Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all material tax returns that are required to be filed by it and has paid all taxes shown to be due and payable on said returns or on any material assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any Taxes (x) the amount or validity of which are being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower and its Subsidiaries or (y) the failure to pay which would not reasonably be expected to result in a Material Adverse Change).
Section 3.07.. Investment Company Status; Margin Regulations. The Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U) or extending credit for the purpose of purchasing or carrying margin stock.
Section 3.08.. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Change.
Section 3.09.. Disclosure.
(a)~~. Disclosure.~~ The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change. All of the reports, financial statements, certificates and other written information (other than projected financial information) that have been made available by or on behalf of the Borrower to the Arrangers, any Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder, are complete and correct in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time.
(b)As of the Effective Date, to the best knowledge of the Borrower, the information included in any Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.
Section 3.10.. Security Documents; Subsidiary Guarantees. The Security Documents create valid security interests in the Collateral purported to be covered thereby, which security interests are and will remain perfected security interests, prior to all other Liens, other than Liens permitted under Section 6.01. Each of the representations and warranties made by the Borrower or any Subsidiary Guarantor in the Security Documents and Subsidiary Guarantees to which it is a party is true and correct in all material respects.
Section 3.11.. Processing of Receivables. In the ordinary course of its business, each Credit Party processes its accounts receivable in a manner such that (i) each payment received by such Credit Party in respect of accounts receivables is allocated to a specifically identified invoice or invoices, which invoice or invoices corresponds to a particular account receivable owing to such Credit Party and (ii) if, at any time any accounts receivable to such Credit Party are included in a Permitted Supply Chain Financing, payments received in respect of those accounts receivable included in a Permitted Supply Chain Financing would be identifiable and separable from payments received in respect of accounts receivable not so included in a Permitted Supply Chain Financing.
Section 3.12.. Solvency. Immediately after the Financing Transactions to occur on the Effective Date are consummated and after giving effect to the application of the proceeds of each Loan made on the Effective Date and after giving effect to the application of the proceeds of each Loan made on any other date, (a) the fair value of the assets of the Borrower, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the Borrower will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (c) the Borrower will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and proposed to be conducted after the Effective Date.
Section 3.13.. Collateral and Guarantee Requirement. The Collateral and Guarantee Requirement shall have been satisfied as of the Effective Date.
Section 3.14.. Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to promote and achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. The Borrower, its Subsidiaries and their respective officers and, to the knowledge of the Borrower, its directors, employees and agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, (b) any of its Subsidiaries or (c) to the knowledge of the Borrower, any of their respective directors, officers, or employees, or (d) to the knowledge of the Borrower, any of their respective agents that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit,

use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or Sanctions applicable to the Borrower and its Subsidiaries.
Section 3.15.. Permitted Supply Chain Financings. Borrower has supplied to the Administrative Agent a complete list of all Permitted Supply Chain Financings in effect as of the Effective Date.
Section 3.16.. [Reserved].
Section 3.17.. ~~EEA~~Affected Financial Institutions. No Credit Party is an ~~EEA~~Affected Financial Institution.
Article 4.
Conditions
Section 4.01.. Effective Date. This Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)The Administrative Agent (or its counsel) shall have received counterparts hereof signed by the Borrower and each Lender (~~or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of confirmation from such party that it has executed a counterpart hereof). Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic (e.g., a “pdf” or “tif” file) means will be effective as delivery of a manually executed counterpart of this Agreement.~~which, subject to Section 9.07(b), may include any Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page).
(b)The Administrative Agent shall have received the favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Milbank LLP, counsel to the Credit Parties, which opinion is in form and substance reasonably satisfactory to the Administrative Agent. The Borrower requests such counsel to deliver such opinion.
(c)The Administrative Agent and the Collateral Agent shall have received such documents and certificates as the Agents or their counsel may reasonably request relating to the organization, existence and good standing of the Credit Parties, the authorization for and validity of the Financing Transactions and any other material legal matters relating to the Credit Parties, the Loan Documents or the Financing Transactions, all in form and substance satisfactory to the Agents and their counsel.
(d)The Administrative Agent and the Collateral Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in clauses (b), (c) and (d) of Section 4.02.
(e)The Borrower shall have paid (i) all principal, interest, fees and other amounts due and payable to the Departing Lenders (if any) and (ii) all accrued interest and fees under the Existing Credit Agreement to any lender party to the Existing Credit Agreement that is not a Departing Lender.
(f)The Borrower shall have paid all fees and other amounts due and payable to the Lender Parties on or before the Effective Date for which invoices have been presented to the Borrower at least three Business Days prior to the Effective Date, including, to the extent invoiced, all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower under the Loan Documents.
(g)(i) The Administrative Agent (on behalf of the Lenders) shall have received not later than three Business Days prior to the Effective Date (or such later date as shall be acceptable to it), all documentation and other information about the Credit Parties as had been reasonably requested at least 10 Business Days prior to the Effective Date by the Administrative Agent (on behalf of the Lenders) that it reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act~~.~~ and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).
(h)The Administrative Agent shall have received the results of a search of the UCC (or equivalent) filings made with respect to the Credit Parties and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.01 or have been released.

(i)The Administrative Agent and the Collateral Agent shall have received evidence reasonably satisfactory to them that all insurance required by Section 5.05 is in effect.
(j)The Borrower Security Agreement, each Subsidiary Guarantee Agreement and the Subsidiary Security Agreement shall have been executed and delivered by the parties thereto. The Lenders hereby instruct the Collateral Agent to execute the Borrower Security Agreement, each Subsidiary Guarantee Agreement and the Subsidiary Security Agreement on their behalf.
(k)The Administrative Agent and the Lenders shall have received at least three Business Days prior to the Effective Date a Borrowing Base Certificate that calculates the Aggregate Borrowing Base, the Tranche A Borrowing Base and the Tranche B Borrowing Base as of the last day of the month most recently ended prior to the date that is 30 days prior to the Effective Date.
(l)[Reserved].
(m)The Borrower shall have executed and delivered to the Collateral Agent a Perfection Certificate dated as of the Effective Date.
Promptly after the Effective Date occurs, the Administrative Agent shall notify the Borrower and the Lenders thereof, and such notice shall be conclusive and binding.
Section 4.02.. Conditions to Initial Utilization and Each Subsequent Utilization. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including, subject to Section 4.03, the initial Borrowing) and the obligation of any LC Issuing Bank to issue, amend, renew or extend any Letter of Credit (including any initial Letter of Credit), are each subject to receipt of the Borrower’s request therefor in accordance herewith and to the satisfaction of the following conditions:
(a)The Effective Date shall have occurred.
(b)Immediately before and after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.
(c)The representations and warranties of the Borrower set forth in the Loan Documents shall be true on and as of the date of such Borrowing or the date of issuance, amendment, renewal, or extension of such Letter of Credit, as applicable.

(d)Immediately after such Borrowing is made, or such Letter of Credit is issued, amended, renewed, or extended, as applicable, the Total Outstanding Amount will not exceed the Maximum Facility Availability.
    (e)    To the extent such Borrowing is a Tranche A Loan Borrowing (other than with respect to a Borrowing of Tranche A Loans pursuant to Section 2.16(e)), the Total Tranche B Outstanding Amount shall not be less than the Maximum Tranche B Availability immediately prior to such Borrowing.

Subject to Section 4.03, each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in clauses (b), (c), (d) and (e) of this Section.
Section 4.03..    Conditions to Utilization for Specified Acquisition. The obligation of each Lender to make a Loan on the Closing Date (as defined in the Big River Acquisition Agreement), are subject to the receipt of the Borrower’s request therefor in accordance herewith and to the satisfaction of the following conditions:
(a)The Effective Date shall have occurred.
(b)Immediately before and after giving effect to such Borrowing, no Default or Event of Default under clause (a), (b), (i), (j) or (k) of Article 7 hereof shall have occurred and be continuing.
(c)The representations and warranties of the Borrower set forth in Sections 3.01 (with respect to the Borrower only), 3.02, 3.03(b), 3.07, 3.10, 3.12 and 3.14 hereof be true on and as of the date of such Borrowing.
(d)Immediately after such Borrowing is made, the Total Outstanding Amount will not exceed the Maximum Facility Availability.
(e)To the extent such Borrowing is a Tranche A Loan Borrowing (other than with respect to a Borrowing of Tranche A Loans pursuant to Section 2.16(e)), the Total Tranche B Outstanding Amount shall not be less than the Maximum Tranche B Availability immediately prior to such Borrowing.
(f)Such Borrowing shall not exceed $725,000,000.
(g)The Proceeds of such Borrowing shall be applied solely to fund all or a portion of the consideration for the Specified Acquisition and pay certain costs and expenses related thereto.

(h)The Closing Date (as defined in the Big River Acquisition Agreement) occurs on or before the date that is five (5) Business Days after the Outside Date (as defined in the Big River Acquisition Agreement (as in effect on the date hereof).
The Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in clauses (b), (c), (d), (e) and (g) of this Section.
Article 5.
Affirmative Covenants
Until all the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or been cancelled and all LC Disbursements have been reimbursed, the Borrower covenants and agrees with the Lenders that:
Section 5.01.. Financial Statements and Other Information.
(a)The Borrower will furnish the following to the Administrative Agent (for delivery to each Lender):
(i)as soon as available and in any event within 90 days after the end of each Fiscal Year commencing with the Fiscal Year ending December 31, 2018, its audited consolidated balance sheet as of the end of such Fiscal Year and the related statements of income and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by PricewaterhouseCoopers LLC or another “registered public accounting firm” as defined in Section 2 of the Sarbanes-Oxley Act of 2002 (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit except as permitted by the Exchange Act and the regulations promulgated thereunder) as presenting fairly in all material respects the financial position, results of operations and cash flows of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP;
(ii)as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, its consolidated balance sheet as of the end of such Fiscal Quarter and the related statement of income for such Fiscal Quarter and statements of income and cash flows for the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by a Financial Officer as (x) reflecting all adjustments (which adjustments are normal and recurring unless otherwise disclosed) necessary for a fair presentation of the results for the period covered and (y) having been prepared in accordance with the applicable rules of the SEC;
(iii)as soon as available and in any event within 30 days after the end of each fiscal month (x) its shipment and average selling price data for such month and for the then elapsed portion of the Fiscal Year and (y) the additional monthly financial information described in (and substantially in the form of) Schedule 5.01, certified as to accuracy by a Financial Officer;
(iv)concurrently with each delivery of financial statements under clause (i) or (ii), a certificate of a Financial Officer (x) certifying as to whether a Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (y) setting forth reasonably detailed calculations demonstrating compliance with the applicable provisions of Section 6.03 and (z) identifying any change(s) in GAAP or in the application thereof that have become effective since the date of, and have had an effect on, the Borrower’s most recent audited financial statements referred to in Section 3.04 or delivered pursuant to this Section (and, if any such change has become effective, specifying the effect of such change on the financial statements accompanying such certificate);
(v)no later than 60 days after the beginning of each Fiscal Year commencing with the Fiscal Year ending December 31, 2018, a forecast of the following for each Fiscal Quarter of such Fiscal Year: estimates of operating income, depreciation, Consolidated EBITDA, Consolidated Interest Expense, Consolidated Cash Interest Expense, operating cash flow, Capital Expenditures and cash balances,  estimates of Eligible Receivables and  estimates of Eligible Inventory;
(vi)promptly after the same become publicly available, copies of all periodic and other material reports and proxy statements filed by the Borrower or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC;
(vii)promptly upon the effectiveness of any material amendment or modification of, or any waiver of the rights of the Borrower or any of its Subsidiaries under any document evidencing any Permitted Supply Chain Financing, written notice of such amendment, modification or waiver describing in reasonable detail the purpose and substance thereof;
(viii)written notice of any change in the Borrower’s Senior Debt Ratings by either Moody’s, Fitch or S&P; and
(ix)promptly following any request therefor~~,~~ such other information regarding the operations, business affairs and financial condition of the Borrower and its Subsidiaries, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request; including information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the US PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.
Information required to be delivered pursuant to this Section 5.01(a) shall be deemed to have been delivered on the date on which the Borrower provides notice to the Administrative Agent that such information has been posted on the Borrower’s website on the Internet at the website address listed on the signature pages hereof, at https://www.sec.gov/cgi-bin/browse-edgar?CIK=x&owner=exclude&action=getcompany&Find=Search or at another website identified in such notice and accessible by the Lenders without charge; provided that (i) such notice may be included in a certificate delivered pursuant to Section 5.01(a)(iv) and (ii) the Borrower shall deliver paper copies of the information referred to in Section 5.01(a)(i), Section 5.01(a)(ii) and Section 5.01(a)(vi) to the Administrative Agent for any Lender which requests such delivery.
(b)Borrowing Base Reports. The Borrower will furnish to the Administrative Agent and the Collateral Agent (and the Administrative Agent shall thereafter deliver to each Lender):
(i)as soon as available and in any event within 20 days (or if such 20th day is not a Business Day, the next succeeding Business Day) after the last day of each calendar month, a completed Borrowing Base Certificate (accompanied by supporting documentation and supplemental reporting) calculating and certifying the Aggregate Borrowing Base, the Tranche A Borrowing Base and the Tranche B Borrowing Base as of the end of such calendar month, signed on behalf of the Borrower by a Financial Officer and in form and substance satisfactory to the Collateral Agent; provided that such Borrowing Base Certificate (accompanied by supporting documentation and supplemental reporting) shall be furnished to the Administrative Agent and the Collateral Agent as soon as available and in any event within two Business Days after the end of each calendar week (each such weekly period deemed, for purposes hereof, to end on a Friday) during any period beginning on the date on which Average Facility Availability has been less than the greater of (x) 12.5% of the total aggregate Commitments and (y) $250,000,000 for the preceding five (5) consecutive days and ending on the date on which Average Facility Availability has been at least the greater of (x) 12.5% of the total aggregate Commitments and (y) $250,000,000 for the preceding thirty (30) consecutive days; provided that if the Borrower is unable through commercially reasonable efforts to provide the reporting required by the foregoing proviso at the frequency specified, other information and reporting mutually acceptable to the Borrower, the Administrative Agent and the Collateral Agent shall be substituted; and
(ii)within two Business Days of any request therefor, such other information in such detail concerning the amount, composition, and manner of calculation of the Aggregate Borrowing Base, the Tranche A Borrowing Base or the Tranche B Borrowing Base as any Lender may reasonably request.
(c)The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:
(i)the occurrence of any Default;
(ii)the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Subsidiary that, if adversely determined, would reasonably be expected to result in a Material Adverse Change;
(iii)the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Change; ~~and~~
(iv)any other development that results in, or would reasonably be expected to result in, a Material Adverse Change~~.~~; and
(v)any change in the information provided in the Beneficial Ownership Certification delivered to a Lender that would result in a change to the list of beneficial owners identified in such certification.
Each notice delivered under this subsection shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

(d)Within 10 business days after July 31 of each fiscal year (commencing with July 31, 2022), a Financial Officer of the Borrower shall deliver to the Administrative Agent a certificate attaching (a) a copy of the ESG KPI Annual Report for the most recently-ended fiscal year at such time and (b) a review report of the ESG KPI Requirements Assurance Provider confirming that the ESG KPI Requirements Assurance Provider is not aware of any modifications that should be made to such computations in order for them to be presented in all material respects in conformity with the applicable reporting criteria. The Borrower’s compliance with the ESG KPI Requirements shall be determined based on the findings of the ESG KPI Annual Report as confirmed by such review report.
Section 5.02.. Information Regarding Collateral.
(a)The Borrower will furnish or cause to be furnished to the Administrative Agent and the Collateral Agent prompt written notice of any change in (i) any Credit Party’s corporate name or any trade name used to identify such Credit Party in the conduct of its business or any Credit Party’s jurisdiction of organization, chief executive office, its principal place of business, or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (ii) any Credit Party’s identity or corporate or other organizational structure, (iii) any Credit Party’s State Organizational Identification Number (or Charter Number) and (iv) any Credit Party’s Federal Taxpayer Identification Number. The Borrower will not effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC and all other actions have been taken that are required so that such change will not at any time adversely affect the validity, perfection or priority of any Transaction Lien on any of the Collateral. The Borrower will also promptly notify the Administrative Agent and the Collateral Agent if any material portion of the Collateral is damaged or destroyed.
(b)Each year, at the time annual financial statements with respect to the preceding Fiscal Year are delivered pursuant to Section 5.01(a)(i), the Borrower will deliver to the Administrative Agent and the Collateral Agent a certificate of a Financial Officer and the chief legal officer (or other in-house counsel) of the Borrower (i) setting forth the information required pursuant to paragraphs 1 and 2 of the Perfection Certificate with respect to each Credit Party or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this subsection and (ii) certifying that all UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all re-filings, re-recordings and re-registrations, containing a description of the Collateral have been filed of record in each appropriate office in each jurisdiction identified pursuant to clause (i) to the extent necessary to protect and perfect the Transaction Liens for a period of at least 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).
(c)If any Credit Party proposes to enter into a Permitted Supply Chain Financing, the Borrower will provide the Administrative Agent and the Collateral Agent written notice of such proposed entry (a “Permitted Supply Chain Notice”) at least five Business Days prior to entering into such Permitted Supply Chain Financing. Each Permitted Supply Chain Notice will (i) identify the Account Debtor whose accounts payable are subject to such Permitted Supply Chain Financing (the “Applicable Account Debtor”), (ii) attach the purchase agreement or other documentation relating to such Permitted Supply Chain Financing and (iii) attach an updated Borrowing Base Certificate treating all Receivables of the Applicable Account Debtor as Ineligible Receivables hereunder, and, thereafter (until delivery of the next Borrowing Base Certificate pursuant to Section 5.01(b)), the Aggregate Borrowing Base, the Tranche A Borrowing Base and the Tranche B Borrowing Base shall each be determined based upon such updated Borrowing Base Certificate unless the Borrower notifies the Collateral Agent that the applicable Permitted Supply Chain Financing will not be consummated or that the applicable Permitted Supply Chain Financing has been terminated.
(d)If any Credit Party sells, transfers or otherwise disposes of any Collateral, (i) such Collateral shall thereafter be excluded from the Aggregate Borrowing Base, the Tranche A Borrowing Base and the Tranche B Borrowing Base and (ii) if the Collateral so sold, transferred or otherwise disposed of constitutes more than 10% of the Aggregate Borrowing Base at such time, the Borrower shall deliver to the Collateral Agent an updated Borrowing Base Certificate giving effect to such transaction.
(e)If any of the Senior Notes are outstanding after the date that is 45 days prior to the stated maturity date of such Senior Notes, the Borrower shall furnish to the Administrative Agent and the Collateral Agent (i) on a bi-weekly basis, reports in form and scope reasonably satisfactory to the Administrative Agent detailing the current Liquidity and (ii) on each Business Day, an email setting forth Liquidity as of such Business Day.
Section 5.03.. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit (i) any merger, consolidation, liquidation or dissolution involving the Borrower which is expressly permitted under Section 6.02 or (ii) any other transaction which would not reasonably be expected to result in a Material Adverse Change.
Section 5.04.. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.
Section 5.05.. Insurance.
(a)The Borrower will maintain, and will cause each of the Subsidiary Guarantors to maintain, on its own or through the Borrower, at its (or their) sole cost and expense, insurance coverage reasonably acceptable to the Administrative Agent and Collateral Agent (i) with such policy limits (including deductibles) reasonable and customary for similarly situated Persons engaged in similar businesses and operating in the same or similar locations as the Borrower and the Subsidiary Guarantors and (ii) with financially sound and reputable insurers (either with (A) a minimum A. M. Best rating of A-VII, provided, however, that if the insurance is provided by Borrower’s captive insurance company the minimum rating only applies to the reinsurers or (B) with such other insurers as shall be reasonably acceptable to the Administrative Agent and the Collateral Agent) with such policy limits (including deductibles) reasonable and customary for similarly situated Persons engaged in similar businesses and operating in the same or similar locations as the Borrower and the Subsidiary Guarantors. If at any time the Borrower becomes aware that conditions and circumstances may have a material adverse effect on its ability to maintain (or cause to be maintained) insurance coverage as described in the preceding sentence at favorable premiums, it shall immediately advise the Administrative Agent and the Collateral Agent in writing; provided that such notice must be given prior to the expiration of the relevant existing policy. Such notice shall include copies of any proposals from insurers regarding the insurance coverage in question as well as the Borrower’s recommendations with respect thereto. The Administrative Agent shall promptly advise the Borrower of the requirements of the Administrative Agent (which requirements shall be determined in good faith by mutual agreement among the Administrative Agent and the Collateral Agent) regarding such insurance coverage, and the Borrower shall undertake all reasonable efforts to adhere to such requirements. If the Borrower fails to obtain or maintain the insurance coverage required pursuant to this Section 5.05 or to pay all premiums relating thereto, the Collateral Agent may at any time or times thereafter obtain and maintain such required insurance coverage and pay such premiums and take such other actions with respect thereto that the Collateral Agent deem reasonably advisable. The Collateral Agent shall not have any obligation to obtain insurance for the Borrower or any of its Subsidiaries or to pay any premiums therefor. By doing so, the Collateral Agent shall not be deemed to have waived any Default arising from failure of the Borrower to maintain (or cause to be maintained) such insurance or to pay (or cause to be paid) any premiums therefor. All sums so disbursed, including reasonable attorneys’ fees, court costs and other charges related thereto, shall be payable on demand by the Borrower to the Administrative Agent and shall be additional obligations hereunder secured by the Collateral. The Collateral Agent reserves the right at any time upon any change in the Borrower’s risk profile to require additional insurance coverages and limits of insurance to, in such Agents’ reasonable opinion, adequately protect the interests of the Lender Parties in all or any portion of the Collateral.
(b)Property damage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a lenders’ loss payable clause, in each case in favor of the Collateral Agent and providing for losses thereunder to be payable to the Collateral Agent or its designee as loss payee and (ii) a provision to the effect that none of the Administrative Agent and the Collateral Agent nor any other Lender Party shall be a coinsurer. Commercial general liability policies shall be endorsed to name the Collateral Agent as an additional insured. Each such policy referred to in this subsection also shall provide that it shall not be canceled, modified or not renewed (x) by reason of nonpayment of premium except upon at least 10 days’ prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (y) for any other reason except upon at least 30 days’ prior written notice thereof by the insurer to the Collateral Agent. The Borrower shall deliver to the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent) together with evidence reasonably satisfactory to the Collateral Agent of payment of the premium therefor.
Section 5.06.. Casualty and Condemnation. The Borrower will furnish to the Administrative Agent, the Collateral Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.
Section 5.07.. Proper Records; Rights to Inspect and Appraise.

(a)The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which complete and correct entries are made of all transactions relating to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent, the Collateral Agent or any Lender, at reasonable times and upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. Any representatives of the Administrative Agent or any Lender shall comply with the Borrower’s rules regarding safety and security while visiting the Borrower’s facilities.
(b)[Reserved].
(c)The Borrower will, and will cause each of its Subsidiaries to, permit the Collateral Agent and any representatives designated by it (including any consultants, accountants, lawyers and appraisers retained by the Collateral Agent) to conduct field exams and evaluations and appraisals of the assets included in the Aggregate Borrowing Base, the Tranche A Borrowing Base or the Tranche B Borrowing Base and the Borrower’s computation of the Aggregate Borrowing Base, the Tranche A Borrowing Base or the Tranche B Borrowing Base, all at such reasonable times and as often as reasonably requested. The Borrower shall pay the reasonable and documented fees and expenses of employees of the Collateral Agent (including reasonable and customary internally allocated fees of such employees incurred in connection with periodic field exams, evaluations and internally allocated monitoring fees associated with the Collateral Agent’s “collateral agent services group” or similar body), and the documented fees and expenses of any representatives (including any inventory appraisal firm) retained by the Collateral Agent to conduct any such inventory evaluation or appraisal, in respect of (i) up to one such field exam performed by the Collateral Agent in any calendar year and up to one such inventory appraisal in any calendar year at any time when the Average Facility Availability is greater than or equal to the greater of (x) 15% of the total aggregate Commitments and (y) $300,000,000, provided that the Collateral Agent shall cause one inventory appraisal and field exam to be conducted every 12 months, except that so long as no Loans are outstanding and without limiting the following clauses (ii), (iii) and (iv), the Collateral Agent may in its Permitted Discretion elect to conduct less frequent inventory appraisals and/or field exams (but in no event less frequently than (A) once during the period commencing on the Effective Date and ending on December 31, 2020 and (B) once every 24 months thereafter) (however, if a Borrowing occurs when the most recent inventory appraisal and/or field exam was conducted more than 12 months prior to that Borrowing, the Collateral Agent shall within 60 days cause an inventory appraisal and/or field exam to be conducted as of the last day of the calendar month most recently ended prior to the date of such Borrowing), (ii) up to two such field exams performed by the Collateral Agent in any calendar year and up to two such inventory appraisals in any calendar year at any time beginning on the date on which Average Facility Availability has been less than the greater of (x) 15% of the total aggregate Commitments and (y) $300,000,000 for the preceding five (5) consecutive days and ending on the date on which Average Facility Availability has been at least the greater of (x) 15% of the total aggregate Commitments and (y) $300,000,000 for the preceding thirty (30) consecutive days, (iii) any number of such field exams performed by the Collateral Agent and any number of such inventory appraisals during the continuance of a Default or Event of Default, and (iv) any number of additional appraisals of the assets included in the Aggregate Borrowing Base, the Tranche A Borrowing Base or the Tranche B Borrowing Base, all at such times and as often as reasonably requested, if the Collateral Agent, in its good faith judgment, reasonably believes that any circumstance or event (including a decline in steel prices) has materially affected the value of the Aggregate Borrowing Base, the Tranche A Borrowing Base or the Tranche B Borrowing Base. The Collateral Agent and any representative designated by it to conduct such field exams, evaluations and appraisals shall, during any review, inspection or other activity performed at any of the Borrower’s or any other Credit Party’s plant sites, (I) be accompanied at all times by a plant safety representative (and the Borrower hereby agrees to cause such a plant safety representative to be available for such purpose at such reasonable hours as may be requested and upon reasonable prior notice) and (II) comply at all times with the Borrower’s or such other Credit Party’s rules regarding safety and security to the extent that the Collateral Agent or representative has been notified of such rules. In connection with any field exam or appraisal relating to the computation of the Aggregate Borrowing Base, the Tranche A Borrowing Base or the Tranche B Borrowing Base, the Borrower shall make adjustments to the Aggregate Borrowing Base, the Tranche A Borrowing Base or the Tranche B Borrowing Base (as applicable) (which may include maintaining additional reserves or modifying the eligibility criteria for components of the Tranche A Borrowing Base or the Tranche B Borrowing Base) to the extent required by the Collateral Agent or the Required Lenders as a result of any such field exam or appraisal. The Collateral Agent shall furnish to the Administrative Agent (for delivery to each Lender) a copy of the final written field exam or appraisal report prepared in connection with such field exam or appraisal.
Section 5.8.. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws and ERISA and the respective rules and regulations thereunder) applicable to it or its property, other than such laws, rules or regulations the validity or applicability of which the Borrower or any Subsidiary is contesting in good faith by appropriate proceedings or the failure to comply with which would not reasonably be expected to result in a Material Adverse Change. The Borrower will maintain in effect and enforce policies and procedures designed to promote and achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
Section 5.9.. Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used for the general corporate purposes (including working capital needs) of the Borrower. No part of the proceeds of any Loan will be used, directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations T, U, and X. Letters of Credit will be requested and used only to finance the general corporate purposes (including working capital needs) of the Borrower, and will not be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including regulations T, U and X. No part of the proceeds of any Loan will be used, directly or indirectly, by the Borrower (i) in violation of the U.S. Foreign Corrupt Practices Act or any other applicable Anti-Corruption Laws, (ii) for the purpose of funding or financing any activities or business of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent it would be permissible for a Lender to finance such activities or business , or (iii) in any manner that would result in the violation of any Sanctions by any party hereto.
Section 5.10.. Further Assurances.
(a)The Borrower will and will cause each other Credit Party to execute and deliver any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable law, or that the Administrative Agent, the Collateral Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the Borrower’s expense. The Borrower will provide to the Collateral Agent, from time to time upon request, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Transaction Liens created or intended to be created by the Security Documents.
(b)If, on the date when all of the Tranche A Commitments are terminated (whether pursuant to Section 2.10 or otherwise), any Letter of Credit remains outstanding, the Borrower shall deposit in the Cash Collateral Account on such date an amount in cash equal to 102% of the total LC Exposure as of such date plus any accrued and unpaid interest thereon. Any amount so deposited (including any earnings thereon) will be withdrawn from the Cash Collateral Account by the Administrative Agent and applied to pay LC Reimbursement Obligations as they become due; provided that at such time as all outstanding Letters of Credit have expired, and all LC Reimbursement Obligations (plus accrued and unpaid interest thereon) have been paid in full, such amount, to the extent not therefore applied, shall be returned to the Borrower.
Article 6.
Negative Covenants
Until all the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or been cancelled and all LC Disbursements have been reimbursed, the Borrower covenants and agrees with the Lenders that:
Section 6.01.. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create or permit to exist any Lien on any property now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except the following:
(a)Permitted Liens;
(b)any Lien on any property of the Borrower or any Subsidiary existing on the date hereof and (in the case of any such Lien that (x) secures Debt or (y) arises outside the ordinary course of business) listed in Schedule 6.01; provided that such Lien shall not apply to any other property of the Borrower or any Subsidiary and such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(c)any Lien existing on any property or asset before the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that first becomes a Subsidiary after the date hereof before the time such Person becomes a Subsidiary; provided that such Lien is not initially created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, such Lien will not apply to any other property or asset of the Borrower or any Subsidiary and such Lien will secure only those obligations which it secures on the date of such acquisition or the date such Person first becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding (or committed) principal amount thereof;

(d)Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such Liens and the Debt secured thereby are incurred before or within 180 days after such acquisition or the completion of such construction or improvement, (ii) the Debt secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iii) such Liens will not apply to any other property of the Borrower or any Subsidiary other than any additions and accessions thereto;
(e)Liens to secure a Debt owing to the Borrower or a Subsidiary;
(f)any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by a Lien permitted by any of clause (c), (d) or (e) of this Section; provided that such Debt is not increased (except by the amount of fees, expenses and premiums required to be paid in connection with such refinancing, extension, renewal or refunding) and is not secured by any additional assets;
(g)Liens securing Debt arising out of, and sales of accounts receivable as part of, a Permitted Supply Chain Financing;
(h)Liens securing Industrial Revenue Bond Obligations issued for the benefit of the Borrower;
(i)Liens on assets of Foreign Subsidiaries securing obligations of Foreign Subsidiaries;
(j)Liens not otherwise permitted by the foregoing clauses of this Section 6.01 on assets (other than assets that either (i) constitute Collateral or (ii) are of the type that would constitute Collateral if the owner of such assets were a Subsidiary Guarantor and had satisfied the Collateral and Guarantee Requirement); provided that (x) the aggregate principal amount of Debt and other obligations secured thereby shall not exceed 17.5% of Consolidated Net Tangible Assets (determined at the time of incurrence) and (y) the holders of any Debt secured thereby (or the representative thereof) shall have entered into a customary collateral cooperation agreement with the Collateral Agent, reasonably satisfactory to the Collateral Agent, providing for customary access rights in connection with an enforcement of the Liens on the Collateral granted pursuant to the Loan Documents; and
(k)Liens granted by the Borrower or any Subsidiary Guarantor pursuant to the Loan Documents.
Section 6.02.. Fundamental Changes. The Borrower will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person; provided that the Borrower may permit any corporation to be merged into the Borrower or may consolidate with or merge into or sell or otherwise (except by lease) dispose of its assets as an entirety or substantially as an entirety to any solvent corporation organized under the laws of the United States, any state thereof or the District of Columbia, which expressly assumes in writing reasonably satisfactory to the Administrative Agent the due and punctual payment of the principal of and interest on the Loans and the due and punctual performance of the obligations of the Borrower hereunder and under any promissory note delivered pursuant to Section 2.17(d) hereunder, if (x) after giving effect to such consolidation, merger or other disposition, no Default shall have occurred and be continuing and (y) any such disposition shall not release the corporation that originally executed this Agreement as the borrower from its liability as obligor hereunder or under any promissory note delivered pursuant to Section 2.17(d) hereunder.
Section 6.03.. Financial Covenant. The Borrower will not permit the Fixed Charge Coverage Ratio to be less than 1.00:1.00; provided that compliance with this Section 6.03 shall be required only at such times as Aggregate Facility Availability is less than the greater of (x) 10% of the total aggregate Commitments and (y) $~~200,000,000~~175,000,000.
Section 6.04.. Sale of Receivables. The Borrower will not, and will not permit any Credit Party to, sell, transfer, or otherwise dispose of any Receivables owned by the Borrower or any Credit Party in connection with any financing or factoring transaction other than (x) in connection with a Permitted Supply Chain Financing and (y) a sale of Ineligible Receivables in the ordinary course of business in connection with the collection thereof.
Section 6.05.. Specified Financings. The Borrower will not, and will not permit any Credit Party to, (a) permit any amount constituting proceeds of a collection on a Transferred Receivable (as defined in the Security Agreement) in respect of any Specified Financing to be deposited in any deposit account that constitutes a Collection Account (as defined in the Security Agreement), and allow such deposited amount to remain in such Collection Account for longer than ten (10) business days (or such greater period acceptable to the Collateral Agent in its reasonable discretion) from the date such amount was deposited in such Collection Account and (b) permit the aggregate amount of Receivables attributable to the Specified Replacement Account Debtor securing any Specified Financings that would otherwise constitute Tranche A Available Receivables or Tranche B Available Receivables to materially exceed, in the aggregate, the sum of the Tranche A Receivables and Tranche B Receivables of the Specified Financing Eligible Account Debtor set forth in clause (iii) of the definition thereof at the time such Specified Financing Eligible Account Debtor’s Receivables first secure any Specified Financing.
Article 7.
Events of Default
If any of the following events (“Events of Default”) shall occur:
(a)the Borrower shall fail to pay any principal of any Loan or any LC Reimbursement Obligation when the same shall become due, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)the Borrower shall fail to pay when due any interest on any Loan or any fee or other amount (except an amount referred to in clause (a)) payable under any Loan Document, and such failure shall continue unremedied for a period of five Business Days;
(c)any representation, warranty or certification made or deemed made by or on behalf of the Borrower in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect when made or deemed made and, if the circumstances giving rise to such false or misleading representation or warranty are susceptible to being cured in all material respects, such false or misleading representation or warranty shall not be cured in all material respects for five days after the earlier to occur of the date on which an officer of the Borrower shall obtain knowledge thereof or the date on which written notice thereof shall have been given to the Borrower by the Administrative Agent;
(d)the Borrower shall fail to observe or perform any covenant or agreement contained in Section 5.01(a)(i) or (ii), Section 5.01(c), Section 5.02(c), Sections 5.04 through 5.06, Section 5.09, Section 5.10 or in Article 6 (other than Section 6.05(a));
(e)the Borrower shall fail to observe or perform (i) any covenant or agreement contained in Section 5.01(b) or Section 5.02(d) and such failure shall continue for three days after the earlier of notice of such failure to the Borrower from the Administrative Agent or knowledge of such failure by an officer of the Borrower, (ii) any covenant or agreement contained in Section 5.01(a)(iii), Sections 5.01(a)(v) through 5.01(a)(viii), Section 5.02(a) or Section 5.02(b) and such failure shall continue for 10 days after the earlier of notice of such failure to the Borrower from the Administrative Agent or knowledge of such failure by an officer of the Borrower or (iii) any covenant or agreement contained in Section 6.05(a) and such failure shall continue for 5 business days;
(f)the Borrower shall fail to observe or perform any provision of any Loan Document (other than (i) those failures covered by clauses (a), (b), (d) and (e) of this Article 7 and (ii) any failure to observe or perform any provision of Section 5.01(d)) and such failure shall continue for 30 days after the earlier of notice of such failure to the Borrower from the Administrative Agent or knowledge of such failure by an officer of the Borrower;
(g)the Borrower or any of its Subsidiaries shall fail to make a payment or payments (whether of principal or interest and regardless of amount) in respect of any Material Debt when the same shall become due or within any applicable grace period;
(h)any event or condition occurs that results in acceleration of the maturity of any Material Debt or enables or permits the holder or holders of Material Debt or any trustee or agent on its or their behalf to cause any Material Debt to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, before its scheduled maturity but in the case of any event described in this clause (ii), only after the lapse of a cure period, equal to the greater of five Business Days or the cure period specified in the instrument governing such Material Debt;
(i)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking liquidation, reorganization or other relief in respect of the Borrower or any of its Significant Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Significant Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(j)the Borrower or any of its Significant Subsidiaries shall voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i), apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any the Borrower or any of its Significant Subsidiaries or for a

substantial part of its assets, file an answer admitting the material allegations of a petition filed against it in any such proceeding, make a general assignment for the benefit of creditors or take any action for the purpose of effecting any of the foregoing;
(k)the Borrower or any of its Significant Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(l)one or more judgments for the payment of money in an aggregate amount exceeding $100,000,000 shall be rendered against the Borrower or any of its Significant Subsidiaries and shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any asset of the Borrower or any of its Significant Subsidiaries to enforce any such judgment;
(m)an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Change;
(n)any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Credit Party not to be, a valid and perfected Lien on all or a substantial part of the Collateral, with the priority required by the applicable Security Document, except as a result of (i) a sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) a permitted release of the applicable Collateral in accordance with the terms of the Loan Documents; or
(o)any Subsidiary Guarantee of a Subsidiary Guarantor shall cease for any reason to be in full force and effect, unless such Subsidiary Guarantee is released pursuant to the release provisions contained therein;
then, and (I) in every such event (except an event with respect to the Borrower described in clause (i) or (j) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii)(A) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are waived by the Borrower and (B) apply all payments received on account of the Obligations, subject to Section 2.25, (x) first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent (including fees and disbursements and other charges of counsel to the Administrative Agent payable under Section 9.03) and (y) second, in accordance with Section 7 of each applicable Security Agreement; and (II) in the case of any event with respect to the Borrower described in clause (i) or (j) above, (i) the Commitments shall automatically terminate and (ii)(A) the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are waived by the Borrower and (B) all payments received on account of the Obligations shall, subject to Section 2.25, be applied by the Administrative Agent (x) first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent (including fees and disbursements and other charges of counsel to the Administrative Agent payable under Section 9.03) and (y) second, in accordance with Section 7 of each applicable Security Agreement. Additionally, and without limiting the generality of the foregoing, on each Business Day during a Sweep Period (as defined in the applicable Security Agreement), the Collateral Agent shall apply funds on deposit in the Cash Collateral Account in accordance with Section 5(d) of the applicable Security Agreement.
Notwithstanding anything to the contrary herein, it is understood and agreed that any failure to observe or perform any provision of Section 5.01(d) shall not constitute a Default or Event of Default hereunder and any such failure shall, to the extent applicable, only cause the applicable ESG KPI Pricing Adjustment or ESG KPI Commitment Fee Adjustment, as the case may be.
Article 8.
The Agents
Section 8.01.. Appointment and Authorization. Each Lender and LC Issuing Bank irrevocably appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Collateral Agent shall have the sole and exclusive authority to (a) act as collateral agent for the Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein, (b) manage, supervise or otherwise deal with Collateral and (c) take any enforcement action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, applicable law or otherwise. The Collateral Agent alone shall be authorized to determine whether any Receivables or Inventory constitute Eligible Receivables or Eligible Inventory, or whether to impose or release any Availability Reserve, which determinations and judgments, if exercised in good faith, shall exonerate the Collateral Agent from liability to any Lender, any LC Issuing Bank or other Person for any error in judgment.
Section 8.02.. Administrative Agent and Affiliates. JPMorgan Chase Bank, N.A. shall have the same rights and powers under this Agreement as any other Lender or LC Issuing Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent or the Collateral Agent, and JPMorgan Chase Bank, N.A. and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Administrative Agent or the Collateral Agent hereunder.
Section 8.03.. Action by Administrative Agent.
(a)The obligations of each Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, none of the Agents shall be required to take any action with respect to any Default, except as expressly provided in Article 7.
(b)The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the LC Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (any such chosen electronic transmission system, the “Approved Electronic Platform”).
(c)Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the LC Issuing Banks and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. Each of the Lenders, each of the LC Issuing Banks and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(d)THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY CO-DOCUMENTATION AGENT, ANY CO-SYNDICATION AGENT, ANY SUSTAINABILITY STRUCTURING AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY CREDIT PARTY, ANY LENDER, ANY LC ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY CREDIT PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM, EXCEPT FOR SUCH DAMAGES RESULTING FROM SUCH APPLICABLE PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED IN A FINAL JUDGMENT OF A COURT OF COMPETENT JURISDICTION.  IN NO EVENT SHALL THE APPLICABLE PARTIES HAVE ANY LIABILITY FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE).

(e)Each of the Lenders, each of the LC Issuing Banks and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(f)Each of the Lenders and each of the LC Issuing Banks agrees that notice to it specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communication to such Lender or LC Issuing Bank, as applicable, for purposes of the Loan Documents. Each Lender and each LC Issuing Bank agrees (i) to notify the

Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(g)Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any LC Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
Section 8.4.. Consultation with Experts. The Agents may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.
Section 8.5.. Liability of Agents. None of the Agents nor any of their respective affiliates nor any of their respective directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Lenders or such other number of Lenders as may be expressly required hereunder or (ii) in the absence of its own gross negligence or willful misconduct. None of the Agents nor any of their respective affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing or issuance of a Letter of Credit hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article 4, except receipt of items required to be delivered to an Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, any promissory note issued pursuant to Section 2.17(d) or any other instrument or writing furnished in connection herewith (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page). No Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a Lender wire, telex, facsimile, electronic transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.
Section 8.6.. Credit Decision. Each Lender and each LC Issuing Bank acknowledges that it has, independently and without reliance upon any Agent or any other Lender or LC Issuing Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and LC Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or LC Issuing Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.
Section 8.7.. Successor Administrative Agent. Any Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial Lender organized or licensed under the laws of the United States, any state thereof or the District of Columbia and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.
Section 8.8.. Agents’ Fees. The Borrower shall pay to each Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and such Agent.
Section 8.9.. Sub-Agents and Related Parties. Each Agent may perform any and all its duties and exercise its rights and powers by or through one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent hereunder.
Section 8.10.. Other Agents. Nothing in this Agreement shall impose any duty or liability whatsoever on any Agent (other than the Administrative Agent or the Collateral Agent) in its capacity as an Agent.
Section 8.11.. Collateral and Guarantee Matters. Each Secured Party irrevocably authorizes and instructs the Collateral Agent to do the following:

(a)release any Lien on any property granted to or held by Collateral Agent under any Loan Document (i) upon the satisfaction of the Release Conditions, (ii) that is sold or transferred or to be sold or transferred as part of or in connection with any sale, transfer or other disposition not prohibited by the Loan Documents to a Person that is not a Credit Party (including release of any Collateral subject to a Permitted Supply Chain Financing), (iii) that does not constitute (or ceases to constitute) Collateral, (iv) if the property subject to such Lien is owned by a Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from its guarantee otherwise in accordance with the Loan Documents, (v) otherwise in accordance with Section 12 of the Borrower Security Agreement (or the corresponding provision of any other Security Agreement) or (vi) if approved, authorized or ratified in writing by the percentage of Lenders required by Section 9.02; and
(b)release any Subsidiary Guarantor from its guarantee of the Secured Obligations (i) upon the consummation of any permitted transaction or series of related transactions if as a result thereof such Subsidiary Guarantor ceases to be a Subsidiary of the Borrower and/or (ii) upon the satisfaction of the Release Conditions.
Section 8.12.. Secured Parties. By accepting the benefits of the Security Document, each Secured Party, regardless of whether a signatory to this Agreement, shall be deemed to have agreed to the terms contained in this Article 8 and in Section 11 of the Borrower Security Agreement (and any corresponding provision in any other Security Agreement).
Section 8.13.. Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any Subsidiary, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any Subsidiary, that:
(i)none of the Administrative Agent, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),
(ii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),
(iii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations),
(iv)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Internal Revenue Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and
(v)no fee or other compensation is being paid directly to the Administrative Agent, any Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.
(c)The Administrative Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
Section 1.14..     Acknowledgements of Lenders and LC Issuing Banks.
(a)Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.14 shall be conclusive, absent manifest error.
(b)Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(c)The Borrower and each other Credit Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Credit Party.
(d)Each party’s obligations under this Section 8.14 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Secured Obligations under any Loan Document.
Section 8.15.     Sustainability Matters. Each party hereto hereby agrees that neither the Administrative Agent nor any Sustainability Structuring Agent shall have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any calculation by the Borrower of any ESG KPI Pricing Adjustment or any ESG KPI Commitment Fee Adjustment (or any of the data or computations that are part of or related to any such calculation) set forth in any certificate delivered pursuant to section 5.01(d) (and the Administrative Agent and each Sustainability Structuring Agent may rely conclusively on any such certificate, without further inquiry).
Article 9.
Miscellaneous
Section 9.01.. Notices.
(a)Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing (it being understood that any notices or communication required to be delivered by the Borrower “in writing” may be delivered by the succeeding means, including via electronic mail) and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or other electronic means, as follows:
(i)if to the Borrower, to it at 600 Grant Street, 61st Floor, Pittsburgh, Pennsylvania 15219, Attention of Treasurer and Chief Risk Officer (Facsimile No. (412) 433-1167), with a copy to the Borrower, to it at 600 Grant Street, Room 1874, Pittsburgh, Pennsylvania 15219, Attention of the Manager – Corporate Finance (Facsimile No.(412) 433-2222);
(ii)if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road, Ops 2 Floor 3, Newark, Delaware 19713-2107, attention of Mary Crews (Tel: (302) 634-5758; Email: mary.crews@jpmorgan.com); with a copy to (i) James Shender, 383 Madison Avenue, FL 24, New York, New York 10179 (Facsimile: (212) 270-5100; Email: james.m.shender@jpmorgan.com) and (ii) Justin Aramalla, 383 Madison Avenue, FL 24, New York, New York 10179 (Email: justin.aramalla@jpmorgan.com);
(iii)if to the Collateral Agent, to JPMorgan Chase & Co., CIB DMO WLO, Mail code NY1-C413, 4 CMC, Brooklyn, NY, 11245-0001, United States (Email: ib.collateral.services@jpmchase.com); with a copy to (i) James Shender, 383 Madison Avenue, FL 24, New York, New York 10179 (Facsimile: (212) 270-5100; Email: james.m.shender@jpmorgan.com) and (ii) Justin Aramalla, 383 Madison Avenue, FL 24, New York, New York 10179 (Email: justin.aramalla@jpmorgan.com); Borrowing Base Certificates shall also be sent, to (i) ib.cbc@jpmchase.com and (ii) brittany.s.stark@jpmorgan.com;
(iv)if to JPMorgan Chase Bank, N.A. as LC Issuing Bank, to it at JPMorgan Chase Bank, N.A., 10420 Highland Manor Dr. 4th Floor, Tampa, FL 33610, Attention: Standby LC Unit, (Facsimile: 856-294-5267; Email: gts.ib.standby@jpmchase.com); with a copy to JPMorgan Chase Bank, N.A., 500 Stanton Christiana Rd., NCC5 / 1st Floor, Newark, DE 19713, Attention: Loan & Agency Services Group;
(v)if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.
(b)The Administrative Agent, the Collateral Agent, or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it;

provided that approval of such procedures may be limited to particular notices or communications.
(c)Any party hereto may change its address, telecopy number or email address for notices and other communications hereunder by notice to the Administrative Agent and the Borrower. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement will be deemed to have been given on the date of receipt.
Section 9.02.. Waivers; Amendments.
(a)No failure or delay by any Lender Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender Parties under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by subsection (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, neither the making of a Loan nor the issuance, amendment, renewal or extension of a Letter of Credit shall be construed as a waiver of any Default, regardless of whether any Lender Party had notice or knowledge of such Default at the time.
(b)Except as otherwise provided in Section 2.15(e) or Section 2.19(b), no Loan Document or provision thereof may be waived, amended or modified except, in the case of this Agreement, by an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, by an agreement or agreements in writing entered into by the parties thereto with the consent of the Required Lenders; provided that no such agreement shall:
(i)increase the Commitment of any Lender without its written consent;
(ii)reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fee payable hereunder, without the written consent of each Lender Party affected thereby;

(iii)postpone the maturity of any Loan, or the required date of any mandatory payment of principal (including pursuant to Section 2.11(b)), or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fee payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender Party affected thereby;
(iv)change (x) the definition of “Percentage” or Section 2.23 hereof or (y) with respect to any Security Agreement, the definition of “Additional Secured Obligations”, “Secured Bi-Lateral Letter of Credit Obligations”, “Secured Cash Management Obligations”, “Secured Derivative Obligations” or “Secured Vendor Financing Obligations” (or any component definitions used in the foregoing) or Section 7(a) or 7(b) of such Security Agreement, in each case, without the written consent of each Lender adversely affected thereby;
(v)change any provision of this Section or the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to take any action thereunder, without the written consent of each Lender;
(vi)except as otherwise expressly permitted pursuant to the applicable Security Agreement, release all or substantially all of the Collateral from the Transaction Liens, without the written consent of each Lender;
(vii)(A) increase the advance rate percentages used in the definitions of “Tranche A Available Inventory”, “Tranche A Available Receivables”, “Tranche B Available Inventory” or “Tranche A Available Receivables” without the written consent of each Lender, or (B) change standards of eligibility from those specified herein in a manner that causes the Aggregate Borrowing Base, the Tranche A Borrowing Base or the Tranche B Borrowing Base to be increased without the written consent of Lenders having aggregate Credit Exposures representing at least 75% of the sum of all Credit Exposures of all Lenders at such time;
(viii)unless signed by a Designated Lender or its Designating Lender, subject such Designated Lender to any additional obligation or affect its rights hereunder (unless the rights of all the Lenders are similarly affected); or

(ix)except as otherwise expressly permitted pursuant to the terms of the Loan Documents, release any Subsidiary Guarantor, without the written consent of the Collateral Agent and the Required Lenders; and
provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent or any LC Issuing Bank without its prior written consent; and provided further that neither (x) a reduction or termination of Commitments pursuant to Section 2.09 or 2.18, nor (y) an increase in Commitments pursuant to Section 2.15, constitutes an amendment, waiver or modification for purposes of this Section 9.02.
(c)Notwithstanding the foregoing, if the Required Lenders enter into or consent to any waiver, amendment or modification pursuant to subsection (b) of this Section, no consent of any other Lender will be required if, when such waiver, amendment or modification becomes effective, the Commitment of each Lender not consenting thereto terminates and all amounts owing to it or accrued for its account hereunder are paid in full.
(d)Notwithstanding the foregoing, Subsidiary Guarantee Agreements shall be terminated and Collateral shall be released from the Transaction Liens from time to time as necessary to effect any sale of assets (including the sale of a Subsidiary Guarantor) permitted by the Loan Documents, and the Administrative Agent shall (at the Borrower’s expense) execute and deliver all release documents reasonably requested to evidence such release.
Section 9.03.. Expenses; Indemnity; Damage Waiver.
(a)The Borrower shall pay all reasonable and documented out-of-pocket expenses incurred by the Arrangers, the Administrative Agent and their respective Affiliates, including the reasonable fees, charges and disbursements of Davis Polk & Wardwell LLP, special counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), all reasonable and documented out-of-pocket expenses incurred by any LC Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and all out-of-pocket expenses incurred by any Lender Party, including the fees, charges and disbursements of any counsel for any Lender Party, in connection with the enforcement or protection of its rights in connection with the Loan Documents (including its rights under this Section), the Letters of Credit or the Loans, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Letters of Credit or the Loans.

(b)The Borrower shall indemnify each of the Lender Parties and their respective Related Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Financing Transactions or any other transactions contemplated hereby, any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an LC Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not comply with the terms of such Letter of Credit, as determined in accordance with Section 2.16(g)), any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any Subsidiary or any actual or prospective claim, litigation, investigation, arbitration or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless whether any Indemnitee is a party thereto; provided that (i) such indemnity shall not be available to any Indemnitee to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee (or of any of such Indemnitee’s Related Parties acting at the direction of such Indemnitee); (ii) such indemnity shall not be available to any Indemnitee for losses, claims, damages, liabilities or related expenses arising out of a proceeding in which such Indemnitee and the Borrower are adverse parties involving a material breach by an Indemnitee to the extent that the Borrower prevails on the merits, as determined by a court of competent jurisdiction in a final and non-appealable judgment (it being understood that nothing in this Agreement shall preclude a claim or suit by the Borrower against any Indemnitee for such Indemnitee’s failure to perform any of its obligations to the Borrower under the Loan Documents); (iii) the Borrower shall not, in connection with any such proceeding or related proceedings in the same jurisdiction and in the absence of conflicts of interest, be liable for the fees and expenses of more than one law firm at any one time for the Indemnitees (which law firm shall be selected (x) by mutual agreement of the Administrative Agent and the Borrower or (y) if no such agreement has been reached following the Administrative Agent’s good faith consultation with the Borrower with respect thereto, by the Administrative Agent in its sole discretion); (iv) each Indemnitee shall give the Borrower (x) prompt notice of any such action brought against such Indemnitee in connection with a claim for which it is entitled to indemnity under this Section and (y) an opportunity to consult from time to time with such Indemnitee regarding defensive measures and potential settlement; and (v) the Borrower shall not be obligated to pay the amount of any settlement entered into without its written consent (which consent shall not be unreasonably withheld or delayed). In the case of an investigation, litigation or proceeding to which the indemnity in this Section applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its equity holders or creditors or an Indemnitee, whether or not an Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereby are consummated. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent or any LC Issuing Bank under subsection (a) or (b) of this Section, each Lender severally agrees to pay to such Agent or such LC Issuing Bank, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent or such LC Issuing Bank in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based on its share of the sum of the total Credit Exposures.
(d)To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), except for such damages resulting from such Indemnitee’s gross negligence or willful misconduct as determined in a final judgment of a court of competent jurisdiction and (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Financing Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
(e)All amounts due under this Section shall be payable within five Business Days after written demand therefor.
Section 9.04.. Successors and Assigns.
(a)The provisions of this Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any LC Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (except the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any LC Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly provided herein, the Related Parties of the Lender Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Any Lender may assign to one or more assignees (other than (x) a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), (y) a Defaulting Lender, or (z) the Borrower or any of the Borrower’s Affiliates or Subsidiaries) all or a portion of its rights and obligations under this Agreement (including all or a portion of any Commitment it has at the time and any Loans at the time owing to it); provided that:
(i)except in the case of an assignment to a Lender or a Lender Affiliate, the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof;
(ii)the Administrative Agent must give its prior written consent (which consent shall not be unreasonably withheld or delayed);
(iii)with respect to Tranche A Commitments only, each LC Issuing Bank must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed);
(iv)each partial assignment of a Tranche A Commitment or Tranche B Commitment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations with respect to such Tranche A Commitment or Tranche B Commitment (as applicable) under this Agreement;
(v)unless each of the Borrower and the Administrative Agent otherwise consent, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date on which the relevant Assignment is delivered to the Administrative Agent) shall not be less than $2,500,000; provided that this clause (v) shall not apply to an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans;
(vi)the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment or (y) to the extent applicable, an agreement incorporating as Assignment by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment are participants, in each case together with a processing and recordation fee of $3,500; provided that no such recordation fee shall be payable upon an assignment pursuant to Section 2.24; and
(vii)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent a completed Administrative Questionnaire; and
provided further that any consent of the Borrower otherwise required under this subsection shall not be required if an Event of Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to subsection (d) of this Section, from and after the effective date specified in each Assignment, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment, be released from its obligations under this Agreement (and, in the case of an Assignment covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.20, 2.21, 2.22 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (e) of this Section.
(c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment delivered to it and a register for the recordation of the names and addresses of the Lenders, their respective Commitments and the principal amounts of the Loans and LC Disbursements owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the parties hereto shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any party hereto at any reasonable time and from time to time upon reasonable prior notice.
(d)Upon its receipt of (x) a duly completed Assignment executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating as Assignment by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), any processing and recordation fee referred to in, and payable pursuant to, subsection (b) of this Section and any written consent to such assignment required by subsection (b) of this Section, the Administrative Agent shall accept such Assignment and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this subsection.
(e)Any Lender may, without the consent of the Borrower or any other Lender Party, sell participations to one or more banks or other entities (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (“Participants”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that such Lender’s obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower and the other Lender Parties shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii) or (iii) of the first proviso to Section 9.02(b) that affects such Participant. Subject to subsection (f) of this Section, each Participant shall be entitled to the benefits of Sections 2.20, 2.21 and 2.22 (subject to the requirements and limitations therein, including the requirements under Section 2.22(f) (it being understood that the documentation required under Section 2.22(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided that such

Participant agrees to be subject to Section 2.23(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b)(1) of the proposed United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(f)A Participant shall not be entitled to receive any greater payment under Section 2.20 or 2.22 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.22 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.22(f) as though it were a Lender.
(g)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or a central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Section 9.05.. Designated Lenders.
(a)Subject to the provisions of this Section 9.05(a), any Lender may from time to time elect to designate an Eligible Designee to provide all or a portion of the Loans to be made by such Lender pursuant to this Agreement; provided that such designation shall not be effective unless the Borrower and the Administrative Agent consent thereto. When a Lender and its Eligible Designee shall have signed an agreement substantially in the form of Exhibit H hereto and the Borrower and the Administrative Agent shall have signed their respective consents thereto, such Eligible Designee shall become a Designated Lender for purposes of this Agreement. The Designating Lender shall thereafter have the right to permit such Designated Lender to provide all or a portion of the loans to be made by such Designating Lender pursuant to Section 2.01 and the making of such Loans or portions thereof shall satisfy the obligation of the Designating Lender to the same extent, and as if, such Loans or portion thereof were made by the Designating Lender. As to any Loans or portion thereof made by it, each Designated Lender shall have all the rights that a Lender making such Loans or portion thereof would have had under this Agreement and otherwise; provided that (x) its voting rights under this Agreement shall be exercised solely by its Designating Lender and (y) its Designating Lender shall remain solely responsible to the other parties hereto for the performance of its obligations under this Agreement, including its obligations in respect of the Loans or portion thereof made by it. No additional promissory note shall be required to evidence Loans or portions thereof made by a Designated Lender; and the Designating Lender shall be deemed to hold any promissory note issued pursuant to Section 2.17(d) as agent for its Designated Lender to the extent of the Loans or portion thereof funded by such Designated Lender. Each Designating Lender shall act as administrative agent for its Designated Lender and give and receive notices and other communications on its behalf. Any payments for the account of any Designated Lender shall be paid to its Designating Lender as administrative agent for such Designated Lender and neither the Borrower nor the Administrative Agent shall be responsible for any Designating Lender’s application of such payments. In addition, any Designated Lender may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent, assign all or portions of its interest in any Loans to its Designating Lender or to any financial institutions consented to by the Borrower and the Administrative Agent providing liquidity and/or credit facilities to or for the account of such Designated Lender to support the funding of Loans or portions thereof made by such Designated Lender and (ii) disclose on a confidential basis any non-public information relating to its Loans or portions thereof to any rating agency, commercial paper dealer or provider of any guarantee, surety, credit or liquidity enhancement to such Designated Lender.
(b)Each party to this Agreement agrees that it will not institute against, or join any other Person in instituting against, any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after all outstanding senior indebtedness of such Designated Lender is paid in full. The Designating Lender for each Designated Lender agrees to indemnify, save, and hold harmless each other party hereto for any loss, cost, damage, and expense arising out of its inability to institute any such proceeding against such Designated Lender. This Section 9.05(b) shall survive the termination of this Agreement.
Section 9.06.. Survival. All covenants, agreements, representations and warranties made by the Borrower in the Loan Documents and in certificates or other instruments delivered in connection with or pursuant to the Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Lender Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any principal of or accrued interest on any Loan or any fee or other amount payable hereunder is outstanding and unpaid or any Letter of Credit is outstanding or any Commitment has not expired or terminated. The provisions of Sections 2.20, 2.21, 2.22 and 9.03 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the Financing Transactions, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
Section 9.07.. Counterparts; Integration; Electronic Execution.
(a)~~. Counterparts; Integration.~~ This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to any Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
(b)Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf.

or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Credit Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Credit Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Credit Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Related Parties of the Administrative Agent or any Lender for any Liabilities

arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Credit Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
Section 9.8.. Severability. If any provision of any Loan Document is invalid, illegal or unenforceable in any jurisdiction then, to the fullest extent permitted by law, (i) such provision shall, as to such jurisdiction, be ineffective to the extent (but only to the extent) of such invalidity, illegality or unenforceability, (ii) the other provisions of the Loan Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Lender Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (iii) the invalidity, illegality or unenforceability of any such provision in any jurisdiction shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.
Section 9.9.. Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any obligations of the Borrower now or hereafter existing hereunder and held by such Lender, irrespective of whether or not such Lender shall have made any demand hereunder and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set-off) that such Lender may have.
Section 9.10.. Governing Law; Jurisdiction; Consent to Service of Process.
(a)This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)Each party to this Agreement irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any relevant appellate court, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each party hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to any Loan Document against another party or its properties in the courts of any jurisdiction with respect to enforcement of judgments or actions taken in respect of the Collateral.
(c)Each party irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in subsection (b) of this Section. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action, or proceeding in any such court.
(d)Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in any Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.
Section 9.11.. WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE CASE OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 9.12.. Headings. Article and Section headings and the Table of Contents herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 9.13.. Confidentiality. Each Lender Party agrees to maintain the confidentiality of the Information (hereinafter defined), except that Information may be disclosed ~~(a)~~ (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), ~~(b)~~ (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), ~~(c)~~ (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (after, to the extent feasible, giving the Borrower an opportunity to lawfully object to such production), ~~(d)~~ (d) to any other party to this Agreement, ~~(e)~~ (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to any Loan Document or the enforcement of any right thereunder, ~~(f)~~ (f) subject to an agreement containing provisions substantially the same as those of this Section, to ~~(i)~~ (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, ~~(ii)~~ (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (iii) any rating agency when required by it or (iv) the CUSIP Bureau or any similar organization, ~~(1)~~ (g) with the consent of the Borrower or ~~(2)~~ (h) to the extent such Information either ~~(3)~~ (i) becomes publicly available other than as a result of a breach of this Section or ~~(4)~~ (ii) becomes available to any Lender Party on a non-confidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to any Lender Party on a non-confidential basis prior to disclosure by the Borrower (it being understood, for the avoidance of doubt, that “Information” shall exclude any information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry); provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential.
Section 9.14.. USA PATRIOT Act Notice. Each Lender (whether a party hereto on the date hereof or hereafter) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of the Credit Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Credit Parties in accordance with the USA PATRIOT Act and to provide notice of these requirements, and this notice shall satisfy such notice requirements of the USA PATRIOT Act.

Section 9.15.. No Fiduciary Duty. The Borrower agrees that in connection with all aspects of the Loans and Letters of Credit contemplated by this Agreement and any communications in connection therewith, the Borrower and its Subsidiaries, on the one hand, and the Agents, the Lenders, the LC Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agents, the Lenders, the LC Issuing Banks or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Borrower acknowledges that the Agents, the Lenders, the LC Issuing Banks and their Affiliates may have economic interests that conflict with those of the Borrower and its Subsidiaries and Affiliates.
Section 9.16.. Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
        (a)    the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and
        (b)    the effects of any Bail-In Action on any such liability, including, if applicable:
        (i)    a reduction in full or in part or cancellation of any such liability;
        (ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
        (iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of ~~any EEA~~the applicable Resolution Authority.

Section 9.17.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal

Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

~~[Signature pages follow]~~

Exhibit B

Schedule 1.01(c)

ESG KPI Requirements

[Omitted.]